As filed with the Securities and Exchange Commission on July __, 2003
                                                        Commission File No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

          Delaware                         3841                          87-0459536
 (State of jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)    Classification Code Number)        Identification Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)

            Jeffrey F. Poore, President and Chief Executive Officer,
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                             Mackey Price & Thompson
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                    Approximate date of proposed sale to the
             public: As soon as practicable after this Registration
                          Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


            Title of each                                            Proposed        Proposed
               class of                             Amount           maximum          maximum         Amount of
           securities to be                          to be        offering price     aggregate       registration
              registered                          registered       per Share(1)     offering price      fee
-----------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share (2)        8,000,000          $.50            $4,000,000       $368.00

=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)   Reflects the maximum offering proposed hereunder.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                   SUBJECT TO COMPLETION DATED JULY ___, 2003


                        8,000,000 Shares of Common Stock


                        PARADIGM MEDICAL INDUSTRIES, INC.



         Under this prospectus, we may offer up to 8,000,000 shares of our common stock, par value $.001 per share, utilizing a self-underwritten, best efforts offering of our shares, through the efforts of officers and directors. This means we are offering our shares of common stock directly to qualified investors. In the event that we retain a broker-dealer to assist in the offer and sale of our shares, we will file a post-effective amendment to our registration statement. We will provide a prospectus supplement or amendment, if necessary, to add, update, or change the information contained in this prospectus.

         We are offering our shares in one or more transactions at an estimated offering price of $.50 per share. There is no minimum offering of shares that must be sold.

         Our common stock and Class A warrants trade on the OTC Bulletin Board under the symbols "PMED.OB" and "PMEDW.OB." On July 2, 2003, the last reported sale price of our common stock was $.245 per share and the last sale price of our Class A Warrants was $.10 per warrant.

         We have registered for secondary sales an aggregate of 12,250,167 shares of our common stock currently issued and outstanding through a registration statement the Securities and Exchange Commission declared effective on February 14, 2003.

         Investing in the common stock involves risks that are described in the "Risk Factors" section beginning on page 3 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is July ___, 2003.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         We market three cataract surgery systems with related accessories and disposable products. Our flagship cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. The Photon(TM) product is currently under review by the Food Drug and Administration ("FDA"). The Photon(TM) is available for sale in many markets outside of the United States. Both the Photon(TM) and the Precisionist ThirtyThousand (TM) are manufactured as an Ocular Surgery Workstation(TM). We plan to market the Ocular Surgery Workstation(TM) as a plug-in module for the Photon(TM) and other lasers for use in eye care and other medical specialties. We also offer the SIStem(TM), a mid-range priced ultrasonic phaco, and competes in the market segment that only desires an ultrasonic phaco.

         Our diagnostic products include a pachymeter, an A-Scan, an A/B Scan, an UBM biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer (TM). The diagnostic ultrasonic products, including the pachymeter, the A-Scan, the A/B Scan and the UBM biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss, Inc. in 1998. We developed and offered for sale in the fall of 2000 the P45 which combines the A/B scope and the UBM in one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We acquired Ocular Blood Flow, Ltd. in June of 2000, whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. We are currently developing additional applications for all of our diagnostic products.

         We rely upon several products for revenues. For the three months ended March 31, 2003, 36% of our revenues were derived from the Dicon (TM) diagnostic products sales (the perimeter and corneal topographer), 22% of revenues from Blood Flow Analyzer(TM) sales, 6% of revenues from UBM biomicroscope sales, 13% of revenues from Humphrey Systems diagnostic product sales (the pachymeter, the A-Scan and the A/B Scan), 4% of revenues from cataract removal surgery sales and disposables, and 19% of revenues from service and other sales. For the fiscal year ended December 31, 2002, 27% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 9% of revenues from Blood Flow Analyzer(TM) sales, 25% of revenues from UBM biomicroscope sales, 11% of revenues from Humphrey systems diagnostic products sales (the pachymeter, the A-Scan and the A/B Scan), 11% of revenues from cataract removal surgery sales, and 17% of revenues from services, disposables and other sales. For the fiscal year ended December 31, 2001, 26% of our revenues were derived from the Dicon(TM) diagnostic products sales (the perimeter and the corneal topographer), 25% of revenues from Blood Flow Analyzer(TM) sales, 22% of revenues from UBM biomicroscope sales, 8% of revenues from Humphrey Systems diagnostic products sales (the pachymeter, the A-Scan and the A/B Scan), 8% of revenues from cataract removal surgery sales and disposables, and 11% of revenues from service and other sales. Our principal executive offices are located at 2355 South 1070 West, Salt Lake city, Utah 84119 and our telephone number is (801) 977-8970.

         Unaudited revenues for the three months ended March 31, 2003, were $727,000 as compared to $1,537,000 for the comparable period for 2002, and audited revenues for the fiscal year ended December 31, 2002 were $5,368,000 as compared to $7,919,000 for the comparable period for fiscal 2001.

         On March 23, 2003, our board of directors appointed Dr. Jeffrey F. Poore as President and Chief Executive Officer of the company, replacing Thomas
F. Motter, who resigned as Chairman of the Board and Chief Executive Officer on August 30, 2002. On June 23, 2003, our board of directors appointed Gregory Hill as Vice President of Finance, Treasurer and Chief Financial Officer of the company, replacing Heber C. Maughan, who resigned as Vice President of Finance, Treasurer and Chief Financial Officer.

The Offering

Common stock offered ................  8,000,000 shares

Common stock outstanding prior
to the offering (1)..................  24,147,744 shares

Common stock outstanding after
the offering (1).....................  32,147,744 shares.

Use of proceeds......................  The net proceeds of the offering will be used for sales and marketing, research
                                       and development, acquisition of capital
                                       equipment, repayment of debt, and working capital.

Risk factors.........................  The offering involves a high degree of risk.

OTC Bulletin Board
         Common stock................  PMED.OB
         Class A warrants............  PMEDW.OB

---------------------------

(1) Does not include 6,753 shares of common stock issuable upon conversion of 5,627 shares of Series A preferred stock, 10,783 shares of common stock issuable upon conversion of 8,986 shares of Series B preferred stock, 8,750 shares of common stock issuable upon the conversion of 5,000 shares of Series D preferred stock, 80,000 shares of common stock issuable upon the conversion of 1,500 shares of Series E preferred stock, 298,867 shares of common stock issuable upon conversion of 5,
         603.75 shares of Series F preferred stock, options to purchase a total of 3,895,132 shares of common stock issuable upon the exercise of stock options at prices ranging from $.16 to $6.00 per share, and warrants to purchase 3,719,659 shares of common stock issuable upon the exercise of warrants at prices ranging from $.16 to $8.125 per share.

Summary Financial Information

                                                    For the year ended              For three months ended
                                                        December 31,                       March 31,
                                                    2001           2002             2002            2003
                                               -------------   --------------   -------------    --------------
Statement of Operations Data:                                                    (Unaudited)       (Unaudited)
-----------------------------
Net Sales.................................     $   7,919,000   $    5,368,000   $   1,537,000    $      727,000
Net cost of sales.........................         4,370,000        4,210,000         841,000           346,000
Operating expenses........................        12,834,000       12,277,000       2,763,000         1,080,000
Operating loss............................        (9,285,000)     (11,119,000)     (2,067,000)         (699,000)
Other income (expense)....................          (858,000)         (36,000)         (6,000)           (4,000)
Net loss .................................       (10,143,000)     (11,155,000)     (2,073,000)         (703,000)
Net loss per common share.................              (.98)            (.63)           (.13)             (.03)
Shares used in computing net loss per share       13,245,000       17,736,000      15,775,000        21,976,000


                                                           As of               As of           As adjusted(1) as
Balance Sheet Data:                                  December 31, 2002    March 31, 2003       of March 31, 2003
------------------                                   -----------------    --------------       -----------------
Current assets.....................................    $     3,868,000    $    3,444,000        $     6,998,000
Current liabilities................................          2,362,000         2,519,000              2,119,000
Working capital ...................................          1,506,000           925,000              4,879,000
Total assets.......................................          5,289,000         4,744,000              8,298,000
Accumulated deficit................................        (53,656,000)      (54,359,000)           (54,359,000)
Stockholder's equity ..............................          2,847,000         2,145,000              6,099,000

---------------------------

(1) The columns "As Adjusted" give effect to the net proceeds received from the sale of 8,000,000 shares of Common Stock offered hereby at an estimated offering price of $.50 per share and the application of the proceeds therefrom, as set forth in the Use of Proceeds, including repayment of $400,000 of debt.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute all material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

                Special Note Regarding Forward-Looking Statements

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

We have limited working capital, a limited operating history, have accumulated significant losses, and expect our losses to continue.

         As of December 31, 2002, we had limited working capital of $1,506,000. As of March 31, 2003, our working capital was $925,000. Our company and its predecessors have only been in operation since 1989. Our accumulated deficit was $42,501,000 as of December 31, 2001,$53,656,000 as of December 31, 2002, and
$54,359,000 as of March 31, 2003. Our net loss was $10,143,000 for the fiscal year ended December 31, 2001, $11,155,000 for the fiscal year ended December 31, 2002, and $703,000 for the three months ended March 31, 2003. Such losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. Medical products were not sold by us until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for our laser surgery products, including the Photon(TM) laser system, and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Our securities have been delisted from the Nasdaq SmallCap Market and currently trade on the OTC Bulletin Board

         As of June 26, 2003, our shares trade on the OTC Bulletin Board. As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained. On October 8, 2002, we received a notice from Nasdaq's Listing Qualifications staff that for the previous 30 consecutive trading days, the price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq under Marketplace Rule 4310(c)(4). The notice further provided that if at anytime before April 7, 2003, the bid price of our common stock closed at $1.00 or more for a minimum of 10 consecutive trading days, we would be notified by the staff that we comply with such rule.

         On April 15, 2003, we received notice of a determination by Nasdaq's Listing Qualifications staff that we failed to comply with the minimum bid price rules for continued listing set forth in Marketplace Rule 4310(c)(4) and do not meet the Rule 4310(c)(2)(A) inclusion requirements. Specifically, the notice stated that we have not regained compliance with the minimum $1.00 closing bid price per share requirement (noting that pursuant to the October 8, 2002, notice from the Nasdaq Listing Qualifications staff, we were provided 180 calendar days, or until April 7, 2003, to regain compliance with this requirement) and we do not qualify with the $5,000,000 shareholders equity, $50,000,000 market value of listed securities or $750,000 net income from continuing operations requirement for an additional 180 calendar day compliance period to comply with Marketplace Rule 4310(c)(4). The April 15, 2003, notice further stated that as of December 31, 2002, we reported stockholders' equity of $2,847,000 and net losses from continuing operations of approximately $11,155,000, and as of April 14, 2003, the market value of our listed securities was $4,208,108. Accordingly, our common stock would be delisted from the Nasdaq SmallCap Market at the opening of business on April 24,2003. Separately, Nasdaq informed us that listing fees of $22,500 and $18,000 under Rule 4310(c)(13) are owed to the Nasdaq SmallCap Market.

         We requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination. The request automatically stayed the delisting of our common stock. On April 23, 2003, we received formal notice from Nasdaq that a hearing to consider our appeal would be held on May 29, 2003. On May 29, 2003, Dr. Jeffrey F. Poore, our President and Chief Executive Officer; Randall A. Mackey, our Chairman of the Board; and Dr. David M. Silver, a director of the company, attended an oral hearing before a Nasdaq Listing Qualifications Panel in Washington, D.C. At the hearing Dr. Poore presented to the panel a definitive plan both for regaining compliance with the particular deficiencies cited in the April 15, 2003, letter from the Nasdaq Listing
Qualifications staff and sustaining long term compliance with the Nasdaq Marketplace Rules, including all applicable maintenance criteria. On June 24, 2003 we received notification from the Nasdaq Listing Qualifications Panel that we were to be delisted from the Nasdaq Stock Market effective June 26, 2003. Our securities trade on the OTC Bulletin Board effective June 26, 2003. Because our securities are delisted from the Nasdaq SmallCap Market and now trade on the OTC Bulletin Board, additional sales requirements on broker-dealers would adversely effect the ability of purchasers to sell our securities and the trading price of our securities could decline.

         Because our securities currently trade on the OTC Bulletin Board, they are subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell securities governed by Rule 15g-9 to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by Rule 15g-9, the broker-dealer must determine whether such persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, Rule 15g-9 may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Exchange Act require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

We are offering our shares on a best efforts basis and there is no guarantee that we will sell the maximum shares offered.

         No underwriter has been retained to purchase the shares offered in connection with this prospectus. There can be no assurance that all of the shares offered will be sold and that we will receive all of the estimated net proceeds generated from such a sale of all of the common stock. If all of the 8,000,000 shares offered are not sold, we may be unable to fund all of the intended uses for the net proceeds anticipated from this offering without obtaining funds from alternative sources. Alternative sources of funds may not be available to us at a reasonable cost.

If the litigants in the class action lawsuits succeed on any of their claims, it could adversely effect our financial condition and operations.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03CV00448TC. The complaint also indicates that it is a "Class Action Complaint for Violations of Federal
Securities Law and Plaintiffs Demand a Trial by Jury." We have been in the process of reviewing the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Corp. On June 2, 2003, a complaint was filed in the same United States District Court captioned Michael Monroe v. Paradigm Medical Industries, Inc., Thomas Motter and John Hemmer, Case No. 2:03 CV00513 PGC. It too indicates that it is a "class action complaint." It is similar in nature to the Meyer case and is also under review. We intend to vigorously defend and protect our interests in these cases. If the litigants in the class action lawsuits succeed on any of their claims, it could adversely affect our financial condition and operations.

If we are unable to obtain additional capital, we would be required to eliminate certain activities that would adversely effect our operations.

         We may require substantial funds for various purposes, including continuing research and development, expanding clinical trials, completing the FDA approval process for our products (including the Photon(TM) laser system), and manufacturing and marketing our existing products. We will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourself, which may materially adversely affect our continued operations.

The recent loss of members of senior management could adversely affect our operations.

         Our success largely depends on a number of key employees. The loss of one or more of these employees could have a material adverse effect on us, including the development and sale of eye surgery systems. On August 30, 2002, Thomas F. Motter resigned as our Chairman of the Board and Chief Executive Officer, and Mark R. Miehle was terminated as our President and Chief Operating Officer. On June 3, 2003, Heber C. Maughan resigned as our Vice President of Finance, Treasurer and Chief Financial Officer. The recent loss of these members of senior management could have a significant adverse effect on us and our operations and prospects. We had no key man insurance on either Mr. Motter, Mr. Miehle or Mr. Maughan.

Our research activities may not result in any commercially profitable products.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

We are uncertain of obtaining FDA approval for our Photon(TM) laser system.

         We are subject to substantial regulation by the FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior to selling our products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device which has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market our Blood Flow Analyzer(TM).

         In May 1995, we were granted an investigational device exemption for our Photon(TM) laser system allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market the system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system since in the United States most cataracts are removed before tissue hardens. We have completed the authorized clinical studies and, in October 2001, made a supplemental submission to the FDA regarding the 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2001 and submitted additional clinical information to the FDA on February 6, 2002.

         On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter and expect to make a submission to the FDA with the additional clinical information within the first quarter of 2004. We received an FDA warning letter in August 2000 concerning Phase I clinical trials, but believe all items in the warning letter have been satisfied and the clinical trials and their data are in good standing. We have also received FDA approval to manufacture and export the Photon(TM) laser system internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review. This process could take many years and require the expenditure of substantial resources.

Our executives lack operating experience.

         Our executives rely on their experience and skill from their professional occupations. None of our executives has direct experience in managing a company that utilizes research and product development activities and technology to such a high degree.

Our Photon(TM) laser system may not receive FDA approval.

         We are developing a laser cataract surgery system for inclusion in our Workstation(TM). Phase I clinical trials have concluded for FDA approval for the Photon(TM) laser system. During the clinical trials, we discovered that the Photon(TM) laser system may not effectively remove hard (dense or impacted) cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We believe the FDA will approve our 510(k) predicate device application for the Photon(TM) laser system since in the United States most cataracts are removed before tissue hardens. While we rely upon several products for revenues, we are dependent on FDA approval of our Photon(TM) laser system to generate future revenues. On October 2001, we made a supplemental submission to the FDA for the existing 510(k) application. We received a preliminary review from the FDA of our supplemental submission in December 2002 and submitted additional clinical information to the FDA on February 6, 2002. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter and expect to make a submission to the FDA with the additional clinical information within the first quarter of 2004. We received an FDA warning letter in August 2000 concerning Phase I clinical trials, but believe all items in the warning letter have been satisfied and the clinical trials and their data are in good standing.

Purchasers of our common shares could experience dilution from our tendering puts under a private equity line of credit agreement with Triton West.

         On June 30, 2000, we entered into a private equity line of credit agreement with Triton West Group, Inc., in which Triton agreed to provide an amount up to $20,000,000 to us in order to purchase put common shares pursuant to the terms and conditions of the agreement. Under the agreement, we may elect for a period of three years from the effective date of December 8, 2000 (the date on which the Securities and Exchange Commission declared effective a registration statement registering shares to be purchased by Triton on put transactions with us) to exercise our right to tender a put notice to Triton. The put notice requires Triton to purchase shares of our common stock at 88% of the market price on the trading day immediately following the valuation period, which is a period of five trading days beginning two days before the trading day on which the put notice is deemed to be delivered and two trading days after such date. Under certain conditions, the purchase price will be reduced to 85% of the market price of our common stock. The agreement provides certain restrictions on the tendering of puts. The maximum amount of each put (which may vary from $750,000 to $2,000,000) is to be determined according to a schedule based on the trading price of our common stock at the time and the average 30 day volume of such shares. There must be a minimum of 15 business days between puts. Moreover, a registration statement must be in effect registering the shares of common stock covered by the put. There may be significant dilution associated with tendering put notices under the agreement. There is currently no registration in effect registering any shares of common stock issuable pursuant to the tendering of a put notice to Triton.

Our products may become obsolete due to rapid technological change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Our Photon(TM) laser system could receive competition from other laser systems that are well financed with well recognized trade names.

         Our Photon(TM) laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttium-Lithium-Fluoride) or lasers of other wave lengths. Competition may also come from other medical devices and other surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Our new products may incur unexpected production problems, which would impact our sales and profits.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Mistakes may occur in the design and manufacture of our products, which could prevent or limit the sales of our products.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third-party suppliers.

No independent marketing studies have been made to confirm the commercial demand for the Photon(TM) laser system and the Blood Flow Analyzer(TM).

         We believe that there is substantial commercial demand for our Photon(TM) laser system and our Blood Flow Analyzer(TM) for the eyes at a profitable price. However, this belief is solely based on our management's experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

Our Photon(TM) laser system may not be accepted in the marketplace because it does not remove hard cataracts.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our Photon(TM) laser system may never gain market acceptance since the system does not effectively remove hard (dense or impacted) cataracts. Further, we may be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousand(TM) Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system. Vacuum surge is a phenomenon that occurs when the tip of the ultrasonic needle is obstructed by target tissue, allowing pressure to build up and, if the pressure is not released, a rush of fluid goes from the chamber of the eye into the needle to equalize the pressure. The result can be complications to the eye such as posterior capsule rupture, iris capture and chamber collapse. We believe this phenomenon affects all other ultrasonic cataract removal systems currently on the market.

Our pending patents may not be perfected and our present or future patents may infringe upon the patents of others, which could restrict or prevent the manufacture and sale of our products.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. Our laser probe is protected by a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. Patents have been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom, to the Dicon(TM) Topographer in the United States, and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourself against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Because patents only provide limited protection, others could produce and distribute products similar to the Photon(TM) laser system, the Mentor systems and the Blood Flow Analyzer(TM).

         We rely on the protections for our products that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the Blood Flow Analyzer(TM) for the eyes are reported by Occular Blood Flow, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and distributed, our profit
potential  would  be  seriously  limited,   which  would  seriously  impair  our
viability.

Some of our products may be denied reimbursement by third-party payors, such as government programs and private insurance plans.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Certain purchasers of our Blood Flow Analyzer,(TM), for example, have had difficulty in obtaining reimbursement from insurance carriers. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass- through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us.

Congress may introduce legislation that could result in price limits and utilization controls on our products.

         Members of Congress have introduced legislation to change aspects of the delivery and financing of health care services. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on our business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems which will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect legislation may have on the results of our operations.

Our Precisionist Thirty Thousand(TM) Workstation(TM) may experience circuiting problems or component failures which, if not corrected, could impact our sales.

         Our Precisionist Thirty Thousand(TM) Workstation(TM) is a new computer-based product that has been marketed since 1997. However, its current installment base is not large enough to be considered proven by day to day use in the marketplace. As is common with other new computer-based products, we have discovered certain circuitry problems and component failures with the first Workstation(TM) that we manufactured. We believe that we have corrected most if not all of these problems. However, there is no assurance that all of these problems have been detected or corrected. If customers were to experience significant problems with the Workstation(TM), if we could not fix or correct the problems, or if our customers were dissatisfied with the functionality or performance of the Workstation(TM), or product support provided by us, we would be materially adversely effected.

Because we have minimal direct sales experience, our sales program may be unsuccessful.

         We commenced a direct sales program in July 1993 with three sales representatives to market our products. In July 2000, four additional sales representative were hired. In August 2001, 15 additional sales representatives were hired, bringing the total number of sales representatives to 22. The number of sales representatives has been reduced to five as a result of our downsizing program and absence of the anticipated FDA approval of the Photon(TM) laser system. However, we have minimal direct sales experience and may need to recruit additional qualified personnel for this purpose. Our sales program may be unsuccessful or we may be unable to attract and retain qualified distributors on favorable terms.

Our product liability insurance could be inadequate to cover liabilities if we face significant product liability claims against us.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that we can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our future products sales in foreign countries could be adversely effected by a significant increase in value of the U.S. dollar against local currencies, and economic and political instability.

         We anticipate that a significant portion of our future product sales will be in foreign countries. Because we quote prices for our products and accept payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used.

The market price of our securities could fluctuate significantly.

         Our common stock and Class A warrants were delisted on The Nasdaq SmallCap Market effective June 26, 2003 and currently trade on the OTC Bulletin Board. Factors such as announcements by us of the regulatory status of products, quarterly variations in our financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

We may issue preferred shares with preferences in an equal or prior rank to existing preferred shares.

         Our certificate of incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to existing preferred stock. Those shares may be issued on such terms and for such consideration as the board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. As of June 30, 2003, the following preferred shares were issued and outstanding: 5,627 shares of Series A preferred stock convertible into 6,753 common shares; 8,986 shares of Series B preferred stock convertible into 10,783 common shares; no shares of Series C preferred stock; 5,000 shares of Series D preferred stock convertible into 8,750 common shares; 1,500 shares of Series E preferred stock convertible into 80,000 common shares; and 5,603.75 shares of Series F preferred stock convertible into 307,933 common shares.

We do not expect to pay any cash dividends in the foreseeable future.

         We issued a stock dividend on our Series A preferred stock and Series B preferred stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series F preferred stock are entitled to non-cumulative cash dividends paid out of surplus earnings.

We have sole discretion in allocating the proceeds from the offering.

         All of the net proceeds of the offering, if any, have been allocated to working capital (and not otherwise allocated for a specific purpose) and will be used for such purposes as management may determine in its sole discretion without the need for stockholder approval with respect to any such allocations.

We have indemnification agreements with certain officers and directors that may require us to indemnify them in a civil or criminal action.

         Our certificate of incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements with certain directors and officers. Each such indemnification agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The indemnification agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each indemnification agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the indemnification agreement and to recover the expenses of such a suit if he or she is successful.

Our Board of Directors has the right to issue additional shares of common stock and to create a new series of preferred stock which could dilute holders of common stock.

         Our board of directors has the inherent right under applicable Delaware law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Our board of directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of preferred shares in a series, to create a new series of preferred shares and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of common shares and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.


                                 USE OF PROCEEDS

         Our net proceeds from the sale of the 8,000,000 shares of common stock being offered hereby at an estimated offering price of $.50 per share are estimated to be $3,954,000, after deducting estimated offering expenses, which are estimated to be approximately $46,000. The net proceeds are intended to be used over the next 12 months as follows:

       Application of Proceeds                      Amount         Percentage
       -----------------------                      ------         ----------

Sales and Marketing(1)......................     $  500,000            12.6%
Research and Development(2).................        600,000            15.2
Acquisition of Capital Equipment(3).........         50,000             1.3
Repayment of Debt(4)........................        400,000            10.1
Working Capital(5)..........................      2,404,000            60.8
                                                 ----------           -----
     Total..................................     $3,954,000           100.0%
                                                                      =====
-------------------------------

(1) Represents funds required for the implementation of our direct sales force, attendance at trade shows and production and dissemination of promotional materials.

(2) A majority of these funds will be used for the enhancement and upgrading of our current products approved for sale. These funds will also pay expenses associated with conducting and evaluating the clinical trials and seeking government approvals for our products and developing new products and patents. Included in this estimate are costs associated with the development of the Photon(TM) laser system, including completion of the clinical trials.

(3) Represents funds required to expand in-house manufacturing capabilities to reduce product costs.

(4) These funds will be used to pay our obligations to suppliers and vendors as well as royalty obligations.

(5) Working capital will be available for use as a reserve for contingencies. In the event cash generated from operations is insufficient to fund corporate overhead, working capital may be used to cover such deficiency.

         The allocation of the net proceeds set forth above represents our estimates based upon our current operating plans and upon certain assumptions regarding the progress of the development of our products, technological advances and changing competitive conditions, and assumptions regarding industry and general economic conditions and other conditions. Future events, including problems, delays, expenses and complications frequently encountered by companies developing new products, as well as changes in competitive conditions and the success or lack thereof of our research and development or marketing efforts, may make it necessary or advisable for us to reallocate the net proceeds among the above users or use portions of the net proceeds for other purposes. Any reallocation of the net proceeds other than as provided above, will be at the discretion of our board of directors. We estimate that the net proceeds will be sufficient to fund our proposed business and operations for a period of 12 months from the closing of the offering. If our estimates prove incorrect, we will have to seek alternative sources of financing during such period, including debt and equity financing and the reduction of operating cost and projected growth plans. No assurance can be given that such financing could be obtained by us on favorable terms, if at all, and if we are unable to obtain needed financing, our business would be materially adversely affected. The timing and amount of expenditures of the net proceeds of this offering may vary depending upon the pace of our growth.

         Pending application, the net proceeds of the offering will be invested in short-term, high-grade interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts or short-term interest bearing obligations.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Dividends paid in cash pursuant to outstanding shares of our Series A, Series C, Series D, Series E and Series F preferred stock are only payable from our surplus earnings and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth our the capitalization (i) at March 31, 2003, and (ii) as adjusted to give effect to the sale of 8,000,000 shares of common stock offered hereby at a minimum price of $.50 per share and the initial application of the proceeds therefrom as set forth in the Use of Proceeds.


                                                                                               March 31, 2003
                                                                                       -------------------------------
                                                                                       Actual              As Adjusted(1)
                                                                                       ------              -----------

Long-term obligations(2).............................................           $      80,000                        -

Stockholders' Equity:

     Series A Preferred Stock, $.001 par value per share;
     500,000 shares authorized, 5,627 issued and outstanding.........                       -                        -

     Series B Preferred Stock, $.001 par value per share; 500,000
     shares authorized, 8,986 issued and outstanding.................                       -                        -

     Series C Preferred Stock, $.001 par value per share;
      30,000 shares authorized, 0 issued and outstanding.............                       -                        -

     Series D Preferred Stock, $.001 par value per share;
     1,140,000 shares authorized, 5,000 issued and outstanding.......                       -                        -

     Series E Preferred Stock, $.001 par value per share;
     50,000 shares authorized, 1,500 issued and outstanding..........                       -                        -

     Series F Preferred Stock, $.001 par value per share;
     50,000 shares authorized, 5,774 issued and outstanding..........                       -                        -

     Common Stock, $.001 par value per share; 40,000,000 shares authorized, 21,986,874 issued and outstanding (29,986,874
     issued and outstanding, as adjusted)............................                  22,000                   30,000

     Additional paid-in-capital, common stock........................              56,776,000               60,722,000

     Stock subscription receivable...................................                (294,000)                (294,000)

     Accumulated deficit.............................................             (54,359,000)             (54,359,000)

Total stockholders' equity ..........................................               2,145,000                6,099,000

Total Capitalization.................................................               2,225,000                6,099,000



(1) Adjusted to give effect to the net proceeds received from the sale of 8,000,000 shares of common stock offered hereby at a minimum price of $.50 per share and the application of proceeds therefrom as set forth in the Use of Proceeds.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. We have created six classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C preferred stock , Series D preferred stock, Series E preferred stock and Series F preferred stock.

         Our common stock and Class A warrants trade on the OTC Bulletin Board under the respective symbols of "PMED.OB" and "PMEDW.OB." Prior to July 22, 1996, there was no public market for the common stock. From July 22, 1996 to June 25, 2003, our common stock and Class A warrants were listed on the Nasdaq SmallCap Market. As of July 2, 2003, the closing sale prices of the common stock and Class A warrants were $.245 per share and $.10 per warrant, respectively. The following are the high and low sale prices for the common stock and Class A warrants by quarter as reported by Nasdaq since January 1, 2000.

                                              Common Stock      Class A Warrants
                                              Price Range         Price Range
       Period (Calendar Year)                High       Low     High        Low
                                             ----       ---     ----        ---

  2000
    First Quarter........................   14.50       6.88    6.50       2.63
    Second Quarter.......................   10.50       4.19    3.63       1.19
    Third Quarter........................    6.19       3.38    2.00        .50
    Fourth Quarter.......................    4.94       1.31    1.25        .50

  2001
    First Quarter........................    4.13       1.50    1.00        .19
    Second Quarter.......................    3.50       1.61     .74        .19
    Third Quarter........................    2.75       1.86     .45        .16
    Fourth Quarter.......................    3.08       1.94     .39        .17

  2002
    First Quarter........................    3.31       2.21     .38        .19
    Second Quarter.......................    1.91        .60     .32        .05
    Third Quarter........................    1.50        .16     .20        .08
    Fourth Quarter.......................     .30        .13     .10        .01

  2003
    First Quarter........................     .42        .14     .12        .01
    Second Quarter.......................     .74        .14     .44        .01


         Our Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series F preferred stock are not publicly traded. As of December 31, 2002, there were 717 record holders of common stock, six record holders of Series A preferred stock, four record holders of Series B preferred stock, no record holders of Series C preferred stock, one record holder of Series D preferred stock, 14 record holders of Series E preferred stock and 52 record holders of Series F preferred stock.

         We have never paid any cash dividends on our common stock and does not anticipate paying any cash dividends on our common stock in the foreseeable future. We must pay cash dividends to holders of our Series A preferred, Series B preferred, Series C preferred, Series D preferred stock, Series E preferred and Series F preferred stock before it can pay any cash dividend to holders of our common stock. Dividends paid in cash pursuant to outstanding shares of our Series A, Series B, Series C, Series D, Series E and Series F preferred stock are only payable from our surplus earnings, and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next.

         We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant. We issued 6,764 shares of our Series A preferred and 6,017 shares of our Series B preferred on January 8, 1996 as a stock dividend to Series A and Series B preferred shareholders of record as of December 31, 1994.

                             SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 and 2003. The selected financial data as of and for the years ended December 31, 2000 and 2001 are derived from our financial statements which have been audited by Tanner & Co. The selected financial data as of and for the three months ended March 31, 2002 and 2003 are derived from our unaudited quarterly financial statements. The following financial information should be read in conjunction with the Financial Statements, and related notes thereto, included at Exhibit "A" attached hereto.

                                                      For the year ended           For three months ended
                                                          December 31,                    March 31,
                                                    2001            2002            2002             2003
                                               -------------   --------------   -------------   -------------
Statement of Operations Data:                                                    (Unaudited)     (Unaudited)
-----------------------------
Net Sales.................................     $   7,919,000   $    5,368,000   $  1,537,000    $     727,000
Net cost of sales.........................         4,370,000        4,210,000        841,000          346,000
Operating expenses........................        12,834,000       12,277,000      2,763,000        1,080,000
Operating loss............................        (9,285,000)     (11,119,000)    (2,067,000)        (699,000)
Other income (expense)....................          (858,000)         (36,000)        (6,000)          (4,000)
Net loss .................................       (10,143,000)     (11,155,000)    (2,073,000)        (703,000)
Net loss per common share.................              (.98)            (.63)          (.13)            (.03)
Shares used in computing net loss per share       13,245,000       17,736,000     15,775,000       21,976,000

                                                          As of             As of
Balance Sheet Data:                                 December 31, 2002   March 31, 2003
------------------                                  -----------------   --------------
Current assets....................................     $   3,868,000    $    3,444,000
Current liabilities...............................         2,362,000         2,519,000
Working capital ..................................         1,506,000           925,000
Total assets......................................         5,289,000         4,744,000
Accumulated deficit...............................       (53,656,000)      (54,359,000)
Stockholder's equity .............................         2,847,000         2,145,000

-----------------------

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION

         This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements reflect our current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

General

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.

         Our ultrasound diagnostic products include a pachymeter, an A-Scan, an A/B Scan and a biomicroscope, the technology for which was acquired from Humphrey Systems in 1998. We introduced the P45 in the fall of 2000, which combines the A/B Scan, and the biomicroscope in one machine. In addition, we market our Blood Flow Analyzer(TM) acquired in the purchase of Ocular Blood Flow Ltd. in June 2000. Other diagnostic products are the Dicon(TM) Perimeter and the Dicon (TM) Corneal Topographer which were acquired in the acquisition of Vismed d/b/a Dicon in June 2000. We purchased the inventory, design and production rights of the SIStem(TM) from Mentor Corporation in October 1999 which was designed to perform minimally invasive cataract surgery. In November 1999, we entered into a Mutual Release and Settlement Agreement with the manufacturer of the Precisionist ThirtyThousand(TM) in which we purchased the raw material and finished goods inventory to bring the manufacturing of this product in-house. FDA approval for our Photon(TM) laser system for cataract removal is in process.

         Activities for the twelve months ended December 31, 2002 included sales of our products and related accessories and disposable products. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter. We cannot market or sell the Photon(TM) in the United States until FDA approval is granted. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing our aggressive campaign to educate the payers of Medicare claims throughout the country about the Blood Flow Analyzer(TM), its purposes and the significance of our performance in patient care in order to achieve reimbursements to the providers. These efforts should lead to a more positive effect on sales.

         In April 2002, We announced the closure of our San Diego facility in anticipation of the termination of the lease for that location. The operations were transferred to the Salt Lake City facility. We incurred a reduction of force of 28 San Diego personnel. The consolidation was intended to save costs and to eliminate duplicities in functions and facilities that occurred with the acquisition of Dicon. The cost of the consolidation was approximately $80,000.

         In January 2002, we purchased certain assets and lease obligations of Innovative Optics, Inc. ("Innovative Optics") by issuing an aggregate of 1,272,825 shares of our common stock (636,412 shares are held in escrow pending the result of a project to reduce the cost of the disposable razor blades utilized by the microkeratome, which was acquired in the transaction), warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 ("SFAS No. 141").

         We acquired from Innovative Optics, the raw materials, work in process and finished goods inventories. Additionally, it acquired the patents and trade name associated with the product, the furniture and equipment of Innovative Optics used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades. We subsequently issued 477,039 shares of common stock that were held in escrow at a value of $630,000, based in the market price of such shares on the date of issuance. This amount was charged to in-process research and development because the issuance of such shares related to the continuing research and development of the microkeratome blades. We were unsuccessful in reducing the costs of the blade production process and were unable to supply blades to the user base. We terminated our marketing and sales efforts for the microkeratome, but we continue to search for an alternative source of blades or a purchaser of the product line. Because we determined that we could not manufacture the blades to support our customer base at an economical cost, in accordance with SFAS No. 142, due to the lack of projected future cash flows, during 2002 we recorded an impairment expense of $2,082,000 for the remaining book value of property and equipment and intangible assets purchased from Innovative Optics. In addition, we recorded an inventory reserve for the remaining inventory purchased from Innovative Optics of approximately $160,000.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation ("IBS"), in which we acquired 2,663,254, or 19.9% of the outstanding shares of IBS and warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock the lending of 300,000 shares of our common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of our common stock to IBS and its counsel. The issuance of 736,945 shares were valued based on the market price of our common stock on the date of the transaction and resulted in an investment in IBS, when combined with a cash investment of $65,000 made in 2000, of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future. IBS is a privately held biotechnology based, cancer diagnostic and immunotherapy company with potential clinically effective products for the diagnosis, treatment and imaging of patients with major tumor types (e.g. colon, lung, cervix, pancreas and breast). IBS is located in Great Neck, New York. IBS does not produce significant revenues as its products have not received FDA approval. Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, we were unable to support the value of the investment by substantiated methods and determined that the likelihood of recovery of our investment was remote. Therefore, in accordance with generally accepted accounting principles, the investment of $879,000 was charged to impairment expense.

         The tragic events of September 11, 2001 combined with a recessionary trend in the economy have had a negative effect on our sales. International attendance at the largest trade show of the year in November 2001 was down markedly. The absence of these professionals eliminates many opportunities for us to demonstrate and sell our products to this sector. It is difficult to quantify how much an effect that these events have had on us, but we believe that we have suffered some negative impact due to September 11, 2001 and the downturn in the economy in general, which may continue for an indefinite period of time.

Results of Operations

Three Months Ended March 31, 2003, Compared to Three Months Ended March 31, 2002

         Net sales for the three months ended March 31, 2003 were $727,000 as compared to $1,537,000 for the same period of 2002 due principally to the decrease in sales of the Blood Flow Analyzer(TM) and the UBM biomicroscope. Sales of the Blood Flow Analyzer(TM) decreased by $107,000 to $163,000, or 22% of total revenues for the three months ended March 31, 2003, compared to $270,000, or 18% of total revenues for the same period in 2002. We believe that the decline in sales of the Blood Flow Analyzer(TM) is due to difficulties some users of the Blood Flow Analyzer(TM) have had in obtaining reimbursement from insurance carriers. Certain payers have elected not to reimburse the doctors per the common procedure terminology ("CPT") code assigned to us by the American Medical Association. We are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the providers. Sales of the ultrasonicbiomicroscope were $43,000 during the first quarter 2003, or 6% of total quarterly revenues, compared to $194,000, or 13% of total revenues for the same period last year. The decline in sales of the UBM biomicroscope was a result of our reduced sales and marketing force. Due to the limited number of sales and marketing personnel, we have recently been unable to continue the marketing efforts that have been sustained in the past. Sales from the other ultrasonic products were $94,000, or 13% of total revenues for the quarter ended March 31, 2003, compared to $200,000, or 13% of total quarterly revenues for the same period last year. Sales of the Dicon products, the perimeter and corneal topographer, were $258,000, or 36% of the total revenues for the current quarter, compared to $284,000, or 18% of the total revenues for the same quarter of 2002. Sales from the surgical line totaled $31,000, or 4% of total revenues for the three months ended March 31, 2003, compared to $75,000, or 5% of total revenues for the corresponding period of 2002.

         Gross profit for the three months ended March 31, 2003 was 52% of total revenues, and 45% of total revenues for the comparable period of 2002. Cost of goods sold for the three months ended March 31, 2003 and 2002, respectively, did not include significant write downs of inventory. The increase in gross margin percentage was mainly due to efficiencies gained through the reduction of employees.

         Marketing and selling expenses decreased by approximately $693,000 to $322,000, for the three months ended March 31, 2003, from $1,015,000 for the comparable period in 2002 due mainly to less personnel related expenses and travel reimbursements. We had fewer salespersons during the first quarter of 2003, compared to the number of sales persons employed during the first quarter of 2002. Payroll related expenses and travel reimbursements were $220,000 in 2003, compared to $592,000 for the same period in 2002. The first quarter of 2002 also included additional marketing and advertising expenses including tradeshow expenses of $327,000, compared to $12,000 for the three months ended March 31, 2003.

         General and administrative expenses decreased by $521,000 to $477,000 for the three months ended March 31, 2003, from $998,000 for the comparable period in 2002 due principally to the cost reductions implemented by us during 2002, which included the closure of our San Diego facility. For the period ending March 31, 2003, personnel costs decreased by $190,000, travel related costs decreased by $50,000 and consulting and legal costs decreased by $234,000.

         Research, development and service expenses were $281,000 for the three months ended March 31, 2003, compared to $750,000 recorded in the same period of 2002, a decrease of $469,000. Service department expenses decreased in the first quarter of 2003 from the same period of 2002 by $32,000 due principally to the reduction of personnel in this department. Production development and support expenses, which includes indirect manufacturing costs of purchasing, shipping and supervisory personnel, decreased by $354,000 in the first quarter of 2003, compared to the same period a year ago due mainly to decreased personnel resulting from the San Diego facility closure in 2002.

         Other expense decreased by $2,000 for the three months ended March 31, 2003 to $4,000, from $6,000 for the same period in 2002 as a result of a decrease in interest expense from capital leases.

Fiscal Year Ended December 31, 2002 Compared to Fiscal Year Ended December 31, 2001:

         Consolidated sales for the twelve months ended December 31, 2002 were $5,368,000 compared to $7,919,000 for the same period for 2001, approximately a 32% decrease due principally to a decline in sales of the Blood Flow Analyzer(TM). We have experienced a general decline in sales during 2002. The reduction of our domestic sales force, competition and the downturn in the economy are all factors contributing to the decline in sales. Additionally, certain payers have elected not to reimburse the doctors per the common procedure terminology ("CPT") code assigned to us by the American Medical Association, which has caused decreased sales of the Blood Flow Analyzer(TM) in 2002. The revenues generated from sales of the Blood Flow Analyzer(TM) were $459,000 and slightly less than $2,000,000, or 9% and 25% of total revenues for 2002 and 2001, respectively. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the providers. This effort should have a positive effect on sales.

         Sales of the Ultrasonic Biomicroscope were approximately $1,361,000 during 2002, or 25% of total annual revenues, compared to sales of $1,584,000, or 20% of total revenues for the same period of 2001. Revenues from the ultrasonic product line, not including the Ultrasonic Biomicroscope, totaled approximately $606,000 during 2002, or 11% of total annual revenues, compared to $646,000, or 8% of total revenues for the same period last year. We have seen a recent interest in certain of our ultrasound products and are endeavoring to take advantage of this interest to the best of our capabilities.

         Sales of the perimeter and corneal topographer decreased by $649,000, from $2,128,000 in 2001, or 27% of total revenues to $1,479,000, or 27% of total revenues. The perimeter and corneal topographer, both mature products, declined in sales in 2001 from those in 2000 by approximately 37%. One of the strategies of the Dicon/Paradigm merger in June of 2000 was to piggyback these products with the phaco surgical line to achieve penetration into the ophthalmic market, in addition to the optometric market, resulting in a growth in the sales of the Dicon products. This anticipated growth has not occurred and may continue to decrease in the future or remain at a lower level than originally expected.

         The phaco surgical line and related disposable products accounted for approximately $596,000, 11% of total revenues for the twelve months ended December 31, 2002 compared to $641,000, or 8% of total revenues for the same period in 2001. We concentrated much of our marketing focus on our diagnostic products (Blood Flow Analyzer(TM) and the Ultrasonic Biomicroscope Workstation or P45) during 2002 and 2001. We also continued aggressively in our efforts to obtain FDA approval for our Photon(TM) laser system. We sold one Photon(TM) laser system in 2002 and none in 2001. The Photon(TM) cannot be sold within the United States until FDA approval is received. International sales of the Photon(TM) have not occurred due in part to the lack of FDA approval. Although not required in the international market, we believe many potential customers rely on the FDA approval of products before purchasing.

         The gross profit on sales for the fiscal year 2002 was approximately 22 % compared to 45% for the same period in 2001. The profit margin decline can be attributed principally to an increase of $1,755,000 in the reserved for obsolete inventory. Due to the lack of significant sales volume of certain products, many inventory items were reduced in cost to reflect obsolescence, technological advances and product enhancements. Of this amount, approximately $160,000 related to inventory purchased from Innovative Optics in 2002, and the remainder was mainly related to the Mentor surgical line of products, namely the SIStem, Odyssey and the Surg-E- trol, which have not experienced significant sales in 2002 and 2001. In addition, we reduced sales prices during the year in an attempt to increase sales, which has reduced our margins. International sales contributed a greater portion in 2002, compared to 2001, which sales also produce lower gross margins.

         Marketing and selling expenses decreased $1,967,000, or 41%, to $2,795,000 for the twelve months ended December 31, 2002 from $4,762,000 for the comparable period in 2001. Our sales force decreased to five domestic sales people during 2002 resulting in a reduction of personnel and travel costs of $1,356,000 from the prior year. Marketing efforts were reduced, including the number of trade shows attended, which resulted in a cost reduction of $611,000 during the fiscal year ended December 31, 2002, compared to the same period in 2001.

         General and administrative expenses decreased by $1,423,000, or 28%, to $3,702,000 for the 2002 fiscal year from $5,125,000 for the comparable period in 2001, due principally to the cost reduction program implemented during 2002. During the twelve months ended December 31, 2002 compared to the same period in 2001, payroll related costs decreased by $197,000, travel related costs declined $139,000 and outside consulting costs decreased lower by $932,000. General operating costs were reduced by $169,000 due principally to the closure of the San Diego facility.

         Research, development and service expenses (which includes production and manufacturing support and the service department expenses) decreased by $128,000, or 4%, to $2,819,000 for the twelve months ended December 31, 2002 from $2,947,000 for the same period in 2001. The cost reduction program and the closure of the San Diego office resulted in lower payroll related expenses of $927,000 in 2002 compared to the same period last year. Pursuant to the asset purchase agreement with Innovative Optics, Inc., we issued 477,000 shares of common stock, which was valued at $630,000 based upon the current market value of the stock at the time of issue. This amount was recorded as in-process research and development costs related to the blade cost reduction project. No such expense was recorded in 2001. Consulting fees related to software development and enhancements increased by $71,000 during 2002 compared to the year ended December 31, 2001.

         We recognized impairment expenses of $2,961,000 during the year ended December 31, 2002 principally due to the requirements of SFAS No. 142, which requires impairment of intangible assets if the valuation cannot support the asset value recorded. We acquired the assets of Innovative Optics, Inc. in January 2002. The principal product was a microkeratome with the corresponding disposable blades. This acquisition resulted in goodwill of $1,949,000. We were unsuccessful in producing the blades for the user base at a cost that was economically feasible. The original process proved unworkable and unprofitable. We decided not to continue supporting the product, thus creating an event that resulted in impairing the intangible asset as recorded at the time of purchase of $2,082,000. In addition, we impaired the fixed assets acquired from Innovative Optics, Inc. in the amount of $30,000.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation ("IBS"), in which we acquired 2,663,254, or 19.9% of the outstanding shares of IBS and warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of our common stock to IBS and its counsel. The issuance of 736,945 shares were valued based on the market price of our common stock on the date of the transaction and resulted in an investment in IBS, when combined with a cash investment of $65,000 made in 2000, of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future. IBS is a privately held biotechnology based, cancer diagnostic and immunotherapy company with potential clinically effective products for the diagnosis, treatment and imaging of patients with major tumor types (e.g. colon, lung, cervix, pancreas and breast). IBS is located in Great Neck, New York. IBS does not produce significant revenues as its products have not received FDA approval. Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, we were unable to support the value of the investment by substantiated methods and determined that the likelihood of recovery of its investment was remote. Therefore, in accordance with generally accepted accounting principles the investment of $879,000 was charged to impairment expense

         Net interest expense was $36,000 during 2002 compared to net interest income of $7,000 for the twelve months ended December 31, 2001 due to interest expense incurred from capital leases for the purchase of certain fixed assets and due to smaller amounts of cash on deposit during 2002. Other expense included a charge to expense in 2001of $812,000 representing the value of the 350,000 shares of common stock issued to Mentor Corporation in settlement of a legal action brought against us during 2001.

         We incurred a net loss of $11,155,000, or ($.63) per share based upon 17,736,0000 weighted average shares outstanding for the year ended December 31, 2002. This compares to a net loss applicable to common shareholders of $13,044,000, or ($.98) per share, based on 13,245,000 weighted average shares outstanding for the year ended December 31, 2001. For the year ended December 31, 2001, the net loss attributable to common shareholders included a reduction of $2,901,000 in connection with two private placements offered by us in 2001 ($2,587,000 was attributable to the beneficial conversion feature included in the Series E and Series F Preferred Stock offerings and $314,000 represented the computed value of the warrants associated with the Series E Preferred Stock offering). No such calculation was included in the net loss for the fiscal year 2002. The net loss for 2002 included $2,961,000 of impairment expense due principally to the write down of intangible assets in excess of current valuation.

Fiscal Year Ended December 31, 2001 Compared to Fiscal Year Ended December 31, 2000:

         Consolidated sales for the twelve months ended December 31, 2001 were $7,919,000 compared to $7,989,000 for the same period for 2000, approximately a 1% decrease. We restructured our outside sales force during 2001 to provide nationwide coverage. This resulted in a slowdown of sales activity due to the time it took to hire and train the new personnel. We believe that sales activity was hampered for about a ninety day period. We also launched in earnest the sales of the Blood Flow Analyzer(TM) during the second quarter of 2001 after receiving authorization to use a CPT code which provides for a reimbursement to doctors. We believe that the investment in time, training and resources in developing the sales force will provide positive results in the future despite a loss of sales activity in 2001.

         Sales of the Blood Flow Analyzer(TM) was the single largest contributor to total 2001 revenues generating slightly less than $2,000,000 (25%) of revenues. Sales in 2000 were not significant as the major marketing efforts did not take place until 2001. Sales of the P45 ultrasonic Biomicroscope workstation accounted for approximately 9% of total 2001 revenues, or $686,000, compared to approximately a 3% contribution to total 2000 revenues, or $219,000. We introduced the P45 in the fall of 2000 resulting in a full year's of selling activity during 2001 as compared to a few months during 2000. The remainder of the ultrasonic product line (UBM, A-Scan, A/B scan and Pachymeter) contributed $1,543,000 in revenues in 2001 (19%) compared to $2,027,000 in 2000 (25%).

         Sales of the perimeter and corneal topographer decreased by $1,283,000, from $3,411,000 in 2000 (43%) to $2,128,000 (27%). The perimeter and corneal topographer, both mature products, declined in sales in 2000 from those in 1999 by approximately 20%. One of the strategies of the Dicon/Paradigm merger in June of 2000 was to piggyback these products with the phaco surgical line to achieve penetration into the ophthalmic market, in addition to the optometric market, resulting in a growth in the sales of the Dicon products. This anticipated growth has not occurred and may continue to decrease in the future or remain at a lower level than originally expected.

         The phaco surgical line and related disposable products accounted for approximately $641,000 (8%) of total revenues for the twelve months ended December 31, 2001 compared to $1,144,000 (14%) in revenues for the same period in 2000. We concentrated much of our marketing focus on our diagnostic products (Blood Flow Analyzer(TM) and the Ultrasonic Biomicroscope Workstation or P45) during 2001. We also continued aggressively in our efforts to obtain FDA approval for its Photon(TM) laser system. We did not recognize any sales of its Photon(TM) laser system in 2001. The Photon(TM) cannot be sold within the United States until FDA approval is received. International sales of the Photon(TM) did not occur due in part to the lack of FDA approval. Although not required in the international market, we believe many potential customers rely on the FDA approval of products before purchasing.

         The gross profit on sales for the fiscal year 2001 was approximately 38% compared to 17% for the same period in 2000. The sharp difference was due principally to an inventory write-down of $1,596,000 during 2000 to net realizable value. Gross profit on sales for the fiscal year ended December 31, 1999 was 38%, which indicates a more consistent trend, with the exception of the inventory adjustment that was recognized in 2000.

         Marketing and selling expenses increased $812,000, or 21%, to $4,762,000 for the twelve months ended December 31, 2001 from $3,950,000 for the comparable period in 2000. We increased costs for enhanced tradeshow participation of $355,000 due mainly to expenses incurred in relation to the annual meeting of the American Academy of Ophthalmology in November 2001. This is the largest event in the country in which we participate. This increase was also partly due to the addition of fifteen direct sales people to cover the United States rather than working through distributors adding approximately $382,000 of additional expenses. The hiring of the sales force took place during the second and third quarters of 2001 and will result in a higher level of expenses in the form of salaries and travel reimbursements in future operating periods.

         General and administrative expenses decreased by $307,000, or 6%, to $5,125,000 for the 2001 fiscal year from $5,432,000 for the comparable period in 2000. We had recognized $1,883,000 in noncash transactions during 2000 by granting warrants to nonemployees as payment for services, stock bonuses granted to our officers and stock granted to nonemployees as payment for services. During 2001, we recorded $558,000 of noncash transactions from granting warrants and stock to nonemployees for consulting services. Consulting expenses paid in cash for financial and investor relations services increased by approximately $165,000 over the comparable period in 2000. We initiated procedures to cancel or not to renew outside consulting agreements during the fourth quarter of 2001.

         Research, development and service expenses increased by $980,000, or 69%, to $2,405,000 for the twelve months ended December 31, 2002 from $1,425,000 for the same period in 2001. This increase was due principally to added personnel in engineering, in service and in manufacturing support. As a result, payroll and benefits expense increased by a total of $692,000 in anticipation of sales demands, which did not occur as expected. Personnel in this area, therefore, were affected by the layoffs at the end of December 2001 in a strategic decision to retain and focus resources in the sales and marketing area. Consulting expense and purchases of sample parts and tooling related to new product development increased by $182,000, and $145,000, respectively. The main development project in 2001 was postponed to concentrate sales efforts on our existing product line and to aggressively pursue FDA approval for our Photon(TM) laser.

         Net interest income was approximately $6,000 during 2001 compared to $130,000 for the twelve months ended December 31, 2000 due to increased interest expense incurred by entering into capital leases for the purchase of certain fixed assets and due to smaller amounts of cash on deposit during 2001. Other expense included a charge to expense of $812,000 representing the value of the 350,000 shares of common stock issued to Mentor Corporation in settlement of a legal action brought against us.

         We incurred a net loss of $13,044,000, or $.98 per share based upon 13,245,0000 weighted average shares outstanding for the year ended December 31, 2001. This compares to a net loss of $9,305,000, or $.81 per share, based on 11,547,000 weighted average shares outstanding for the year ended December 31, 2000. The increase in the net loss attributable to common shareholders was due principally to losses recognized in accordance with Financial Accounting Standards Board Statement Number 123 ("SFAS 123") in connection with two private placements offered by us in 2001 of $2,901,000 ($2,587,000 was attributable to the beneficial conversion feature included in the Series E and Series F Preferred Stock offerings and $314,000 represented the computed value of the warrants associated with the Series E Preferred Stock offering). No such expense calculation was included in the net loss for the fiscal year 2002. The Mentor settlement charge of $812,000 included in the net loss for 2001 was an increase over the comparable period a year ago.

Liquidity and Capital Resources

         We used cash in operating activities of $87,000 for the three months ended March 31, 2003, compared to $1,334,000 for the three months ended March 31, 2002. The decrease in cash used by operating activities for the first three months of 2003 was primarily attributable to reduced operating costs, including the closure of the San Diego facility. We did not use any cash in investing activities for the three months ended March 31, 2003, compared to $210,000 in the same period in 2002. Cash used in investing activities in the first three months of 2002 was primarily due to the cash paid in the acquisition of certain assets of Innovative Optics and capital equipment. Net cash used in financing activities was $15,000 for the three months ended March 31, 2003 and 2002, resulting from principal payments on lease obligations.

         We used cash in operating activities of $2,872,000 for twelve months ended December 31, 2002, compared to $8,799,000 for the twelve months ended December 31, 2001. We decreased our inventory balance by $952,000 during the year by decreasing purchases as compared to 2001 and utilizing the inventory on hand in our production. In anticipation of building product to meet sales demand, more specifically, for the Blood Flow Analyzer and the P45 ultrasonic Biomicroscope workstation plus, we purchased significant amounts of inventory in 2001. Trade receivables decreased by $1,473,000 mainly due to the increased collection of outstanding accounts and to lower sales during 2002. We used cash in investing activities of $299,000 for the twelve months ended December 31, 2002, compared to $246,000 for the year 2001 due mainly to less fixed asset additions during 2002 compared to the same period in 2001. Net cash provided by financing activities for the twelve months ended December 31, 2002 was $503,000, compared to $9,553,000 for the year ended December 31, 2001. We received $8,965,000 in net proceeds from two private placements, the Series E and Series F Preferred Stock offerings during 2001, compared to net proceeds from one private placement of common stock in 2002 of $631,000. We also sold 392,000 shares of our common stock under the $20,000,000 equity line for $673,000 in 2001 reducing the amount available under the equity line to approximately $18,500,000. No sales of common stock under the equity line occurred during 2002. Debt reduction for the year was $59,000.

         As of March 31, 2003, we had raised approximately $1,500,000 through a $20,000,000 equity line of credit under an investment banking arrangement. As of March 31, 2003, approximately $18,500,000 was available under the equity line of credit. In the past, we have relied heavily upon sales of our common and preferred stock to fund operations. There can be no assurance that such equity funding will be available on terms acceptable to us in the future. We will continue to seek funding to meet our working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and/or private placements of its securities or bank borrowings. We are uncertain whether or not the combination of existing working capital, benefits from sales of our products and the private equity line of credit will be sufficient to assure our operations through December 31, 2003.

         We have taken measures to reduce the amount of uncollectible accounts receivable such as more thorough and stringent credit approval, improved training and instruction by sales personnel, and frequent direct communication with the customer subsequent to delivery of the system. The allowance for doubtful accounts was 13% of total outstanding receivables as of December 31, 2001, compared to 27% as of December 31, 2002, and 23% as of March 31, 2003. Much of the increase in the allowance relates to our outstanding receivable balance pertaining to our international dealers. The downturn in the economy worldwide has resulted in increased difficulty in collecting certain accounts. Certain international dealers have some aged unpaid invoices that have not been resolved. We have addressed our credit procedures and collection efforts during 2002 and have instituted changes that require more payments at the time of sale via letters of credit and not on a credit term basis. Such changes have resulted in a decrease in the allowance as a percentage of total accounts receivable at March 31, 2003, however, we intend to continue our efforts to reduce the allowance as a percentage of accounts receivable.

         We carried an allowance for obsolete inventory of $2,251,000 at March 31, 2003, and $2,126,000 as of December 31, 2002, or approximately 48% and 45% of total inventory, respectively. This inventory reserve was increased by $125,000 in the first quarter of 2003 and $1,755,000 during 2002 mainly due to sales declines and the discontinuance of the microkeratome purchased from Innovative Optics in 2002. Our means of expansion and development of product has been largely from acquisition of businesses, product lines, existing inventory, and the rights to specific products. Through such acquisitions, we have acquired substantial inventory, some of which the eventual use and recoverability was uncertain. In addition, we have a significant amount of inventory relating to our Photon(TM) laser system, which does not yet have FDA approval in order to sell the product domestically. Therefore, the allowance for inventory was established to reserve for these potential eventualities.

         At March 31, 2003, we had net operating loss carryforwards (NOLs) of approximately $41,000,000 and research and development tax credit carryforwards of approximately $34,000. These carryforwards are available to offset future taxable income, if any, and began to expire in the year 2001 and extend for twenty years. Our ability to use our net operating loss carryforwards (NOLs) to offset future income is dependent upon certain limitations as a result of the pooling transaction with Vismed, Inc. d/b/a Dicon and the tax laws in effect at the time the NOLs can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of changes of ownership.

Effect of Inflation and Foreign Currency Exchange

         We have not realized a reduction in the selling price of our products as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with its foreign customers. All sales transactions to date have been denominated in US Dollars.

Impact of New Accounting Pronouncements

         In April 2002, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board Opinion No. 30 before they can be classified as extraordinary in the income statement. As a result, companies that use debt extinguishment as part of their risk management cannot classify the gain or loss from that extinguishment as extraordinary. The statement also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. We do not expect Adoption of SFAS No. 145 did have a material impact on financial position or future operations.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard, which is effective for exit or disposal activities initiated after December 31, 2002, provides new guidance on the recognition, measurement and reporting of costs associated with these activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date the company commits to an exit or disposal plan. The adoption of SFAS No. 146 by us is not expected to have a material impact on our financial position or future operations.

         In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123," which is effective for all fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation under SFAS No. 123 from the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25. SFAS 128 also changes the disclosure requirements of SFAS 123, requiring a more prominent disclosure of the pro-forma effect of the fair value based method of accounting for stock-based compensation. The adoption of SFAS No. 148 by us did not have a material impact on our financial position or future operations.

         In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Ethics (FIN No. 46), which addresses consolidation by business enterprises of variable interest entities. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We do not expect to identify any variable interest entities that must be consolidated. In the event a variable interest entity is identified, we do not expect the requirements of FIN No. 46 to have a material impact on our financial condition or results of operations.

         In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN No. 45). FIN No. 45 requires certain guarantees to be recorded at fair value, which is different from current practice to record a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. FIN No. 45 also requires us to make significant new disclosures about guarantees. The disclosure requirements of FIN No. 45 are effective for us in the first quarter of fiscal year 2003. FIN No. 45's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Our previous accounting for guarantees issued prior to the date of the initial application of FIN No. 45 will not be revised or restated to reflect the provisions of FIN No 45. We do not expect the adoption of FIN No. 45 to have a material impact on our consolidated financial position, results of operations or cash flows.


                                    BUSINESS

General

         We develop, manufacture, source, market and sell ophthalmic surgical and diagnostic instrumentation and related accessories, including disposable products. Our surgical equipment is designed for minimally invasive cataract treatment. We market three cataract surgery systems with related accessories and disposable products. Our flagship cataract removal system, the Photon(TM) laser system, is a laser cataract surgery system marketed as the next generation of cataract removal. The Photon(TM) product is currently under review by the Food Drug and Administration ("FDA"). The Photon(TM) is available for sale in many markets outside of the United States. Both the Photon(TM) and the Precisionist ThirtyThousand(TM) are manufactured as an Ocular Surgery Workstation(TM). We plan to market the Ocular Surgery Workstation(TM) as a plug-in module for the Photon(TM) and other lasers for use in eye care and other medical specialties. We also offer the SIStem(TM), a mid-range priced ultrasonic phaco, and competes in the market segment that only desires an ultrasonic phaco.

         Our diagnostic products include a pachymeter, an A-Scan, an A/B Scan, an UBM biomicroscope, a perimeter, a corneal topographer and the Blood flow Analyzer(TM). The diagnostic ultrasonic products including the pachymeter, the A-Scan, the A/B Scan and the UBM biomicroscope were acquired from Humphrey Systems, a division of Carl Zeiss in 1998. We developed and offered for sale in the fall of 2000 the P45, which combines the A/B Scan and the UBM in one machine. The perimeter and the corneal topographer were added when we acquired the outstanding shares of the stock of Vismed, Inc. d/b/a/ Dicon(TM) in June 2000. We purchased Ocular Blood Flow, Ltd. ("OBF") in June 2000 whose principal product is the Blood Flow Analyzer(TM). This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. We are currently developing additional applications for all of its diagnostic products.

         A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant, which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately two million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz) ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

         In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for measurement of intraocular pressure and pulsatile ocular blood flow for the detection of glaucoma and other retina related diseases. Ocular blood flow is critical, the reduction of which may cause nerve fiber bundle death through oxygen deprivation, thus resulting in visual field loss associated with glaucoma. Our Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. In June 2000 we purchased OBF, the manufacturer of the Blood Flow Analyzer(TM). The terms and conditions of the sale were $100,000 in cash and 100,000 shares of common stock. In April 2001, we received authorization to use a CPT code from the American Medical Association for procedures performed with the Blood Flow Analyzer(TM) which provides for a reimbursement to doctors using the device. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM).

         On July 23, 1998, we entered into an Agreement for Purchase and Sale of Assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor-based line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 78,947 shares of common stock which were issued to Humphrey Systems and 26,316 shares of common stock which were issued to business broker Douglas Adams. If the net proceeds received by Humphrey Systems from the sale of the shares issued pursuant to the Agreement was less than $375,000, after payment of commissions, transfer taxes and other expenses relating to the sale of such shares, we would be required to issue additional shares of common stock, or pay additional funds to Humphrey Systems as would be necessary to increase the net proceeds from the sale of the assets to $375,000. Since Humphrey Systems realized only $162,818 from the sale of 78,947 shares of our common stock, we issued 80,000 additional shares in January 1999 to enable Humphrey Systems to receive its guaranteed amount. The amount of $21,431 was paid to us as excess proceeds from the sale of this additional stock.

         The rights to the ophthalmic diagnostic instruments, which have been purchased from Humphrey Systems, complement both our cataract surgical equipment and our ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The Ultrasound Pachymeter measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting. The A/B Scan System combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management. We introduced the P45 in the fall of 2000, which combines the A/B Scan, and the Ultrasonic Biometer in one machine.

         On October 21, 1999, we purchased Mentor's surgical product line, consisting of the Phaco SIStem(TM), the Odyssey(TM) and the Surg-E-Trol(TM).
This acquisition rounds out our cataract surgery product line by adding entry-level, moderately priced cataract surgery products. The transaction was paid for with $1.5 million worth of our common stock.

         On June 5, 2000, we purchased Vismed Inc. d/b/a Dicon(TM) under a pooling of interest accounting treatment. The purchase included the Dicon(TM) perimeter product line consisting of the LD 400, the TKS 4000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView and the corneal topographer product line, the CT 200(TM), the CT 50 and an ongoing service and software business. Perimeters are used to determine retinal sensitivity testing the visual pathway. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Corneal topographers are used for the refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lens fitting.

         In January 2002, we purchased the Innovatome(TM) microkeratome of Innovative Optics, Inc. ("Innovative Optics") by issuing an aggregate of 1,272,825 shares of its common stock, warrants to purchase 250,000 shares of our common stock at $5.00 per share, exercisable over a period of three years from the closing date, and $100,000 in cash. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 ("SFAS No. 141").

         We acquired from Innovative Optics, the raw materials, work in process and finished goods inventories. Additionally, we acquired the furniture and equipment of Innovative Optics used in the manufacturing process of the microkeratome console and the inspection and packaging of the disposable blades. We were unsuccessful in supplying the disposable blades. We discontinued the marketing and sales efforts of this product during the third quarter of 2002.

         On September 19, 2002, we completed a transaction with International Bio-Immune Systems, Inc., a Delaware corporation ("IBS"), in which we acquired 2,663,254 shares or 19.9% of the outstanding shares of IBS common stock, and warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years through the exchange and issuance of 736,945 shares of our common stock, the lending of 300,000 shares of our common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of our comm stock to IBS and its counsel.

Background

         Corporate History: Our business originated with Paradigm Medical, Inc. ("PMI"), a California corporation formed in October 1989. PMI developed our present ophthalmic business and was operated by our founders Thomas F. Motter and Robert W. Millar. In May 1993, PMI merged with us. At the time of the merger, we were a dormant public shell existing under the name French Bar Industries, Inc. ("French Bar"). French Bar had operated a mining and tourist business in Montana. Prior to its merger with PMI in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, we caused a 1-for-7.96 reverse stock split of our shares of common stock. We then acquired all of the issued and outstanding shares of common stock of PMI using shares of our own common stock as consideration. As part of the merger, we changed our name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of PMI assumed control of the company. In April 1994, we caused a 1-for-5 reverse stock split of our shares of common stock. In February 1996, we re-domesticated to Delaware pursuant to a reorganization.

Overview

         Disorders of the Eye: The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light-receptor cells. These cells convert light into nerve impulses that are transmitted right-side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

         Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye could all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye), corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

         Ultrasound Technology: Ultrasound devices have been used in ophthalmology since the late 1960's for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand-held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross-section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

         Surgical use of ultrasound in ophthalmology is limited to treatment of cataract lenses in the eye through a procedure called phacoemulsification or "phaco." A primary objective of cataract surgeries is the removal of the opacified (cataract) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant ("IOL"). Phaco technology involves a process by which a cataract is broken into small pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand-held probe. The fragments of cataracts tissue are then removed through aspiration. Phaco systems were first designed in the late 1960's after various attempts by surgeons to use other techniques to remove opacified lenses, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970's, ultrasound had proven to be the most effective technology to fragment cataracts. Market Scope's (Manchester, Missouri), "The 2001 Report on the Worldwide Cataract Market", January 2001 indicates that phaco cataract treatment was the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

         Laser Technology: The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic procedures since the 1960's. Lasers emit photons into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissues. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses", thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and, thus, the amount of surgical effect on the tissue.

         Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively non-invasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser is used in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma-induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoagulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, our Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with our proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

         Our principal proprietary surgical products are systems for use by ophthalmologists to perform surgical treatment procedures to remove cataracts. We have complete ownership of each product with no technological licensing limitations.

         The SIStem(TM): The SIStem(TM) is our state-of-the-art, entry-level phacoemulsification system. The SIStem(TM) is designed to be a full-featured, cost-effective, reliable phaco machine. The competitive feature package includes automated priming and tuning, error detection, audible feedback, patented fluidics system, pneumatic vitrectomy and bipolar electrosurgical coagulation. With both reusable and single-use consumables, the SIStem(TM) is positioned for the world's primary ultrasonic phaco markets, including the United States, Europe and Asia. Fiscal years 2001 and 2000 sales of the SIStem(TM) represented approximately 3% and 9% of total revenues, respectively.

         Precisionist ThirtyThousand(TM): The Precisionist ThirtyThousand(TM) (the "Precisionist(TM)") is our core phaco surgical technology. The Precisionist(TM) was placed into production and offered for sale in 1997. As a phaco cataract surgery system, we believe the Precisionist(TM) with its new fluidics panel is equal or superior to the present competitive systems in the United States. The system features a graphic color display and unique proprietary on-board computer and graphic user interface linked to a soft-key membrane panel for flexible programmable operation. The system provides real-time "on-the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high-volume applications. In addition, the Precisionist(TM) provides one hundred pre-programmable surgery set-ups, with a second level of sub-programmed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes). The Precisionist(TM) features our newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and solves chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment. Sales of the Precisionist(TM) were not significant in the fiscal years 2002 or 2001.

         Ocular Surgery Workstation(TM): The Ocular Surgery Workstation(TM) (the Workstation(TM)) comprises the base system of the Precisionist(TM) ThirtyThousand(TM) and is the first system to our knowledge, which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation(TM) utilizes an embedded open architecture computer developed for us and controlled by a proprietary software system developed by us that interfaces with all components of the system. Ultrasound, fluidics (irrigation), aspiration, venting, coagulation and anterior vitrectomy (pneumatic) are all included in the base model. Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion such as our Photon(TM) laser system and hardware for additional surgical applications are easily implemented by means of a pre-existing expansion rack, which resides in the base of the Workstation(TM). These expanded capabilities could include, but would not be limited to laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the marketplace. If the FDA approves the Photon(TM), we will refer to the Workstation(TM) as the Photon(TM) Ocular Surgery Workstation(TM). To date, we have not commercially developed or offered for sale any other added hardware or software features to its Workstation(TM).

         Photon(TM) Laser System: The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to our Precisionist(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for us. The main elements of the laser system are the Nd:YAG laser module, Photon(TM) laser software  package and  interchangeable  disposable  hand-held  fiber optic laser cataract probe. The Photon(TM) laser utilizes the on-board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP(TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build-up in the eye. Our Phase I clinical trials demonstrated that this probe could easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology. The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques which utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the Precisionist(TM).

         We intend to refine the laser delivery system and laser cataract surgical technique used on soft cataracts through expanded research and clinical studies. As far as the we can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to denature cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

         Our laser system is based upon the concept that pulsed laser energy produced with the micro-processor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and can present risk of complication both during and after surgery. In contrast, our laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect (and can damage) non-cataracts tissues within the eye, our Photon(TM) laser cataract system should only affect tissues it comes into direct contact with.

         In addition to cataract surgery, we believe that our Photon(TM) laser system is capable of being configured with specialty probes for use in other ophthalmic surgical and other medical procedures. In October of 2000, we received FDA approval for the Photon(TM) Workstation(TM) to be used with a 532mm green laser which is effective for medical procedures other than cataract removal, such as photocoagulation of retinal and venous anomalies within or outside the eye, pigmented lesions around the orbital socket, posterior or anterior procedures associated with glaucoma or diabetes and general photocoagulation for various dermatological venous anomalies including telangiectasia (surface veins), or commonly referred to as "spider veins". The goal is to be able to integrate multiple laser wavelengths into one system or workstation that can be used for multiple medical specialties. This approval represents only one of the potential applications that could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables. The Photon(TM) Ocular Surgery Workstation(TM) has not been commercially developed with any other added hardware or software features. There is no guarantee that the ophthalmic surgery market will accept the laser in this capacity or that the FDA will grant approval. See the Regulation section below.

         Surgical Instruments, Accessories and Disposables: In addition to the cataract surgery equipment, our surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to us. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. We intend to expand its disposable accessories as it further penetrates the cataract surgery market and expands the treatment applications for its Workstation(TM). These products contributed approximately 11% and 8% of total revenues for 2002 and 2001, respectively.

         Diagnostic Eye Care Products: Glaucoma is a second leading cause of adult blindness in the world. Glaucoma is described as a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye, visual field and observation of the optic nerve head to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Some companies produce color Doppler equipment in the $80,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

         Blood Flow Analyzer(TM): In June 1997, we received FDA clearance to market the Blood Flow Analyzer(TM) for early detection and treatment management of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. Our Blood Flow AnalyzerTM is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. This was our first diagnostic eye care device. The device is a portable desktop system that utilizes a proprietary and patented pneumatic Air Membrane Applanation Probe(TM) (the "AMAP (TM)"), which can be attached to any model of standard examination slit lamp, which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a waveform profile, which can be correlated to blood flow volume within the eye. A proprietary software algorithm developed by David M. Silver, Ph.D., at Johns Hopkins University, calculates the blood flow volume. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout, which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management.

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

         We market the Blood Flow Analyzer(TM) as a stand-alone model packaged with a custom built computer system. The Blood Flow Analyzer(TM) utilizes a single-use disposable cover for its AMAP(TM) corneal probe which is shipped in sterile packages. The AMAP(TM) probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and the United States and has a patent pending in Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and we commenced selling the system in September 1997. In addition to the Humphrey products, this diagnostic product allowed us to expand its market to approximately 35,000 optometry practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for our surgical systems.

         In April 2001, we received authorization from the CPT Code Research and Development Division of the American Medical Association to use a common procedure terminology (CPT) code for our Blood Flow Analyzer(TM) which provides for a reimbursement to doctors. However, certain payers have elected not to reimburse doctors using the Blood Flow Analyzer(TM). We are continuing our aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the doctors. The manufacturing activities for the Blood Flow Analyzer(TM) have been moved to the Salt Lake City facility from the outsourced plant located in England. The revenues from sales of the Blood Flow Analyzer(TM) represented approximately 9% and 25% of total 2002 and 2001 revenues, respectively. On November 4, 2002, we received FDA approval for expanded indications of use of the Blood Flow Analyzer(TM) for pulsatile ocular blood flow, volume and pulsatility equivalence index. Also, we are continuing its aggressive campaign to educate the payers about the Blood Flow Analyzer(TM), its purposes and the significance of its performance in patient care in order to achieve reimbursements to the providers. These efforts should lead to a more positive effect on sales

         Dicon(TM) perimeters consist of the LD 400, the TKS 4000, the SST(TM), FieldLink(TM), FieldView(TM) and Advanced FieldView. Perimeters are used to determine retinal sensitivity testing the visual pathway. Perimeters have become a standard of care in the detection and monitoring of glaucoma worldwide. Perimetry is reimbursable worldwide. The Dicon(TM) perimeters feature patented kinetic fixation and voice synthesis now in 27 different languages. Software programs are sold to assist in the analysis of the test results. Sales of the perimeters generated approximately 20% and 15% of the 2002 and 2001 total revenues, respectively.

         Dicon(TM) corneal topographers include the CT 200(TM) and the CT 50. Corneal topographers are used to determine the shape and integrity of the cornea, the anterior surface of the eye. Clinical applications for corneal topographers include refractive surgery that eliminates the need for eyeglasses and optometric applications including contact lens fitting. Revenues from the topographer were 7% and 12% of the total revenues for 2002 and 2001, respectively.

         Pachymetric Analyzer: The ultrasonic pachymeter is used for measurement of corneal thickness. The Model P55 is positioned as a standard office pachymeter. This device is targeted to the refractive surgery market and contributed approximately 3% and 1% to the total revenues for 2002 and 2001, respectively.

         Ultrasonic A-Scan: The Ultrasonic A-Scan was and remains the industry standard for axial length eye measurement, which is a prerequisite procedure reimbursed by Medicare and is performed before every cataract surgery. Over 5,000 A-Scan systems have been installed in the worldwide market, representing a substantial market opportunity for software upgrades and extended warranty contract sales. A-Scan sales were approximately 2% of the total 2002 and 2001 revenues.

         Ultrasonic A/B Scan: The A/B Scan is used by retinal sub-specialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point. Sales from this product were approximately 6% and 5% of the total 2002 and 2001 revenues, respectively.

         Ultrasonic Biomicroscope ("UBM"): The UBM was developed by Humphrey Systems in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The UBM and its intellectual property were included in the purchase from Humphrey Systems and gives us the proprietary rights to this device. The UBM creates a high-resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The UBM is an "enabling technology" for the ophthalmologist, one that we have repositioned for broader market sales penetration. Formerly sold only to glaucoma sub-specialty practitioners, we reintroduced the UBM at a price-point targeted for the average practitioner seeking to add glaucoma filtering surgical procedures and income to his/her cataract surgical practice.

         The UBM related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions us with its proprietary UBM and to its knowledge, the only commercially viable product of this type on the market, as a leader in the rapidly expanding glaucoma imaging and treatment segment. In the fall of 2000 we introduced the P45 which combines the UBM and the A/B Scan in one instrument. We believe that by combining functions, the P45 will appeal to a broader market. UBM sales were approximately 13% and 11% of total revenues for the years ended December 31, 2002 and 2001, respectively. The P45 contributed approximately 12% of total revenues for 2002 and approximately 9% of total 2001 revenues.

         In July of 2000, we received ISO 9001 and EN 46001 certification using TUV Essen as the notified body. Under ISO 9001 certification, all of our products are now CE marked. The CE mark allows us to ship product for revenue into the European Community. We successfully retained our certification in 2002.

Marketing and Sales

         Ophthalmologists are mainly office-based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market, as recent demand for ultrasonic surgery technology has put pressure on the ophthalmologist, who in turn persuades the hospital to install the latest technology system so that he can offer this procedure to his patients and the community.

         Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

         Current Market Acceptance and Potential: The principal purchasers of our products have been ophthalmologists, optometrists and clinics in many countries throughout the world. We believe that the market for our products is being driven by: (i) the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years, (The National Eye Institute reported in March 2002 that the number of blind or visually impaired Americans is likely to double over the next 30 years.) (ii) the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa) into advanced technology medical care for their populations, (iii) increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure and (iv) the introduction of technology improvements such as our laser system. The Secretary of Health and Human Services, Tommy Thompson, stated in March 2002 that early detection and treatment can reduce blindness and visual impairment from most eye diseases and disorders.

         Marketing Organization: We market our products internationally through a network of dealers and domestically through direct sales representatives. As of December 31, 2002, we had five direct domestic sales representatives in the United States and sixty-five foreign dealers. These sales representatives are assigned exclusive territories and have entered into contracts with us that contain performance quotas. We also plan to continue to market our products by identifying customers through internal market research, trade shows and direct marketing programs. We also utilize a Clinical Advisory Board comprised of leading ophthalmic surgeons in the United States and Europe who speak at conventions, train ophthalmologists and visit foreign doctors and dealers to promote our products.

         When marketing our Ocular Surgery Workstation(TM), we will emphasize the expandable features of the Workstation(TM). Our marketing approach will be to focus on the upgradeability of the Workstation(TM) and to develop the image of the Workstation(TM) as the most versatile, upgradeable and cost effective surgical equipment available. We will continue to focus our sales efforts towards ophthalmic hospital and surgical center facilities specializing in cataract surgery. However, as systems are installed, we will expand our focus to provide additional ophthalmic and non-ophthalmic surgical applications as part of our Workstation(TM). Additional surgical applications will expand the market for the Workstation(TM) as well as associated sales of disposable surgical products.

         Product advertising is focused in the major industry trade newspapers. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in our technology and products, as evidenced by several recent front-page articles in these publications.

         Manufacturing and Raw Materials: Currently, we maintain a 31,000 square foot facility in Salt Lake City and an 800 square foot facility in Oceanside, California. We transferred the manufacturing activities for the Blood Flow Analyzer(TM) to San Diego from OBF in England during 2001. During the second quarter of 2002, we consolidated and closed the San Diego operations into the Salt Lake City facility. The facility accommodates our manufacturing, marketing and engineering capabilities. We manufacture under systems of quality control and testing, which comply with the Quality System Requirements (QSR) established by the FDA, as well as similar guidelines established by foreign governments, including the CE Mark and IS0-9001.

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

         We subcontract the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with our financial purchasing capabilities and pricing needs. We manufacture the LCP(TM) laser cataract probe and some of its surgical instruments, accessories and fluidics surgical tubing sets at our facility in Salt Lake City.

         Product Service and Support: Service for our products is overseen from its Salt Lake City and San Diego locations and is augmented by our international dealer network who provide technical service and repair. Installation, on-site training and a limited product warranty are included as the standard terms of sale. We provide distributors with replacement parts at no charge during the warranty period. To date, we have incurred minimal expenses under this warranty program. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. We maintain adequate parts inventory and provides overnight replacement parts shipments to its dealers. After the warranty period expires, we offer one year and three year service contracts to our domestic customers and will continue to sell parts to international dealers who in turn create their own service plans with their customers.

Research and Development

         Our primary market for our surgical products is the cataract surgery market. However, we believe that our laser systems may potentially have broader ophthalmic applications. Consequently, we believe that a strong research and development capability is important for our future. In addition to our expanded in-house research and development capabilities, we have enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities. Several of these consultants serve on our clinical Advisory Board to provide expert and technical support for our current and proposed products, programs and services.

         We believe our research and development capabilities provide us with the ability to respond to regulatory developments, including new products, new product features devised from its users and new applications for its products on a timely and proprietary basis. We intend to continue investing in research and development and to strengthen our ability to enhance existing products and develop new products.

Competition

         General. We are subject to competition in the cataract surgery and the glaucoma diagnostic markets from two principal sources: (i) manufacturers of competing ultrasound systems used when performing cataract treatments and (ii) developers of technologies for ophthalmic diagnostic and surgical instruments used for treatment. A few large companies that are well established in the marketplace, have experienced management, are well financed and have well recognized trade names and product lines dominate the surgical equipment industry. We believe that the combined sales of five entities account for over 90% of the cataract surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

         Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high-technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

         The Cataract Surgical System Industry: presently, the major manufacturers utilizing ultrasonic technology offer products currently in use. Those systems rely on accessories including single-use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third-party, lower-cost after-market suppliers. While there is growing market resistance in the United States and internationally to single-use cassettes, we anticipate that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. Our Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single-use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single-use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow the health care providers a substantial measure of cost containment, while providing us with the quality control and income capability of cassette sales.

         The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and have provided a niche for the emerging smaller companies discussed above.

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

         Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, we are establishing ourself and, as yet, do not hold a significant share of the market. We currently recognize Bausch & Lomb, Alcon Laboratories, and Allergan Medical Optics as our primary competitors in the ultrasound phaco cataract equipment market.

         Laser Equipment Manufacturers. To the our knowledge, there are several other companies attempting to develop laser equipment for cataract surgery. These companies can be differentiated by the laser wavelength employed for the cataract surgery. Based on the information currently available to us; Er:YAG laser wavelength appears to offer a less viable means of removing cataracts than the Nd:Yag wavelength used by the Photon(TM). One competitor uses a Nd:YAG wavelength, however the laser is used only to vibrate an ultrasonic needle. Thus the device remains an ultrasonic system subject to same risk factors of phaco, thereby eliminating the benefits of using a laser to remove the cataract. We also believe that our product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, we are seeking to exploit these opportunities. Depending upon further developments, we may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

         We believe that our ability to compete successfully will depend on our capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for our products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

         The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The National Eye Institute stated in 2002 that the number of visually impaired Americans is likely to double over the next three decades. Their report estimated that 2.4 million people suffer some vision impairment in this country. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and/or high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very nearsighted. The glaucoma Research Foundation recommends that these high risk individuals be tested regularly for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

         We are subject to intense competition in the ophthalmic diagnostic market from well-financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which we believe account for the majority of diagnostic equipment sales. We continue to derive revenues from the sale of its ultrasound diagnostic equipment and blood flow analyzer. The blood flow analyzer is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. Other ophthalmic diagnostic devices that do not detect glaucoma in the early stages of the disease as does our analyzer retail at comparable prices. Thus, we believe that we can compete in the diagnostic market place based upon the lower price and improved diagnostic functions of the analyzer.

Intellectual Property Protection

         Our cataract surgical products are proprietary in design, engineering and performance. Our surgical ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

         We did acquire proprietary intellectual property in the transaction with Humphrey Systems when we purchased the diagnostic ultrasonic product line in 1999. This technology uses ultrasound to create a high-resolution computer image of the unseen parts of the eye that is a "map" for the practitioner.

         The Photon(TM) laser cataract probe is protected under a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. and subsequently assigned to Photomed International, Inc. ("Photomed") and a Japanese patent issued in 1997 to us for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design. We secured the exclusive worldwide right to this patent shortly after its issue, and to the international patents pending, from Photomed by means of a license agreement (the "License Agreement"). The License Agreement was amended on December 5, 1997 to allow Photomed the right to conduct research, development and marketing utilizing the patent in certain medical subspecialties other than ophthalmology for which we would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent. See "Management" and "Certain Relationships and Related Transactions."

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

         The Blood Flow Analyzer(TM) has been granted a patent in the European Economic Community and the United States and has a patent pending in Japan. The Dicon(TM) Perimeter and the Dicon(TM) Corneal Topographer each have a U.S. patent with a wide scope of claims.

         Our trademarks are important to our business. It is our policy to pursue trademark registrations for its trademarks associated with its products as appropriate. Also, we rely on common law trademark rights to protect its unregistered trademarks, although common law trademark rights do not provide us with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

         We also rely on trade secret law to protect some aspects of our intellectual property. All of our key employees, consultants and advisors are required to enter into a confidentiality agreement with us. Most of our third-party manufacturers and formulators are also bound by confidentiality agreements with us.

Regulation

         The FDA under the FD&C Act regulates our surgical and diagnostic systems as medical devices. As such, these devices require Premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for us to show reasonable assurance of safety and effectiveness regarding our products. Pursuant to the FD&C Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of Premarket clearance or approval for devices. Recommendations by the FDA that we not be allowed to enter into government contracts and criminal prosecution may also be made.

         Following the enactment of the Medical Device Amendments to the FD&C Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, Premarket notification and adherence to the FDA's Quality System Requirements (QSR) regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive Premarket approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

         There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a Premarket notification filing under
Section 510(k) of the FD&C Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a PMA, the manufacturer or distributor may seek FDA Section 510(k) Premarket clearance for the device by filing a Section 510(k) Premarket notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an IDE granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting Premarket clearance for the device. There can be no assurance that we will obtain Section 510(k) Premarket clearance for any of the future devices for which we seek such clearance including the Photon(TM) laser system.

         The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a PMA, and allow the proposed device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence. A "not substantially equivalent" determination or a request for additional information could delay our market introduction of our products and could have a material adverse effect on our business, operating results and financial condition.

         The alternate method to seek approval is to obtain Premarket approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek Premarket approval for the proposed device. A PMA application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a "significant risk," the manufacturer or the distributor of the device will have to file an IDE application with the FDA prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA. An IDE clinical trial can be divided into several parts or Phases. Sometimes, a company will conduct a feasibility study (Phase I) to confirm that a device functions according to its design and operating parameters. This is a usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the collection of more patient data. Product claims, labeling and core data for the PMA are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved IDE, the Premarket approval procedure is more complex and time consuming.

         Upon  receipt  of the  PMA  application,  the  FDA  makes  a  threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the PMA is sufficiently complete to permit a substantive review, the FDA will "file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's QSR requirements prior to approval of a PMA. While the FDA has responded to PMA applications within the allotted time period, PMA reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The PMA process is lengthy and expensive, and there can be no assurance that such approval will be obtained for any of our products determined to be subject to such requirements. A number of devices for which other companies have sought PMA approval have never been approved for marketing.

         Any products manufactured or distributed by us pursuant to a premarket clearance notification or PMA are or will be subject to pervasive and continuing regulation by the FDA. The FD&C Act also requires that our products be manufactured in registered establishments and in accordance with QSR regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of our products may be regulated by various state agencies. All lasers manufactured for us are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

         Although we believe that we currently comply and will continue to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect us. In addition to the foregoing, we are subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon our ability to conduct business.

         We and the manufacturers of our products may be inspected on a routine basis by both the FDA and individual states for compliance with current QSR regulations and other requirements.

         Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, we cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on us and our business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on non-reimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on our business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on our business could result in volatility of the market price of our common stock.

         Furthermore, the introduction of our products in foreign countries may require us to obtain foreign regulatory clearances. We believe that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea, China and Japan. The time involved for regulatory approval in foreign countries varies and can take a number of years. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a PMA, Section 510(k) or approved IDE from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. Our two ultrasound systems, the Photon(TM) laser cataract system we are developing and the ocular blood flow analyzer are all devices, which require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is the our effectiveness in obtaining the necessary approvals. Having an approved IDE allows us to export a product to qualified investigational sites.

Regulatory Status of Products

         All of our products, with the exception of the Photon(TM), are approved for sale in the U.S. by the FDA under a 510(k). All of our products have been accepted for import into CE countries and various non-CE countries.

         We acquired permission from the FDA to export the Photon(TM) Laser Cataract System outside the United States under an open IDE granted by the FDA in September 1994. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or us and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is our belief that the surgical treatment method used with the Photon(TM) laser is similar to the current ultrasound cataract treatment employed by ophthalmologists.

         We submitted a Premarket Notification 510(k) application to the FDA for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the 510(k), and in October 1994 we submitted an IDE application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this IDE in May 1995 for a Phase I Feasibility Study. We began human clinical trials in April 1996 and completed the Phase I study in November 1997. We started Phase II trials in September 1998 and completed numerous cases of treatment group and control group patients which were included in our submission to the FDA. We received a warning letter dated August 30, 2000, from the Office of Compliance, Center for Devices and Radiological Health of the Food and Drug Administration ("FDA") relating to the human clinical trials for our Photon(TM) Laser Cataract System. The warning letter concerns the conditions found by the FDA during several audits at our clinical sites. The FDA's comments were isolated to the administrative procedures of compiling data from the clinical sites. We responded to the warning letter in a submission dated September 27, 2000. In the submission we took corrective action that included submitting a revised clinical protocol and case report forms and procedures for the collection and control of data. In a subsequent letter dated November 2, 2000 to us, the FDA requested clarification of two issues.

         Subsequent to the warning letter, we received approval to continue our clinical trials, the results of which were included in our supplemental submission to the FDA in October 2001 for the existing (510)(k) predicate device application for the Photon(TM) laser system. In December 2001, we received a preliminary review from the FDA regarding the supplemental submission. As a result of that preliminary review, we submitted additional clinical information to the FDA on February 6, 2002. The application is receiving ongoing review by the FDA. We believe all items in the warning letter have been satisfied and the clinical trials and their data are in good standing. On May 7, 2002, we received a letter from the FDA requesting further clinical information. We are in the process of generating the additional clinical information in response to the letter. We expect to make a submission to the FDA with the additional clinical information within the first quarter of 2004. We believe the costs of generating the additional clinic information will not be substantial and will not adversely impact the results of our operations.

Facilities

         Our executive offices are currently located at 2355 South 1070 West, Salt Lake City, Utah. This facility consists of approximately 29,088 square feet of leased office space under a three-year lease that was to expire on March 1, 2003 with an additional three-year renewal option. These facilities are leased from Eden Roc, a California partnership, at a base monthly rate of $21,163 plus a $3,342 monthly common area maintenance fee. In January 2003, we renegotiated a three-year lease with Eden Roc at a monthly rate of $12,500 plus a $2,500 common area maintenance fee for the year 2003, with rate increases to $12,875 for 2004 and to $13,261 for 2005. Pursuant to the lease, we pay all real estate and personal property taxes and the insurance costs on the premises.

         We maintain a facility located at 3355 Mission Avenue, Suite 222, Oceanside, California. This facility consists of approximately 800 square feet of leased office space under a two-year lease that expires on June 30, 2004.
These facilities are leased from San Diego Sunland Partners I., a California limited partnership, at a monthly rate of $1,040.

         We believe that these facilities are adequate and satisfy its needs for the foreseeable future.

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

Employees

         As of December 31, 2002, we had 39 full-time employees. This number does not include our manufacturer's representatives who are independent contractors rather than our employees. We also utilizes several consultants and advisors. There can be no assurance that we will be successful in recruiting or retaining key personnel. None of our employees are a member of a labor union and we have never experienced any business interruption as a result of any labor disputes.

         In December 2001, we initiated the first phase of a corporate downsizing program to reduce our operating expenses. We implemented the second phase of our downsizing program in the second quarter of 2002, by closing and transferring our manufacturing from our site in San Diego, California to Salt Lake City, resulting in further reductions in operating expenses. As a result of the downsizing program and some resignations, the number of our employees has been reduced by 77% from 112 to 26 employees. The estimated cost savings from the downsizing program will be in excess of $2,000,000 annually. The costs of downsizing have included one-time expenses of approximately $43,000 for moving and travel. In addition, we incurred additional one-time expenses of approximately $18,000 for housing accommodations for key employees working in Salt Lake City. We realized a net cost savings from downsizing of approximately $2,394,000 during the twelve month period ended December 31, 2002.

Legal Proceedings

         An action was brought against us in March 2000 by George Wiseman, a former employee, in the Third District Court of Salt Lake County, State of Utah. The complaint alleges that we owe Mr. Wiseman 6,370 shares of our common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of our common stock) pursuant to Utah law. The action is based upon an extension of a written employment agreement. We believe the complaint is without merit and intend to vigorously defend against the action.

         An action was brought against us on March 7, 2000 in the Third District Court of Salt Lake County, State of Utah, by the Merrill Corporation that alleges that we owe the plaintiff approximately $20,000 together with interest thereon at the rate of 10% per annum from August 30, 1999, plus costs and attorney's fees. The complaint alleges a breach of contract relative to printing services. We filed an answer to the complaint and discovery is proceeding. We believe that the complaint against us is without merit and intend to vigorously defend against the action.

         An action was brought against us in September 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum with respect to the sales of certain equipment plus attorney's fees. Discovery has taken place and we have paid royalties of $14,736 to bring all payments up to date through June 30, 2001. We are in the process of working with Photomed International and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future. It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed.

         We received demand letters dated September 29, 2002 and December 10, 2002 from counsel for CitiCorp, Vendor Finance, Inc. and its successor-in-interest, The Copy Man, dba TCM Business. The letters demand payment of $49,627 plus interest for the leasing of two copy machines that were delivered to our Salt Lake City facilities on or about April of 2000. The majority of the amounts alleged to be owed by us are from the remaining payments on the leases. We dispute the amounts allegedly owed, asserting that the copy machines, which it returned to the leasing company, did not operate properly.

         We received a demand letter dated December 9, 2002 from counsel for Dan Blacklock, dba Danlin Corp. The letter demands payment in the amount of $65,160 for manufacturing and supplying parts for microkeratome blades. Our records show that it received approximately $34,824 in parts from the Danlin Corp., but that the additional amounts that the Danlin Corp contends are owed were from parts that were received but rejected by us because they had never been ordered.

         We received a demand letter dated December 30, 2002 from counsel for Thomas F. Motter, our former Chairman and Chief Executive Officer. Mr. Motter claims in the letter that he was entitled to certain stock options that had not been issued to him in a timely manner. By the time the options were actually issued to him, however, they had expired. Mr. Motter contends that if the options had been issued in a timely manner, he would have exercised them in a manner that would have given him a substantial benefit. Mr. Motter requests restitution for the loss of the financial opportunity. Mr. Motter also claims that he was defrauded by us by not being given an extended employment agreement when he terminated the change of control agreement that he had entered into with us.

         Mr. Motter is further claiming payment for accrued vacation time during the 13 years he had been employed by us, asserting that he only had a total of four weeks of vacation during that period. Finally, Mr. Motter is threatening a shareholder derivative action against us because of the Board of Directors' alleged failure to conduct an investigation into conversations that took place in a chat room on Yahoo. Mr. Motter asserts that certain individuals participating in the conversations were our officers or directors whose interests were in conflict with the interests of the shareholders. We believe that Mr. Motter's claims and assertions are without merit and we intend to vigorously defend against any legal action that Mr. Motter may bring.

         We received a demand letter dated January 6, 2003 from counsel for Westcore STIPG, LLC, the landlord with regard to the lease on our former facilities in San Diego, California. The letter demands payment of $10,567 plus interest, attorney's fees and costs for the repairs and restoration work on the San Diego facilities, after a deduction of our $6,000 security deposit. We reject these claims, contending that the security deposit was adequate to pay for any repairs or restoration expenses on the premises.

         In or about March 2002, we were involved in the sale of certain equipment to a physician in Mexico. To assist in the accomplishment of the transaction, we arranged for financing with Franklin Funding, Inc. with us as lessee. The term was 60 months with payments of $1,731 per month. Westland Financial Corporation was to take us out with Westland being directly involved with the physician. Westland made several of the monthly payments to Franklin, the last being made in or about October 2002. We are working to have Westland assume its contemplated responsibility so as to protect us in our relationship with Franklin. No litigation has been commenced.

         An action was brought by Dr. John Charles Casebeer against us in the Montana Second Judicial District Court, Silver Bow County, state of Montana. The complaint alleges that Dr. Casebeer entered into a personal services contract with us memorialized by a letter dated April 20, 2002, with it being alleged that Dr. Casebeer fully performed his obligations. Dr. Casebeer asserts that he is entitled to $43,750 per quarter for consultant time and as an incentive to be granted each quarter $5,000 in options issued at the fair market value. An additional purported incentive was $50,000 in shares of stock being issued at the time a formalized contract was to be signed by the parties. In the letter it is provided that at its election, we may pay the consideration in the form of stock or cash and that stock would be issued within 30 days of the close of the quarter. Prior to the litigation, we issued 43,684 shares to Dr. Casebeer. The referenced letter provides that termination may be made by either party upon giving 90 days written notice. Notice was given by us in early November 2002. We recently filed our answer n defense of the action. Issues include whether or not Dr. Casebeer fully performed as asserted.

         On May 14, 2003, a complaint was filed in the United States District Court, District of Utah, captioned Richard Meyer, individually and on behalf of all others similarly suited v. Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle and John Hemmer, Case No. 2:03CV00448TC. The complaint also indicates that it is a "Class Action Complaint for Violations of Federal
Securities Law and Plaintiffs Demand a Trial by Jury." We have been in the process of reviewing the complaint, which appears to be focused on alleged false and misleading statements pertaining to the Blood Flow Analyzer(TM) and concerning a purchase order from Valdespino Associates Enterprises and Westland Corp. On June 2, 2003, a complaint was filed in the same United States District Court captioned Michael Monroe v. Paradigm Medical Industries, Inc., Thomas Motter and John Hemmer, Case No. 2:03 CV00513 PGC. It too indicates that it is a "class action complaint." It is similar in nature to the Meyer case and is also under review. We intend to vigorously defend and protect our interests in these cases.

         We are not a party to any other material legal proceedings outside the ordinary course of its business or to any other legal proceedings which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

         As of June 30, 2003, our executive officers and directors, their ages and their positions are set forth below:


      Name                    Age          Position
      ----                    ---          --------

  Jeffrey F. Poore            55     President and Chief Executive Officer
  Gregory Hill                54     Vice President of Finance, Treasurer, and
                                     Chief Financial Officer
  Randall A. Mackey, Esq.     57     Chairman of the Board, Secretary and
                                     Director
  David M. Silver, PhD.       61     Director
  Keith D. Ignotz             54     Director

         The directors are elected for one-year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

         Jeffrey F. Poore, D.D.S. has served as President and Chief Executive Officer of our company since March 24, 2003. Dr. Poore served as Court Appointed Receiver and Custodian of a $50 million a year company from 2000 to 2003. From 1998 to 2000, Dr. Poore served as Chief Executive Officer for Outsource Group, a high-tech company that produces medical practice management software. From 1996 to 1998, he served as Chairman, Chief Executive Officer and acting President of Healthchair Group, Inc., a manufacturer of medical and dental equipment. From 1994 to 1996, Dr. Poore served as President and Chief Executive Officer of

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

Comphealth, one of the nation's largest health care professional staffing organizations. From 1985 to 1992, Dr. Poore served as Associate Regional Vice President of FHP of Utah, Inc. He earned a B.A. degree in Economics from Brigham Young University in 1971, and a D.D.S. degree from Loyola Medical Center in 1976. Dr. Poore also served as a director of Interwest Home Medical from 1995 until its acquisition by Praxair in June 2001

         Gregory Hill has served as Vice President of Finance, Treasurer and Chief Financial Officer of our company since June 3, 2003. From 1999 to 2001, Mr. Hill served as Senior Vice President, Chief Financial Officer and Treasurer of Lineo, Inc., a software company specializing in embedded systems. From 1997 to 1999, he was employed by Sensorium Software, Inc., where he served as Chief Financial Officer. From 1995 to 1997, Mr. Hill was Treasurer of Quark, Inc., a desktop publishing software company. Mr. Hill also served as Vice President and Treasurer of Tyco Toys, Inc. from 1993 to 1995, where he directed the worldwide treasury of Tyco Toys. Mr. Hill received a B.S. degree from the Massachusetts Institute of Technology (M.I.T.) in 1973 and an M.B.A. degree from the Harvard Business School in 1976.

         Randall A. Mackey, Esq. has been a director since January 2000. He had served as a director of our company from November 1995 to September 1998. Mr. Mackey has been president of the Salt Lake City law firm of Mackey Price & Thompson since 1992, and a shareholder and director of the firm and its predecessor firms since 1989. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, an M.B.A. degree from the Harvard Business School in 1970, a J.D. degree from Columbia Law School in 1975 and a B.C.L. degree from Oxford University in 1977. Mr. Mackey has served as Chairman of the Board since June 2001 and a director since 1998 of Cimetrix Incorporated, a software development company. Mr. Mackey has also served as Chairman of the Board since July 2000 and as a trustee since 1993 of Salt Lake Community College.

         David M. Silver, Ph.D. has been a director since January 2000. He had served as a director of our company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J. H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

         Keith D. Ignotz was elected as director in November 2000. He has been President and Chief Operating Officer of SpectRx, Inc., a medical technology company that he founded in 1992, which develops, manufactures and markets alternatives to traditional blood-based medical tests. From 1986 to 1992, Mr. Ignotz was Senior Vice President of Allergan Humphrey, Inc., a medical electronics company. From 1985 to 1986, he was President of Humphrey Instruments Limited-SKB, a medical electronics company, and from 1980 to 1985, Mr. Ignotz was President of Humphrey Instruments GmbH, also a medical electronics company. Mr. Ignotz also served on the Board of Directors of Vismed, Inc., d/b/a Dicon from 1992 to June 2000. Mr. Ignotz received a B.A. degree in Sociology and Political Science from San Jose University and an M.B.A. degree from Pepperdine University. Mr. Ignotz has served as a trustee of Pennsylvania College of Optometry since 1990, as a director for FluoRx, Inc. since 1997, and as a member of the American Marketing Association of the American Association of Diabetes Education.

Technical and Medical Advisory Personnel

         We utilize an informal Clinical Advisory Board of recognized practicing ophthalmic surgeons in technical and medical advisory capacities. Outside consultants are generally used on an ad hoc basis and such individuals do not meet together as a group and are not compensated. The Members of our Clinical Advisory Board are as follows:

         Paul L. Archambeau, M.D. -- Dr. Archambeau is an ophthalmologist in Santa Rosa, California and a faculty member at the University of California at San Francisco. He received his medical degree at the University of Buffalo
Medical School in 1959 and performed his residency at the Mayo Clinic in Rochester, Minnesota.

         Daniele S. Aron-Rosa, Ph.D, M.D. -- Dr. Aron-Rosa is a faculty member at the Rothschild Eye Institute in Paris, France. She received a doctorate degree in physics from the University of Paris in 1957 and received her medical degree there in 1962 and performed her residency at the University of Paris Hospital.

         Richard G. Bowe, M.D. -- Dr. Bowe is an ophthalmologist practicing in Tacoma, Washington. He received his medical degree at the University of Washington in 1964 and performed his residency at Brooke Army Medical Center.

         Jonathan Cress, M.D. -- Dr. Cress is an ophthalmologist practicing in Santa Cruz, California.

         Roger F. Husted, M.D. -- Dr. Husted is an ophthalmologist practicing in Monterey, California. He received his medical degree at George Washington University in1970 and performed his residency at Letterman Army Medical Center.

         Stephane P. Ganem, M.D. -- Dr. Ganem is chairman of the ophthalmology department at the Rothschild Eye Institute in Paris, France.

         Michael B. Limberg, M.D. -- Dr. Limberg is an ophthalmologist practicing in San Luis Obispo, California. He received his medical degree at the University of Utah Medical School in 1982 and performed his residency at Louisiana State University.

         Lawrence E. Noble, M.D. -- Dr. Noble is an ophthalmologist in Provo, Utah. He received his medical degree at the University of Oregon in 1964, and performed his residency at the Good Samaritan Hospital.

         Sheldon Rabin, M.D. -- Dr. Rabin is an ophthalmologist practicing in Flushing, New York. He received his medical degree at Northwestern University in 1969 and performed his residency at New York University.

         David Silver, Ph.D. -- Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory. He received a Ph.D. degree from Iowa State University.

         Gerald Zelman, M.D. -- Dr. Zelman is an Ophthalmologist in Manhasset, New York. He received his medical degree at the University of Lausanne in 1964, and performed his residency at the Brooklyn Eye and Ear facility in Brooklyn, New York.

         Elliot Kirstein, O.D. -- Dr. Kirstein is an Optometrist practicing in Ohio.

         William Fishkind, M.D. -- Dr. Fishkind is an Ophthalmologist practicing in Arizona.

         David Mittleman, M.D. -- Dr. Mittleman is an Ophthalmologist practicing in Florida.

         Sonia Yoo, M.D. -- Dr. Yoo is an Ophthalmologist practicing at Bascom Palmer Eye Institute in Miami, Florida.

Board Meetings and Committees

         The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey and Keith D. Ignotz. The Audit Committee met twice during the fiscal year.

The Audit Committee

         The Audit Committee is primarily responsible for reviewing the services performed by our independent public accountants and internal audit department and evaluating our accounting principles and our system of internal accounting controls. The Compensation Committee of the Board of Directors consists of directors Dr. David M. Silver, Randall A. Mackey and Keith D. Ignotz. The Compensation Committee met two times during the fiscal year. The Compensation
Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. No director attended fewer than 75% of all meetings of the Board of Directors during the 2002 fiscal year.

Executive Compensation

         The following table sets forth, for each of the last three fiscal years, the compensation received by Thomas F. Motter, former Chairman of the Board, and Chief Executive Officer and other executive officers (collectively, the "Named Executive Officers") whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal years ended December 31, 2002, 2001 and 2000.


                           Summary Compensation Table


                          Annual Compensation                                                        Long-Term Compensation
                                                                                                 Awards                     Payouts

                                                                  Other                       Securities
                                                                  Annual      Restricted      Underlying     Long-term    All Other
Name and                                                         Compensa-    Stock            Options/      Incentive    Compensa-
Principal Position        Period     Salary$     Bonus($)       tion($)(6)   Awards($)         SARs(#)      Payouts($)    tion($)(4)
------------------        ------     -------     --------       ----------   ---------        ----------    ----------    ----------
Thomas F. Motter          2001(1)    $200,000    $ 22,380(7)         0            0           925,000(9)          0      $  6,000(4)
Former Chairman of the    2000(2)    $178,357    $486,113(6)         0            0                 0                    $ 28,792(5)
Board and Chief           1999(3)    $141,208           0            0            0            50,000(10)         0      $  5,000(5)
Executive Officer

Mark R. Miehle            2002(1)    $134,202           0            0            0             55,000(1)         0      $  3,000(4)
Former President and      2001(2)    $150,000           0            0            0            110,000(8)         0      $  6,000(4)
Chief Operating Officer   2000(3)    $235,201    $194,000(9)         0            0            150,000(9)         0      $  6,000(4)

Aziz Mohabbat             2002(1)    $126,878           0            0            0                  0            0             0
Former Vice President of
Operations(10)

Heber C. Maughan          2002(1)    $114,416           0            0            0                  0            0             0
Former Chief Financial    2001(2)    $ 27,500           0            0            0             30,000(12)        0             0
Officer(11)
--------------------

(1)      For the fiscal year ended December 31, 2002
(2)      For the fiscal year ended December 31, 2001
(3)      For the fiscal year ended December 31, 2000
(4) The amounts under "All Other Annual Compensation" for 2002, 2001 and 2000 consist of payments related to the operation of automobiles and/or automobiles and insurance by the named executives.
(5) The amounts under "Other Annual Compensation" for the years represented consist of payments related to the residential housing accommodations for our employees, living outside of Utah while they are working at our corporate headquarters in Salt Lake City, leased from Mr. Motter at $2,500 per month.
(6)      We awarded Mr. Motter a cash bonus in June 2001.
(7) On January 21, 2000, the Board of Directors approved a bonus to Mr. Motter in the form of 38,889 shares of our common stock. The bonus was valued at $486,113 on the basis of the closing bid price of our common stock of $12.50 per share on January 21, 2000, the date the board approved the bonus.
(8) On September 11, 2001, we granted options to purchase the respective number of shares of our common stock at an exercise price of $2.75 per share.
(9) On June 5, 2000, the Board of Directors issued Mr. Miehle 28,500 shares of our common stock as a initial bonus as part of his employment agreement. The market price on the date of grant was $6.8125 per share, and compensation expense in the amount of $194,000 was recognized. Mr. Miehle was also granted options to purchase 150,000 shares of our common stock at an exercise price of $6.00 per share.
(10) Mr. Mohabbat was named as interim chief operating officer on August 30, 2002. He was not an officer in prior years.
(11) Mr. Maughan was named as interim chief executive officer on August 30, 2002.
(12) On October 1, 2001, the Board of Directors granted options to purchase the respective number of shares of our common stock at an exercise price of $2.75 per share.
(13) On January 28, 2002, the Board of Directors granted options to purchase the respective number of shares of our common stock at an exercise price of $2.75 per share.

         The following table sets forth information concerning the exercise of options to acquire shares of our Common Stock by the Named Executive Officers during the fiscal year ended December 31, 2002 as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 2002.

                                                             Number of Securities Underlying       Value of Unexercised
                                                                   Unexercised Options/SARs         In-the-Money Options/SARs
                                                                 At December 31, 2002(#)           At December 31, 2002($)
                         Shares Acquired       Value
Name                     On Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Mark R. Miehle                0                  0           102,500           212,500            0               0
Aziz Mohabbat                 0                  0            17,500            42,500            0               0
Heber C. Maughan              0                  0             7,500            22,500            0               0

Director Compensation

         On September 11, 2001, Messrs. Randall A. Mackey, Dr. David M. Silver and Keith D. Ignotz, directors of our company, were each granted options to purchase 125,000 shares of our Common Stock at an exercise price of $2.75 per share. On September 11, 2001, Messrs. Mackey and Silver were each granted options to purchase 200,000 shares of our Common Stock at an exercise price of $2.75 per share in consideration for past services as our directors from November 1995 to September 1998 and since January 2000. In addition, outside directors are also reimbursed for their expenses in attending board and committee meetings. Directors are not precluded from serving us in any other capacity and receiving compensation therefore. The options were not issued at a discount to the then market price.

Employee 401(k) Plan

         In October 1996, our Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, we may make discretionary employer matching contributions to our employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with us and satisfy other plan requirements are eligible to participate in the 401(k) plan.

1995 Stock Option Plan

         We adopted a 1995 Stock Option Plan (the "Plan"), for the officers, employees, directors and consultants of our company on November 7, 1995. The Plan authorized the granting of stock options ("Plan Options") to purchase an aggregate of not more than 300,000 shares of our common stock. On February 16, 1996, options for substantially all 300,000 shares were granted. On June 9, 1997, our shareholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. On September 3, 1998, our shareholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 shares to 1,200,000 shares. On November 29, 2000, our shareholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,200,000 shares to 1,700,000 shares. On September 11, 2001, our shareholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,700,000 shares to 2,700,000 shares. On June 13, 2003, our shareholders approved an amendment to the Plan to increase the member of shares of common stock reserved for issuance thereunder from 2,700,000 shares to 3,700,000 shares.

         The Compensation Committee administers the Plan. In general, the Compensation Committee will select the person to whom options will be granted and will determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan will become exercisable at such times as may be determined by the Compensation Committee. PlanOptions granted may be either incentive stock options ("ISOs"), as such term is defined in the Internal Revenue Code, or non-ISOs. ISOs may only be granted to persons who are our employees. Non-ISOs may be granted to any person, including, but not limited to, our employees, independent agents, consultants as the Compensation Committee believes has contributed, or will contribute, to our success as the Compensation Committee believes has contributed, or will contribute, to our success. The Compensation Committee shall determine the exercise price of options granted under the Plan, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of our stock) of the fair market value (as defined in the Plan) of the common stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

         The term of each Option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of our stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the Plan at any time; provided, however, that unless ratified by our shareholders, no amendment or change in the Plan will be effective which would increase the total number of shares which may be issued under the Plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

         We entered into an employment agreement with Thomas F. Motter, which commenced on January 1, 1998 and expires on December 31, 2002. The agreement requires Mr. Motter to devote substantially all of his working time to us, provided that he may be terminated for "cause" (as provided in the agreements) and prohibits him from competing with us for two years following the termination of his employment agreement. The agreement provides for the payment of an initial base salary of $135,000, effective as of January 1, 1998. The agreement also provides for salary increases and bonuses as shall be determined at the discretion of the board of directors. Effective as of October 1, 1999, the Board of Directors approved an increase in Mr. Motter's annual base salary to $160,000, and effective as of July 1, 2000, the board approved an increase in his annual base salary to $200,000, which remained in effect during 2002. Mr. Motter resigned on August 30, 2002. He continued to receive his salary per terms of the agreement through December 16, 2002.

         We entered into an employment agreement with Mark R. Miehle, which commenced on June 5, 2000, and was to expire on June 4, 2003. The agreement required Mr. Miehle to devote substantially all of his working time to us, provided that he may be terminated for "cause" (as provided in the agreement) and prohibited him from competing with us for two years following the termination of his employment agreement. The agreement provided for the payment of an initial annual base salary of $150,000, effective as of June 5, 2000, and the issuance of stock options to purchase 150,000 shares of our common stock at $6.00 per share, to be vested in equal annual amounts over a three year period. The agreement also provided for salary increases and bonuses as to be determined at the discretion of the Board of Directors. The stated annual compensation remained in effect through December 31, 2001 and into 2002. The board of directors terminated Mr. Miehle on August 30, 2002. He entered into a six month consulting agreement, which expired on February 28, 2003, for $5,000 per month. Mr. Miehle was paid $15,000 in 2002 under the terms of the consulting agreement.

         We entered into an employment agreement with Jeffrey F. Poore, which commenced on March 19, 2003 and expires on March 19, 2006. The agreement requires Mr. Poore to devote substantially all of his working time to us, provided that he may be terminated for "cause" (as provided in the agreements) and prohibits him from competing with us for two years following the termination of his employment agreement. The agreement provides for the payment of an initial base salary of $175,000, effective as of March 19, 2003. The agreement also provides for salary increases and bonuses as shall be determined at the discretion of the board of directors. The agreement further provides for the issuance of stock options to purchase 1,000,000 shares of our common stock at $.16 per share, of which options to purchase 800,000 shares of common stock shall vest on March 19, 2003, options for an additional 100,000 shares of common stock shall vest on March 19, 2004, and options for an additional 100,000 shares of common stock shall vest on March 19, 2005.

Limitation of Liability and Indemnification

         We reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. We believe that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow our directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Our Bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by Delaware law. The Bylaws authorize the use of indemnification agreements and we have entered into such agreements with each of our directors and executive officers.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of our company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of any class of our common stock to file initial reports of ownership and reports of changes of ownership of common stock. Such persons are also required to furnish us with all
Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us with respect to fiscal 2002, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 31, 2003 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                  Percent of
Name and Address(1)                    Number of Shares            Ownership

Douglas A. MacLeod, M.D. (2)               4,150,707                  17.2%
  502 South M Street
  Tacoma Washington 98405

Jeffrey F. Poore(3)                          800,000                   3.3

Dr. David M. Silver(4)                       491,166                   2.0

Randall A. Mackey(4)                         475,000                   2.0

Keith D. Ignotz(5)                           204,560                     *

Gregory Hill                                      --                     *

Executive officers and directors
   as a group (five persons)               1,970,726                   8.2%
-----------------
*Less than 1%.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah, 84119.
(2) Includes the stock held by Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute and Milan Holdings, Ltd. (3) Includes options to purchase 800,000 shares of Common Stock granted to Dr. Poore that are currently exercisable or will become exercisable within 60 days of March 31, 2003.
(4) Includes options to purchase 475,000 shares of Common Stock granted to each of Dr. Silver and Mr. Mackey that are currently exercisable or will become exercisable within 60 days of March 31, 2003.
(5) Includes options to purchase 203,851 shares of Common Stock granted to Mr. Ignotz that are currently exercisable or will become exercisable within 60 days of March 31, 2003.


                              CERTAIN TRANSACTIONS

         The information set forth herein describes certain transactions between us and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

         Thomas F. Motter, our former Chairman of the Board and Chief Executive Officer, leased his former residence to us for $2,500 per month. The primary use of the residential property was for housing accommodations for our employees living outside of Utah while they were working at our corporate headquarters in Salt Lake City. We obtained an appraisal from an independent appraiser, which has concluded that the monthly rate of $2,500 represents the fair market rate for leasing the residential property. We paid $14,000 in rent during 2002. This agreement was terminated on January 31, 2003.

         We entered into a consulting agreement with Mark R. Miehle, the our former president and chief operating officer for a period of six months commencing on September 3, 2002. The agreement was renewable for additional six month terms. We did not renew the contract upon its expiration. We paid $15,000 under this agreement during 2002 and had an accrual of $5,000 as of December 31, 2002.

         Randall A. Mackey, a director since January 21, 2000, and from September 1995 to September 3, 1998 and chairman of the board since August 30, 2002, is President and a shareholder of the law firm of Mackey Price & Thompson, which rendered legal services in connection with various corporate matters. Legal fees and expenses paid to Mackey Price & Thompson for the fiscal years ended December 31, 2002 and 2001, totaled $167,000 and $159,000, respectively. As of December 31, 2002, we owed this firm $47,000, which is included in accounts payable.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 80,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. We have created six classes of preferred stock, designated as Series A preferred stock, Series B preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock and Series F convertible preferred stock.

         Common Stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from legally available funds. Upon our liquidation or dissolution, the holders of common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion or redemption rights applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and nonassessable.

         Preferred Stock. The Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, up to 5,000,000 shares of preferred stock in one or more classes or series, and to fix or alter the designations, power and preferences, and relative participation, option or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock, and the number of shares constituting any such class or series and its designation and to increase or decrease the number of such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding. The issuance of any series of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control and could adversely affect the rights of the holders of the common stock. As of the date of this Memorandum, we have created and issued shares of five classes of preferred stock more fully discussed below.

         Series A Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series A preferred stock. Each share of Series A preferred stock is convertible into shares of common stock at a rate of
1.2 shares of common stock for each share of Series A preferred stock. We may, at our sole option, at any time, redeem all of the then-outstanding shares of Series A preferred stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series A preferred stock are entitled to non-cumulative preferred dividends at the rate of $0.24 per share of Series A preferred stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from our surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series A preferred stock has priority rights to dividends over the common stock, but will not participate in any dividends payable to the holders of shares of common stock. No dividends will be paid to holders of shares of common stock unless and until all dividends on shares of preferred stock have been paid in full for the same period. Except upon the redemption of the Series A preferred stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series A preferred stock as to dividends, or upon our liquidation, dissolution or winding-up, the payment of dividend from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up, the holders of shares of Series A preferred stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds to the holders of shares of common stock or any other stock ranking on liquidation junior or subordinate to the Series A preferred stock, an amount equal to $1.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series A preferred stock have no voting rights, except in those instances required by Delaware law.

         As of June 30, 2003, there were a total of 5,627 shares of Series A preferred stock issued and outstanding. A total of 6,753 shares of common stock has been set aside and reserved in the event the holders of shares of Series A preferred stock elect to convert those shares into shares of common stock. As of June 30, 2003, 116,897 shares of Series A preferred stock have been converted into 140,276 shares of common stock.

         Series B Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series B preferred stock. Each share of the Series B preferred stock is convertible into shares of common stock at a rate of 1.2 shares of common stock for each share of Series B preferred stock. We may, at our sole option, at any time, redeem all of the then-outstanding shares of Series B preferred stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series B preferred stock are entitled to non-cumulative preferred dividends at the rate of $0.48 per share of Series B preferred stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from our surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series B preferred stock has priority rights to dividends over the common stock, but will not participate in any dividends payable to the holders of shares of common stock. No dividends will be paid to holders of shares of common stock unless and until all dividends on shares of preferred stock have been paid in full for the same period. Except upon the redemption of the Series B preferred stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series B preferred stock as to dividends, or upon our liquidation, dissolution or winding-up, the payment of dividends from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up, the holders of shares of Series B preferred stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds to the holders of shares of common stock or any other stock ranking on liquidation junior or subordinate to the Series B preferred stock, an amount equal to $4.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series B preferred stock have no voting rights, except in those instances required by Delaware law.

       As of June 30, 2003, there were a total of 8,986 shares of Series B preferred stock issued and outstanding. A total of 10,783 shares of common stock have been set aside and reserved in the event the holders of shares of Series B preferred stock elect to convert those shares into shares of common stock. As of June 30, 2003, 484,014 shares of Series B preferred stock have been converted into 580,817 shares of common stock.

         Series C Preferred Stock. The Board of Directors has authorized the issuance of a total of 30,000 shares of Series C preferred stock at $100 per share. Each share of Series C preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.75 per share of common stock (or approximately 57.14 common shares for each share of Series C preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by us to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per shares. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series C preferred stock are entitled to 12% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at our sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series C preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock and Series B preferred stock with which Series C preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series C preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series C preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of June 30, 2003, there were no shares of Series C preferred stock issued and outstanding. As of June 30, 2003, 29,990 shares of Series C preferred stock have been converted into 1,713,714 shares of common stock.

         Series D Convertible Preferred Stock. The Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D convertible preferred stock at $1.75 per share. Each share of Series D preferred stock is convertible into one share of common stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by us to the holders of the shares after (i) the 30-day anniversary of the effective date of a registration statement in which shares of common stock issuable upon conversion of the shares are registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series D preferred stock are entitled to 10% non-cumulative preferred dividends. Additionally, holders of the shares will receive any dividends declared on the common stock on an as-converted basis. Such dividends accrue from the date of issuance or the last preferred dividend record date and are payable in cash or shares of common stock. Such dividends, however, can only be paid at our sole option from surplus earnings and further because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation (and, in case of a merger or consolidation, we are not the surviving entity), the holders of Series D preferred stock are entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created, other than Series A preferred stock, Series B preferred stock and Series C preferred stock with which Series D preferred stock shall, for purposes of a liquidation, rank junior, an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series D preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $1.75 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series D preferred stock have no voting rights, except in those instances required by Delaware law.

         As of June 30, 2003, there were a total of 5,000 shares of Series D preferred stock issued and outstanding. A total of 8,750 shares of common stock has been set aside and reserved in the event the holders of the Series D preferred stock elect to convert those shares into shares of common stock. As of June 30, 2003, 1,630,000 shares of Series D preferred stock have been converted into 1,985,000 shares of common stock.

         Series E Preferred Stock. The Board of Directors has authorized the issuance of a total of 50,000 shares of Series E preferred stock at a stated value of $100 per share. Each share of Series E preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.875 per share of common stock (or 53.33 common shares for each share of Series E preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by us to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2005 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series E preferred stock are entitled to 8% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at our sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation (and, in case of a merger or consolidation, we are not the surviving entity), the holders of Series E preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D convertible preferred stock with which Series E preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series E preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series E preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of June 30, 2003, there were a total of 1,500 shares of Series E preferred stock issued and outstanding. A total of 80,000 shares of common stock has been set aside and reserved in the event the holders of Series E preferred stock elect to convert those shares into shares of common stock. As of June 30, 2003, 44,719 shares of Series E preferred stock have been converted into 2,385,013 shares of common stock.

         Series F Preferred Stock. The Board of Directors has authorized the issuance of a total of 50,000 shares of Series F preferred stock at a stated price of $100 per share. Each share of Series F preferred stock is convertible into shares of common stock at an initial conversion price equal to $1.875 per share of common stock (or 53.33 common shares for each share of Series E preferred stock), subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the common stock. The shares are also automatically converted into common stock upon 30 days' written notice by us to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of common stock issuable upon conversion of the shares were registered and (ii) the average closing price of the common stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2005 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series F preferred stock are entitled to 8% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the common stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of common stock. Such dividends, however, can only be paid at our sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation (and, in case of a merger or consolidation, we are not the surviving entity), the holders of Series F preferred stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D Convertible preferred stock and Series E preferred stock with which Series F preferred stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series F preferred stock into common stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series F preferred stock shall have no voting rights, except in those instances required by Delaware law.

         As of June 30, 2003, there were 5,603.75 shares of Series F preferred stock issued and outstanding. A total of 298,867 shares of common stock has been set aside and reserved in the event the holders of Series F preferred stock elect to convert those shares of common stock. As of June 30, 2003, 42,443.25 shares of Series F preferred stock have been converted into 2,263,639 shares of common stock.

         Although we were not instructed by any regulatory body to actually conduct the Rescission Offer, we decided to go forward with the Rescission Offer to reduce any type of potential contingent liability we may be exposed to in connection with our private placement of Series B preferred stock. The Rescission Offer is designed to reduce such contingent liability by placing the Series B Stockholders on notice of possible defects and presenting them with an opportunity to avoid or mitigate damages. The Rescission Offer, however, may not fully relieve us from exposure to contingent liability under federal or state securities laws.

         Class A Warrants. Each Class A warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50 per share. Class A warrants are exercisable through July 10, 2003, provided that at the time of exercise a current prospectus relating to the common stock is then in effect and the common stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class A warrants are subject to redemption by us commencing July 10, 1997, upon 30 days' written notice, at a price of $.05 per Class A warrant if the average closing bid price of the common stock for any 30 consecutive business days ending within 15 days of the date of which the notice of redemption is given shall have exceeded $8.50 per share. Holders of Class A warrants automatically forfeit their rights to purchase the shares of common stock issuable upon exercise of such warrants unless the warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All outstanding Class A warrants must be redeemed if any Class A warrants are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Class A warrants by first class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Class A warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise a Class A warrant shall terminate at 5:00 p.m. (Salt Lake City time) on the business day immediately preceding the date fixed for redemption.

         The Class A warrants may be exercised upon surrender of the certificate(s) therefore on or prior to the expiration or the redemption date at the offices of Continental Stock Transfer & Trust Company, our warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of Paradigm) of the full exercise price for the number of warrants being exercised.

         The Class A warrants contain provisions that protect the holders thereof against dissolution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of common stock (or securities convertible, exchangeable or exercisable into common stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding options or warrants or the Class A warrants, or (iii) the conversion of shares of our preferred stock to common stock.

         We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of Class A warrants will not possess any right as a shareholder of Paradigm unless or until he or she exercises the Class A warrants. As of June 30, 2003, the Class A warrants have not been exercised.

         Series E Preferred Stockholders Warrants. In connection with the sale of 48,219 shares of Series E preferred stock through a private offering in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of Rule 506 of Regulation D promulgated thereunder, we issued warrants to holders of Series E preferred stock to purchase 241,095 shares of common stock. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through May 23, 2006. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of June 30, 2003, none of the Series E Preferred Shareholders warrants has been exercised.

         Series F Preferred Stockholders Warrants. In connection with the sale of 48,046 shares of Series F preferred stock through a private offering in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of Rule 506 of Regulation D promulgated thereunder, we issued warrants to purchase 251,114 shares of common stock. Each Warrant entitled the holder to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through August 20, 2006. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of June 30, 2003, none of the Series F Preferred Shareholders warrants has been exercised.

         Kenneth Jerome Warrants. In connection with our public offering, we issued and sold warrants to Kenneth Jerome & Company, Inc. ("Kenneth Jerome") the underwriters of that offering, to purchase 100,000 shares of common stock at $8.125 per share commencing July 10, 1998 and continuing to be exercisable until July 10, 2003, and an additional 100,000 shares of common stock at a price of $7.50 per share exercisable for the same period of time. During the exercise period, holders of the Kenneth Jerome warrants are entitled to certain demand and incidental registration rights with respect to the securities issuable upon exercise of the Kenneth Jerome warrants. The number of shares covered by the Kenneth Jerome warrants are subject to adjustment in certain events to prevent dissolution. We may redeem the Kenneth Jerome warrants beginning July 10, 1998 at a price of $.05 per warrant at such time as our common stock has been trading on The Nasdaq SmallCap Market or an established exchange at a price equal to or above $10.00 per share for a period of 30 consecutive business days ending within 15 days of the date of redemption. Prior to July 10, 1998, the Kenneth Jerome warrants are not transferable except to officers and directors of the representative, co-underwriters, selling group members and their officers or partners. As of June 30, 2003, none of the Kenneth Jerome warrants has been exercised.

         KSH Investment Group Warrants. In connection with our Series D Preferred private placement, we issued warrants to KSH Investment Group, Inc. ("KSH Investment Group") warrants to purchase 208,400 shares of common stock. These warrants consist of Placement Agent Warrants to purchase 68,400 shares of common stock at any time not later than February 12, 2004 at exercise price of $2.50 per share for warrants to purchase 55,539 shares of common stock, $2.69 per share for warrants to purchase 10,461 shares, and $2.38 per share for warrants to purchase 2,400 shares of common stock. The Investment Banking Fee warrants consist of warrants to purchase 140,000 shares of common stock at any time no later than March 1, 2004 at an exercise price of $2.38 per share. The KSH Investment Group warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The registered holders of the KSH Investment Group warrants also may elect to exercise their warrants by way of cashless exercise of the warrants. The number of shares of common stock issuable on the cashless exercise of the KSH Investment Group warrants is equal to the total number of warrants issued to the holder times the difference between the then current market price and the exercise price of the warrants divided by the market price of the warrants. The holder of the KSH Investment Group warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the KSH Investment Group warrants has been exercised.

         Cyndel Warrants. In connection with certain financings that Cyndel provided to us, we issued warrants to Cyndel & Co., Inc. ("Cyndel") to purchase an aggregate of 475,000 shares of common stock. These warrants consist of warrants to purchase 75,000 shares of common stock at any time not later than February 7, 2006, at an exercise price of $4.00 per share; warrants to purchase 150,000 shares of common stock at any time not later than August 10, 2005, at an exercise price of $4.00 per share; and warrants to purchase 250,000 shares of common stock at any time not later than August 31, 2005, at an exercise price of $3.00 per share. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Cyndel warrants have been exercised.

         Lafferty Warrants. In connection with an investment banking agreement with R. F. Lafferty & Co., Inc. ("Lafferty"), we issued warrants to Lafferty to purchase 100,000 shares of our common stock. Each warrant entitles Lafferty to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are exercisable through October 15, 2004. The warrants contain provisions that protect the holder thereof against delusion by adjustment of the exercise price per share and the number of shares issuable upon the exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Lafferty warrants has been exercised.

         Limberg Warrants. In connection with certain consulting services provided to us, we issued warrants to Dr. Michael B. Limberg to purchase 300,000 shares of common stock. These warrants consist of warrants to purchase 100,000 shares of common stock at any time not later than December 1, 2008 at an exercise price of $4.00 per share; warrants to purchase 50,000 shares of common stock at any time not later than December 1, 2009 at an exercise price of $4.75 per share; warrants to purchase 50,000 shares of common stock at any time not later than June 1, 2010 at an exercise price of $6.75 per share; warrants to purchase 50,000 shares of common stock at any time not later than December 1, 2011 at an exercise price of $4.00 per share; and warrants to purchase 50,000 shares of common stock at any time not later than June 1, 2011 at an exercise price of $4.00 per share. These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Limberg warrants has been exercised.

         Hemmer Warrants. In connection with the prior retirement of John W. Hemmer, the Board of Directors authorized the issuance of warrants to Mr. Hemmer to purchase 75,000 shares of common stock. The Board of Directors authorized the issuance of these warrants to Mr. Hemmer at such time as he exercised warrants to purchase 125,000 shares of common stock at an exercise price of $2.63 per share, which were previously issued to him upon his retirement. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50 per share. The warrants are exercisable through January 24, 2005. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based on the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, the Hemmer warrants to purchase 75,000 shares of common stock have not been exercised.

         Kohn and Sucoff Warrants. In connection with certain financial consulting services provided to us, we issued warrants to KSH Investment Group, Inc. to purchase 100,000 shares of common stock. These warrants consist of warrants to purchase 100,000 shares of common stock at any time not later than February 7, 2006 at an exercise price of $4.00 per share. These warrants were subsequently assigned to Helen Kohn and Ronit Sucoff. Warrants to purchase 50,000 shares of common stock were assigned to Helen Kohn (the "Kohn Warrants") and warrants to purchase 50,000 shares of common stock were assigned to Ronit Sucoff (the "Sucoff Warrants"). These warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of June 30, 2003, none of the Kohn or Sucoff Warrants has been exercised.

         Kaplan Warrants. In connection with certain consulting services provided to us, we issued warrants to Barry Kaplan Associates to purchase 100,000 shares of common stock. Each warrant entitles Kaplan to purchase one share of common stock at an exercise price of $3.00 per share. The warrants are exercisable through May 15, 2004. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Kaplan warrants has been exercised.

         Rodman & Renshaw Warrants. In connection with certain consulting services provided to us, we issued warrants to Rodman & Renshaw to purchase 35,000 shares of common stock. Each warrant entitles Rodman & Renshaw to purchase one share of common stock at an exercise price of $2.00 per share. The warrants are exercisable through May 13, 2006. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Rodman & Renshaw warrants has been exercised.

         Warrants Issued to Archambeau, Banzhaf, Lipson, MacLeod, MacLeod Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Mauro and Reichardt. In connection with our September 6, 2002 private placement, we issued warrants to Paul L. Archambeau, M.D., John H. Banzhaf, Daniel S. Lipson, Douglas
A. MacLeod, M.D., Douglas A. MacLeod, M.D. Profit Sharing Trust, St. Mark's Eye Institute, Milan Holdings, Ltd., Frank G. Mauro and Delbert D. Reichardt to purchase an aggregate of 788,750 shares of common stock. These warrants are exercisable at any time not later than September 6, 2005 at an exercise price of $.25 per share. These warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including stock dividends stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holders of the warrants will not possess any rights as shareholders unless and until the holders exercise the warrants. As of June 30, 2003, none of these warrants has been exercised.

         Forstrom Warrants. In connection with certain consulting services provided to us, we issued warrants to Timothy R. Forstrom to purchase 200,000 shares of common stock. Each warrant entitles Forstrom to purchase one share of common stock at an exercise price of $.16 per share. The warrants are exercisable through April 30, 2006. The warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants. As of June 30, 2003, none of the Forstrom warrants has been exercised.

         Certain Provisions of Certificate of Incorporation. Our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors shall not be liable to us and our stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by us to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. We have entered into indemnification agreements with our officers and directors. Such indemnification agreements provide that we will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Our transfer agent and registrar for its common stock and the Warrant Agent for the Class A warrants is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         We are registering 8,000,000 shares of our common stock at an estimated offering price of $.50 per share. The shares will be sold on a self-underwritten, best efforts basis by us, through the efforts of our officers and directors. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

         Subject to the requirements of the Securities Act of 1933 and applicable state securities laws, we plan to offer and sell the shares in specific states in which the shares are registered or are exempt from registration, following the procedures for subscribing as outlined in this prospectus, including the form subscription agreement, and in compliance with Regulation M.

         Our officers and directors will offer the shares by prospectus and sales literature to, among other persons, prospective investors who have indicated an interest in the offering. On the effective date of our registration statement, or as soon thereafter as practicable, our officers and directors intend to mail copies of the prospectus to potential cash investors who are known to them. We also anticipate that persons who may not be presently known to our officers and directors may come to know about our offering from other sources including the Securities and Exchange Commission's EDGAR system. With the assistance of counsel, we intend to implement offering protocols and procedures that will ensure compliance with the requirements of applicable federal and state securities laws.

         The shares will not be sold through an independent broker dealer or underwriter, so no compensation will be paid with respect to any sales, except for reimbursement of expenses actually incurred on behalf of us in connection with such activities. We do not consider any of our officers and directors to be brokers under the Securities Exchange Act of 1934 (the "Exchange Act") because none of them has been, or will be, in the business of effecting transactions in securities for the accounts of others. Their participation in our offering is limited to this transaction and is not part of a general business of effecting securities transactions. We also believe that each of our officers and directors is not a broker or associated person of a broker under rule 3a4-1 of the Exchange Act for the following reasons:

         o He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation.

         o    He will not be compensated  for his  participation  in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities.

         o He is not, at the time of participation in the offering, an associated person of a broker or dealer.

         o He meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he: (i) primarily performs or is intended primarily to perform at the end of the offering substantial duties for or on behalf of us otherwise than in connection with transactions in securities; (ii) has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (iii) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

         If it is later determined than an exemption from the broker registration requirements is unavailable to exempt the activities of our officers and directors, we will either retain a registered broker or ensure that appropriate registrations are obtained before selling activities commence.

         We believe that unsolicited offers to purchase the shares will be made. However, in the event that we retain a broker dealer who may be deemed an underwriter to assist in the offer and sale of our shares, we will file a post-effective amendment to our registration statement.

         The offering will remain open for a period of 30 days, unless the entire offering has been sold prior to that time or we decide, in our sole discretion, to cease all selling efforts. While we have no plans to extend the period of the offering beyond 30 days, we may decide, in our sole discretion, to extend the offering period beyond that time.

         There is no minimum offering of shares that must be sold. Accordingly, we will have use of any proceeds received once a subscription agreement is executed and delivered to us and funds have cleared. The proceeds shall be non-refundable except as may be required by applicable law. We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

         Our shares are covered by Section 15(g) of the Exchange Act and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker/dealers who sell out securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

         Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation. Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements. The application of the penny stock rules may affect your ability to resell your shares.

                                     EXPERTS

         Our consolidated financial statements for the years ended December 31, 2002 and 2001, appearing in this Prospectus and Registration Statement, have been audited by Tanner & Co., independent auditors, as indicated in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby and certain other legal matters in connection have been passed upon for us by Mackey Price & Thompson, Salt Lake City, Utah.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information that we have filed can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including ours.

         We have filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or to the registration statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

Financial Statements
--------------------

         Balance Sheet (unaudited) - March 31, 2003  ....................   3

         Statements of Operations (unaudited) for the three months
         ended March 31, 2003 and March 31, 2002 ........................   4

         Statements of Cash Flows (unaudited) for the three months
         ended March 31, 2003 and March 31, 2002.........................   5

         Notes to Financial Statements (unaudited).......................   6


--------------------------------------------------------------------------------

                        PARADIGM MEDICAL INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                    March 31,
                                                                      2003
                                                                 -------------
                                                                  (Unaudited)
ASSETS
Current Assets
  Cash & Cash Equivalents                                       $        92,000
  Receivables, Net                                                      890,000
  Prepaid Expenses                                                       57,000
  Inventory                                                           2,405,000
                                                                ---------------
                                         Total Current Assets         3,444,000

Intangibles, Net                                                        789,000
Property and Equipment, Net                                             415,000
Deposits and Other Assets                                                96,000
                                                                ---------------
                                                 Total Assets         4,744,000
                                                                ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade Accounts Payable                                                903,000
  Accrued Expenses                                                    1,587,000
  Current Portion of Long-term Debt                                      29,000
                                                                ---------------
                                   Total Current Liabilities          2,519,000
  Long-term Debt                                                         80,000
                                                                ---------------
                                            Total Liabilities         2,599,000

Stockholders' Equity:
Preferred Stock, Authorized:
5,000,000 Shares, $.001 par value
     Series A
        Authorized:  500,000 shares; issued and
        outstanding: 5,627 shares at March 31, 2003                           -
     Series B
        Authorized:  500,000 shares; issued and
        outstanding: 8,986 shares at March 31, 2003                           -
     Series C
        Authorized:  30,000 shares; issued and
        outstanding: zero shares at March 31, 2003                            -
     Series D
        Authorized:  1,140,000 shares; issued and
        outstanding: 5,000 shares at March 31, 2003                           -
     Series E
        Authorized:  50,000; issued and
        outstanding: 1,500 at March 31, 2003                                  -
     Series F
        Authorized:  50,000; issued and
        outstanding: 5,774 at March 31, 2003                                  -
Common Stock, Authorized:
40,000,000 Shares, $.001 par value; issued and
    outstanding: 21,986,874 at March 31, 2003                            22,000
    Additional paid-in-capital                                       56,776,000
Stock subscription receivable                                          (294,000)
Accumulated Deficit                                                 (54,359,000)
                                                                ---------------
                                   Total Stockholders' Equity         2,145,000
                                                                ---------------
                   Total Liabilities and Stockholders' Equity   $     4,744,000
                                                                ===============



See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                            Three Months Ended
                                                                 March 31,

                                        2003           2002
                                     (Unaudited)    (Unaudited)


Sales                                               $    727,000  $   1,537,000

Cost of Sales                                            346,000        841,000
                                                    ------------   ------------

                                     Gross Profit        381,000        696,000
                                                    ------------   ------------
Operating Expenses:
  Marketing and Selling                                  322,000      1,015,000
  General and Administrative                             477,000        998,000
  Research, development and service                      281,000        750,000
                                                    ------------   ------------
        Total Operating Expenses                       1,080,000      2,763,000
                                                    ------------   ------------

Operating Income (Loss)                                 (699,000)    (2,067,000)

Other Income and (Expense):
  Interest Income                                          3,000          4,000
  Interest Expense                                        (7,000)       (10,000)
                                                    ------------   ------------
    Total Other Income and
    (Expense)                                             (4,000)        (6,000)
                                                    ------------   ------------
Net loss before provision
    for income taxes                                    (703,000)    (2,073,000)

Income taxes                                                  -               -
                                                    ------------   ------------
                                         Net Loss   $   (703,000)  $ (2,073,000)
                                                    ============   ============

Net Loss Per Common Share - Basic
    and Diluted                                     $       (.03)  $       (.13)
                                                    ============   ============

Weighted Average Outstanding
    Shares - Basic and Diluted                        21,976,000     15,775,000
                                                    ============   ============



See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                  Three Months Ended March 31,
                                                                     2003                 2002
                                                                 (Unaudited)          (Unaudited)
Cash Flows from Operating Activities:
  Net Loss                                                   $     (703,000)     $    (2,073,000)
  Adjustment to Reconcile Net Loss to Net
    Cash Used In Operating Activities:
       Depreciation and Amortization                                119,000              132,000
       Issuance of Common Stock for Services                              -               18,000
       Provision for (recovery of) Losses on Receivables            (75,000)             (10,000)

(Increase) Decrease from Changes in:
       Trade Accounts Receivable                                    129,000              824,000
       Inventories                                                  244,000              191,000
       Prepaid Expenses                                              24,000             (55,000)
Increase (Decrease) from Changes in:
       Trade Accounts Payable                                        (1,000)            (430,000)
       Accrued Expenses and Deposits                                176,000               69,000
                                                             --------------      ---------------
       Net Cash Used in Operating Activities                        (87,000)          (1,334,000)
                                                             --------------      ---------------
Cash Flow from Investing Activities:
  Purchase of Property and Equipment                                      -             (110,000)
  Net Cash Paid in Acquisition                                            -             (100,000)
                                                             --------------      ---------------
       Net Cash Used in Investing Activities                              -             (210,000)
                                                             --------------      ---------------
Cash Flows from Financing Activities:
  Principal Payments on Notes Payable                               (15,000)             (15,000)
                                                             --------------      ---------------
       Net Cash (Used) Provided by Financing Activities             (15,000)             (15,000)
                                                             --------------      ---------------

Net Decrease in Cash and Cash Equivalents                          (102,000)          (1,559,000)

Cash and Cash Equivalents at Beginning of Period                    194,000            2,702,000
                                                             --------------      ---------------
Cash and Cash Equivalents at End of Period                   $       92,000      $     1,143,000
                                                             ==============      ===============

Supplemental Disclosure of Cash Flow Information:

  Cash Paid for Interest                                     $        7,000      $        10,000
                                                             ==============      ===============
  Cash Paid for Income Taxes                                 $            -      $             -
                                                             ==============      ===============


See accompanying notes to financial statements

                        PARADIGM MEDICAL INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

Significant Accounting Policies:
--------------------------------

In the opinion of management, the accompanying financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Paradigm Medical Industries, Inc. (the Company) as of March 31, 2003 and the results of its operations for the three months ended March 31, 2003 and 2002, and its cash flows for the three months ended March 31, 2003 and 2002. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year period.

Liquidity and Going Concern
---------------------------

Due to the declining sales, significant recurring losses and cash used to fund operating activities, the auditors' report for the year ended December 31, 2002 included an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern. The Company has taken significant steps to reduce costs and increase operating efficiencies. In addition, the Company is attempting to obtain additional funding through the sale of its common stock. Traditionally the Company has relied on financing from the sale of its common and preferred stock to fund operations. If the Company is unable to obtain such financing in the near future it may be required to reduce or cease its operations.

Reclassifications
-----------------

Certain amounts in the financial statements for the three months ended March 31, 2002 have been reclassed to conform with the presentation of the current period financial statements.

Net Income (Loss) Per Share
---------------------------

Net income (loss) per common share is computed on the weighted average number of common and common equivalent shares outstanding during each period. Common stock equivalents consist of convertible preferred stock, common stock options and warrants. Common equivalent shares are excluded from the computation when their effect is anti-dilutive. Other common stock equivalents have not been included in loss years because they are anti-dilutive.

Preferred Stock Conversions:
----------------------------

Under the Company's Articles of Incorporation, holders of the Company's Class A and Class B Preferred Stock have the right to convert such stock into shares of the Company's common stock at the rate of 1.2 shares of common stock for each share of preferred stock. During the three month period ended March 31, 2003, no shares of Series A Preferred Stock and no shares of Series B Preferred Stock were converted to the Company's Common Stock.

Holders of Series D Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 1 share of common stock for each share of preferred stock. During the three months ended March 31, 2003, no shares of Series D Preferred Stock were converted to the Company's Common stock.

Holders of Series E Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended March 31, 2003, no shares of Series E Preferred Stock were converted to the Company's Common stock.

Holders of Series F Preferred have the right to convert such stock into shares of the Company's common stock at the rate of 53.3 shares of common stock for each share of preferred stock. During the three months ended March 31, 2003, 498 shares of Series F Preferred Stock were converted to shares of the Company's Common stock.

Warrants:
---------

The fair value of warrants granted as described herein is estimated at the date of grant using the Black-Scholes pricing model. The exercise price per share is reflective of the then current market value of the stock. No grant exercise price was established at a discount to market. All warrants are fully vested, exercisable and nonforfeitable as of the grant date. No warrants were granted during the three months ended March 31, 2003.

Related Party Transactions:
---------------------------

Payments for legal services to the firm of which the chairman of the board of directors is a partner were approximately $15,000 and $53,000 for the three months ended March 31, 2003 and 2002, respectively.

Stock - Based Compensation
--------------------------

For stock options and warrants granted to employees, the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

Stock options and warrants granted to non-employees for services are accounted for in accordance with SFAS 123 which requires expense recognition based on the fair value of the options/warrants granted. The Company calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.


                                                   Three Months Ended March 31,
                                                     2003                2002
                                                   ----------------------------

 Net loss - as reported                             $ (703,000)   $  (2,073,000)

 Deduct:  total stock-based employee
 compensation determined under fair value
 based method for all awards, net of
 related tax effects                                  (274,000)               -
                                                    ---------------------------

 Net loss - pro forma                               $ (977,000)   $  (2,073,000)
                                                    ----------------------------

 Earnings per share:
      Basic and diluted - as reported               $     (.03)   $        (.13)
      Basic and diluted - pro forma                 $     (.04)   $        (.13)


The fair value of each option grant was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                   Three Months Ended March 31,
                                                     2003                2002
                                                   ----------------------------

             Expected dividend yield                $        -    $           -
             Expected stock price volatility         102%-103%                -
             Risk-free interest rate                        4%                -
             Expected life of options                2-5 years                -

The weighted average fair value of options granted during the three months ended March 31, 2003 was $.13.

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Index to Financial Statements

--------------------------------------------------------------------------------

                                                                          Page
                                                                          ----


Report of Tanner + Co.                                                    F-2


Balance Sheet                                                             F-3


Statement of Operations                                                   F-4


Statement of Stockholders' Equity                                         F-5


Statement of Cash Flows                                                   F-6


Notes to Financial Statements                                             F-7


--------------------------------------------------------------------------------
                                                                             F-1

                                                    INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Paradigm Medical Industries, Inc.


We have audited the balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company has incurred significant losses, and has been unable to generate positive cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                TANNER + CO.
Salt Lake City, Utah
March 11, 2003


                                                      PARADIGM MEDICAL INDUSTRIES, INC.
                                                                          Balance Sheet

                                                                           December 31,
---------------------------------------------------------------------------------------


        Assets
        ------
Current assets:
  Cash                                                                $         194,000
  Receivables, net                                                              944,000
  Inventories, net                                                            2,649,000
  Prepaid and other current assets                                               81,000
                                                                      -----------------

        Total current assets                                                  3,868,000

Intangibles, net                                                                910,000
Property and equipment, net                                                     495,000
Other assets                                                                     16,000
                                                                      -----------------

        Total                                                         $       5,289,000
                                                                      -----------------

---------------------------------------------------------------------------------------

        Liabilities and Stockholders' Equity
        ------------------------------------

Current liabilities:
  Accounts payable                                                    $         904,000
  Accrued liabilities                                                         1,414,000
  Current portion of capital lease obligations                                   44,000
                                                                      -----------------

        Total current liabilities                                             2,362,000
                                                                      -----------------

Capital lease obligations, net of current portion                                80,000
                                                                      -----------------

Commitments and contingencies                                                         -

Stockholders' equity:
  Preferred stock $.001 par value, 5,000,000 shares authorized,
   27,385 shares issued and outstanding (aggregate liquidation
   preference of $6,726,000)                                                          -
  Common stock, $.001 par value, 40,000,000 shares authorized,
   21,954,238 shares issued and outstanding                                      22,000
  Additional paid-in capital                                                 56,775,000
  Stock subscription receivable                                                (294,000)
  Accumulated deficit                                                       (53,656,000)
                                                                      -----------------

        Total stockholders' equity                                            2,847,000
                                                                      -----------------

        Total liabilities and stockholders' equity                    $       5,289,000
                                                                      -----------------



---------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                     F-3


                                                                            PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                      Statement of Operations

                                                                                     Years Ended December 31,
-------------------------------------------------------------------------------------------------------------

                                                                             2002                2001
                                                                      ---------------------------------------
Sales                                                                 $       5,368,000    $        7,919,000

Cost of sales                                                                 4,210,000             4,370,000
                                                                      ---------------------------------------

        Gross profit                                                          1,158,000             3,549,000
                                                                      ---------------------------------------

Operating expenses:
  General and administrative                                                  3,702,000             5,125,000
  Marketing and selling                                                       2,795,000             4,762,000
  Research, development and service                                           2,819,000             2,947,000
  Impairment of assets                                                        2,961,000                     -
                                                                      ---------------------------------------

        Operating loss                                                      (11,119,000)           (9,285,000)

Other income (expense):
  Interest income                                                                10,000                48,000
  Interest expense                                                              (46,000)              (41,000)
  Other income (expense)                                                              -              (865,000)
                                                                      ---------------------------------------

        Total other income (expense)                                            (36,000)             (858,000)
                                                                      ---------------------------------------

        Loss before provision for income taxes                              (11,155,000)          (10,143,000)

Provision for income taxes                                                            -                     -
                                                                      ---------------------------------------

        Net loss                                                      $     (11,155,000)   $      (10,143,000)
                                                                      ---------------------------------------

Beneficial conversion feature on
   Series E preferred stock                                                           -            (2,587,000)
Deemed dividend from Series E
   preferred detachable warrants                                                      -              (314,000)
                                                                      ---------------------------------------

Net loss applicable to common shareholders                            $     (11,155,000)   $      (13,044,000)
                                                                      ---------------------------------------

Loss per common share - basic and diluted                             $           (0.63)   $            (0.98)
                                                                      ---------------------------------------

Weighted average common shares - basic and diluted                           17,736,000            13,245,000
                                                                      ---------------------------------------

-------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                           F-4

                                                                                                   PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                                   Statement of Stockholders' Equity

                                                                                              Years Ended December 31, 2002 and 2001
------------------------------------------------------------------------------------------------------------------------------------




                                          Preferred       Common Stock     Additional   Treasury Stock     Stock
                                            Stock      -------------------   Paid-in   ----------------  Subscription  Accumulated
                                        (see note 10)  Shares      Amount    Capital     Shares  Amount  Receivable       Deficit
                                         -------------------------------------------------------------------------------------------

Balance, January 1, 2001                 $        -   12,611,189  $ 13,000  $ 41,157,000    -     $ -    $   (8,000)  $ (32,358,000)

Issuance of Series E preferred stock
  for cash                                        -            -         -     4,607,000    -       -             -               -

Issuance of Series F preferred stock
  for cash                                        -            -         -     4,358,000    -       -             -               -

Conversion of preferred stock                     -    1,758,617     2,000        (2,000)   -       -             -               -

Issuance of common stock for:
  Cash                                            -      328,725         -       673,000    -       -             -               -
  Settlement of litigation                        -      350,000         -       812,000    -       -             -               -
  Services                                        -       24,000         -        48,000    -       -             -               -
  Compensation                                    -            -         -             -    -       -         8,000               -

Issuance of stock options and warrants
  for services                                    -            -         -       503,000    -       -             -               -

Net loss                                          -            -         -             -    -       -             -     (10,143,000)
                                         -------------------------------------------------------------------------------------------

Balance, December 31, 2001                        -   15,072,531    15,000    52,156,000    -       -             -     (42,501,000)

Conversion of preferred stock                     -    3,132,356     3,000        (3,000)   -       -             -               -
Issuance of common stock for:
  Cash                                            -    1,262,000     2,000       560,000    -       -             -               -
  Settlement of litigation                        -       75,000         -        34,000    -       -             -               -
  Services                                        -      167,684         -       183,000    -       -             -               -
  Assets                                          -    1,467,358     2,000     2,626,000    -       -             -               -
  In process research and development             -      477,309         -       630,000    -       -             -               -
  Subscription receivable                         -      300,000         -       294,000    -       -      (294,000)              -

Issuance of stock warrants in
  acquisition                                     -            -         -       295,000    -       -             -               -

Net loss                                          -            -         -             -    -       -             -     (11,155,000)
                                         -------------------------------------------------------------------------------------------

Balance, December 31, 2002               $        -   21,954,238  $ 22,000  $ 56,775,000    -     $ -    $ (294,000)  $ (53,656,000)
                                         -------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                                                  F-5

                                                                              PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                        Statement of Cash Flows

                                                                                       Years Ended December 31,
---------------------------------------------------------------------------------------------------------------

                                                                                    2002             2001
                                                                            -----------------------------------
Cash flows from operating activities:
  Net loss                                                                       $ (11,155,000)   $ (10,143,000)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                                     624,000          671,000
     Issuance of common stock for compensation                                               -            8,000
     Issuance of common stock for services                                             183,000           48,000
     Issuance of common stock for in process research and development                  630,000
     Issuance of stock option/warrant for services                                           -          503,000
     Common stock issued for litigation settlement                                      34,000          812,000
     Recovery of bad debt expense                                                      (23,000)               -
     Provision for losses on inventory                                               1,755,000                -
     Impairment of intangibles and other assets                                      2,961,000                -
     (Gain) loss on disposal of assets                                                       -           23,000
     (Increase) decrease in:
       Receivables                                                                   1,473,000         (787,000)
       Inventories                                                                     952,000         (684,000)
       Prepaid and other assets                                                        255,000         (152,000)
     Increase (decrease) in:
       Accounts payable                                                               (313,000)         530,000
       Accrued liabilities                                                            (158,000)         372,000
                                                                            -----------------------------------

        Net cash used in operating activities                                       (2,782,000)      (8,799,000)
                                                                            -----------------------------------

Cash flows from investing activities:
  Purchase of property and equipment                                                   (28,000)        (220,000)
  Increase in intangibles                                                             (103,000)         (26,000)
  Proceeds from the disposal of assets                                                   2,000                -
  Net cash paid in acquisition                                                        (100,000)               -
                                                                            -----------------------------------

        Net cash used in investing activities                                         (229,000)        (246,000)
                                                                            -----------------------------------

Cash flows from financing activities:
  Proceeds from issuance of Series E preferred stock                                         -        4,607,000
  Proceeds from issuance of Series F preferred stock                                         -        4,358,000
  Principal payments on capital lease obligations                                      (59,000)         (85,000)
  Proceeds from the issuance of common stock, including
    exercise of common stock warrants and options                                      562,000          673,000
                                                                            -----------------------------------

        Net cash provided by financing activities                                      503,000        9,553,000
                                                                            -----------------------------------

Net change in cash                                                                  (2,508,000)         508,000

Cash, beginning of year                                                              2,702,000        2,194,000
                                                                            -----------------------------------

Cash, end of year                                                                $     194,000    $   2,702,000
                                                                            -----------------------------------

---------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                             F-6

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements

                                                      December 31, 2002 and 2001
--------------------------------------------------------------------------------

1.   Organization       Organization
     and Significant    Paradigm  Medical  Industries,  Inc.  (the Company) is a
     Accounting         Delaware  Corporation  incorporated in October 1989. The
     Policies           Company   is  engaged   in  the   design,   development,
                        manufacture,  and sale of high  technology  surgical and
                        diagnostic eye care products.  Its surgical equipment is
                        designed to perform minimally  invasive cataract surgery
                        and  is  comprised  of  surgical   devices  and  related
                        instruments  and   accessories,   including   disposable
                        products. Its diagnostic products include a pachymeter, an A-Scan, an A/B Scan, a biomicroscope, a perimeter, a corneal topographer, and a blood flow analyzer.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        Inventories
                        Inventories are stated at the lower of cost or market, cost is determined using the weighted average method.

                        Property and Equipment
                        Property and equipment are recorded at cost, less accumulated depreciation. Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.


--------------------------------------------------------------------------------
                                                                             F-7

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Intangible Assets
     and Significant    As of December 31, 2002,  intangible assets consisted of
     Accounting         goodwill  related to the  purchase of Ocular Blood Flow,
     Policies           Ltd.,   product   rights,    capitalized   payments   to
     Continued          manufacturers  for  engineering  and design services and
                        patent costs.

                        Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 required an initial impairment assessment involving a comparison of the fair value of goodwill and other intangible assets to current carrying values. As of January 1, 2002, the initial impairment assessment did not result in any impairment charge. Intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually or more frequently if events or circumstances indicate that an asset might be impaired. Intangible assets determined to have definite lives are amortized on a straight-line basis over their useful lives. Product rights are being amortized over five years, capitalized engineering and design costs are fully amortized as of December 31, 2002, and patents are being amortized over the life of the patents which is ten years. We review such intangible assets with definite lives for impairment to ensure they are appropriately valued if conditions exist that may indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations. Goodwill is not amortized. We perform tests for impairment of goodwill annually or more frequently if events or circumstances indicate it might be impaired. Such tests include comparing the fair value of a reporting unit with its carrying value, including goodwill.

                        Impairment assessments are performed using a variety of methodologies, including cash flow analysis, estimates of sales proceeds and independent appraisals. Where applicable, an appropriate discount rate is used, based on the Company's cost of capital rate or location-specific economic factors.


--------------------------------------------------------------------------------
                                                                             F-8

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Evaluation of Other Long-Lived Assets
     and Significant    The  Company   evaluates  the  carrying   value  of  the
     Accounting         unamortized  balances  of  other  long-lived  assets  to
     Policies           determine  whether any  impairment  of these  assets has
     Continued          occurred  or  whether   any   revision  to  the  related
                        amortization  periods should be made. This evaluation is
                        based on  management's  projections of the  undiscounted
                        future  cash  flows   associated  with  each  asset.  If
                        management's   evaluation  were  to  indicate  that  the
                        carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset.

                        Income Taxes
                        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation, impairment of intangible assets, stock compensation expense, and accrued liabilities.

                        Stock - Based Compensation
                        For stock options and warrants granted to employees the Company employs the footnote disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board
                        (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS No. 123. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

--------------------------------------------------------------------------------
                                                                             F-9

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Stock - Based Compensation - Continued
     and Significant    Stock options and warrants granted to non-employees  for
     Accounting         services are accounted  for in accordance  with SFAS 123
     Policies           which  requires  expense  recognition  based on the fair
     Continued          value  of  the  options/warrants  granted.  The  Company
                        calculates the fair value of options and warrants granted by use of the Black-Scholes pricing model.

                        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                   Years Ended December 31,
                                           ---------------------------------
                                                 2002            2001
                                           ---------------------------------

 Net loss - as reported                     $ (11,155,000) $   (10,143,000)

 Deduct:  total stock-based employee
 compensation determined under fair value
 based method for all awards, net of
 related tax effects                             (618,000)      (1,432,000)
                                           ---------------------------------

 Net loss - pro forma                       $ (11,773,000) $   (11,575,000)
                                           ---------------------------------

 Earnings per share:
      Basic and diluted - as reported       $        (.63) $          (.77)
      Basic and diluted - pro forma         $        (.66) $          (.87)

                        The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                  December 31,
                                     ----------------------------------------
                                             2002                2001
                                     ----------------------------------------

    Expected dividend yield            $                 - $               -
    Expected stock price
      volatility                                 102%-103%         106%-107%
    Risk-free interest rate                             4%              4-5%
    Expected life of options                     2-7 years         3-5 years


                            The weighted average fair value of options granted during 2002 and 2001 are $1.25 and $1.71, respectively.

--------------------------------------------------------------------------------
                                                                            F-10

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Earnings Per Share
     and Significant    The  computation  of basic  earnings per common share is
     Accounting         based  on  the   weighted   average   number  of  shares
     Policies           outstanding during each year.
     Continued
                        The computation of diluted  earnings per common share is
                        based  on  the   weighted   average   number  of  shares
                        outstanding  during  the  year  plus  the  common  stock
                        equivalents,  which  would  arise from the  exercise  of
                        stock  options  and  warrants   outstanding   using  the
                        treasury  stock method and the average  market price per
                        share during the year.  Options and warrants to purchase
                        5,151,557 and 6,221,798 shares of common stock at prices
                        ranging from $2.00 to $12.98 per share were  outstanding
                        at December  31, 2002 and 2001,  respectively,  but were
                        not   included  in  the  diluted   earnings   per  share
                        calculation   because   the   effect   would  have  been
                        antidilutive.

                        Revenue Recognition
                        Revenues for sales of products that require specific installation and acceptance by the customer are recognized upon such installation and acceptance by the customer. Revenues for sales of other surgical systems, ultrasound diagnostic devices, and disposable products are recognized when the product is shipped. A signed purchase agreement and a deposit or payment in full from customers is required before a product leaves the premises. Title passes at time of shipment (F.O.B. shipping point).

                        Research and Development
                        Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company.

                        Concentration of Risk
                        The market for opthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.

--------------------------------------------------------------------------------
                                                                            F-11

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Concentration of Risk - Continued
     and Significant    The Company's high technology  product line requires the
     Accounting         Company  to  deal  with  suppliers  and   subcontractors
     Policies           supplying  highly  specialized  parts,  operating highly
     Continued          sophisticated   and  narrow   tolerance   equipment  and
                        performing  highly  technical  calculations  and  tasks.
                        Although  there are a limited  number of  suppliers  and
                        manufacturers  that  meet the  standards  required  of a
                        regulated medical device, management believes that other
                        suppliers  and   manufacturers   could  provide  similar
                        components and services.

                        The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $2 million per claim with an aggregate policy limit of $2 million. Any losses that the Company may suffer from any product liability litigation could have a material adverse effect on the Company.

                        A significant portion of the Company's product sales is in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.

                        During the years ended December 31, 2002 and 2001, no single customer represented more than 10 percent of total net sales.

                        Accounts receivable are due from medical distributors, surgery centers, hospitals, optometrists and ophthalmologists located throughout the U.S. and a number of foreign countries. The receivables are generally due within thirty days for domestic customers with extended terms offered for some international customers. The Company maintains an allowance for estimated potentially uncollectible amounts.


--------------------------------------------------------------------------------
                                                                            F-12

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Warranty
     and Significant    The Company provides  product  warranties on the sale of
     Accounting         certain products that generally extend for one year from
     Policies           the date of sale.  The  Company  maintains a reserve for
     Continued          estimated warranty costs based on historical  experience
                        and management's best estimates.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Reclassifications
                        Certain amounts in the 2001 financial statements have been reclassified to conform to the presentation of the current year financial statements.

2.   Going              The accompanying financial statements have been prepared
     Concern            on  a  going  concern  basis,   which  contemplates  the
                        realization   of   assets   and  the   satisfaction   of
                        liabilities   in  the   normal   course   of   business.
                        Historically,  the  Company  has  not  demonstrated  the
                        ability   to   generate   sufficient   cash  flows  from
                        operations to satisfy their liabilities and sustain operations and the Company has incurred significant losses. These factors raise substantial doubt about the Company's ability to continue as a going concern.



--------------------------------------------------------------------------------
                                                                            F-13

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


2.   Going              The  Company's   continuation  as  a  going  concern  is
     Concern            dependent on its ability to generate  sufficient  income
     Continued          and cash flow to meet its  obligations on a timely basis
                        and/or obtain  additional  financing as may be required.
                        The  Company  is  actively  seeking  options  to  obtain
                        additional capital and financing.  The Company currently
                        has a  private  equity  line of  credit  agreement  with
                        Triton  West Group,  Inc.,  (Triton),  which  allows the
                        Company to sell $20 million of common stock over a three
                        year   period  beginning  December  2000  to  Triton  by
                        tendering  put  notices to  purchase  shares  subject to
                        certain  NASDAQ trading  restrictions.  The company sold
                        approximately   329,000   shares  of  common  stock  for
                        approximately $673,000 during 2001 (see note 7). No shares of common stock were sold under the Triton equity line of credit during 2002. Management is uncertain that the combination of existing working capital and the private equity line of credit will be sufficient to assure continuation of the Company's operations through December 31, 2003. In the past, the Company has relied heavily upon sales of its common and preferred stock to fund operations. There can be no assurance that such equity financing will be available on terms acceptable to the Company in the future. If the Company is unable to obtain such financing or secure debt financing, it may be unable to continue development of its products and may be required to substantially curtail operations.


3.   Acquisitions       Innovative Optics, Inc.
                        On January 31, 2002, the Company  completed the purchase
                        of   certain   assets   of   Innovative   Optics,   Inc.
                        ("Innovative  Optics"),  pursuant  to the  terms  of the
                        Asset  Purchase  Agreement (the  "Agreement")  which the
                        Company entered into on January 31, 2002 with Innovative
                        Optics  and  Barton  Dietrich  Investments,   L.P.,  the
                        majority  shareholder of Innovative  Optics.  Innovative
                        Optics  is  a  Georgia   domiciled   corporation   which
                        manufactures and sells the Innovatome(TM), a software driven microkeratome that provides ophthalmic surgeons a means of cutting a corneal flap in refractive surgery, and microkeratome blades.


--------------------------------------------------------------------------------
                                                                            F-14

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       As  consideration  for the purchase of certain assets of
     Continued          Innovative  Optics, the Company paid $100,000 and issued
                        an aggregate of 1,272,825 shares of its common stock, and warrants to purchase 250,000 shares of the Company's common stock at $5.00 per share, exercisable over a period of three years from the closing date. The Company filed a registration statement with the Securities and Exchange Commission to register the shares of common stock for resale that Innovative Optics received as purchase consideration and the shares that Innovative
                        Optics will receive  upon the exercise of the  warrants.
                        The assets purchased included but were not imited to patents, inventory, work in process and finished goods relating to the Innovatome(TM), a microkeratome, and microkeratome blades. Of the 1,272,825 shares of the Company's common stock issued to Innovative Optics at closing, one-half the number of these shares, or 636,412 shares, were placed in an escrow account maintained at the law firm of Mackey Price & Thompson (the "Disbursing
                        Agent") pursuant to the terms of an Escrow Agreement.

                        In  connection  with  this   acquisition,   the  Company
                        recorded the following:


                 Inventory                               $          225,000
                Property, plant and equipment                        35,000
                Intangibles:
                      Patents, rights, trade name                   530,000
                      Goodwill                                    1,419,000
                 Equity:
                      Common stock issued                        (1,814,000)
                      Warrants issued                              (295,000)
                                                         -------------------

                 Net cash paid                           $          100,000
                                                         -------------------

                        The Company was required to use its best efforts to implement, within 90 days of the closing, Phase I of a Blade Price Reduction Program as prepared by a consultant. Immediately after such 90 day period, the Disbursing Agent was to distribute three-fourths of the shares held in escrow, or 477,309 shares, to Innovative Optics, unless the Company had certified that it had implemented Phase I of the Blade Price Reduction Program.


--------------------------------------------------------------------------------
                                                                            F-15

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       Despite  best   efforts,   the  Company  was  unable  to
     Continued          manufacture microkeratome blades at a targeted materials
                        cost  per  blade.   If  the   Company   certified   that
                        implementation  of Phase I of the Blade Price  Reduction
                        Program resulted in materials cost that exceeded the target cost per blade and such certification was not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics was to be reduced by 300 shares for every cent that the materials cost per blade exceeded the target cost. The Company was not successful in achieving the blade price reduction.
                        Innovative Optics requested that the total number of shares associated with Phase I be issued to them stating that the Company did not use its best efforts to achieve the target cost and that proper notification was not delivered to them. In August 2002, the Company issued
                        477,309 shares of common stock, which were held in escrow to Innovative Optics.

                        The shares were valued at $630,000, based upon the market price per share at the date of issue. The transaction amount was recorded as in process research and development costs and charged to expense.

                        The Company was also required to use its best efforts to implement, within six months after closing, Phase II of the Blade Price Reduction Program. Immediately after such six month period, the Disbursing Agent was to disburse the remaining shares in escrow to Innovative Optics unless the Company certified that it had implemented Phase II of the Blade Price Reduction Program and, despite best efforts, was unable to manufacture the microkeratome blades at a second targeted materials cost or less per blade. If Paradigm certified that implementation of Phase II of the Blade Price Reduction Program resulted in a materials cost that exceeded the second target cost per blade and such certification was not disputed by Innovative Optics, the number of escrow shares disbursed to Innovative Optics was to be reduced by 300 shares for every cent that the materials cost per blade exceeded the second target cost. If Innovative Optics disputes the Company's certification, the dispute will be resolved by arbitration by submitting the matter for resolution to the accounting firm of KPMG LLP. The Company did not implement Phase II of the Blade Price Reduction Project due to the lack of success experienced in Phase I. Also, the Company has not issued the remaining shares, which remain in escrow.

--------------------------------------------------------------------------------
                                                                            F-16

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


3.   Acquisitions       The Company determined that it could not manufacture the
     Continued          blades to support  its  customer  base at an  economical
                        cost. There are no blades in inventory at this time. The
                        Company  has  attempted  to sell the product and related
                        intangibles,   but  has  not  been  successful  in  such
                        efforts. Accordingly, due to the lack of projected future cash flows, during 2002 the Company recorded an impairment expense of $2,082,000 for the remaining book value of property and equipment and intangible assets purchased from Innovative Optics.

                        International Bioimmune Systems, Inc.
                        During 2002, the Company acquired 2,663,254, or 19.9%, of the outstanding shares of International Bioimmune Systems, Inc. (IBS) and warrants to purchase 1,200,000 shares of common stock of IBS at $2.50 per share for a period of two years, through the exchange and issuance of 736,945 shares of Paradigm common stock, the lending of 300,000 shares of Paradigm common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of Paradigm common stock to IBS and its counsel.

                        The issuance of 736,945 and 94,000 shares were valued based on the market price of Paradigm's common stock on the date of the transaction and resulted in an investment in IBS of $814,000, which combined with a cash investment of $65,000 made in 2000, resulted in a total investment of $879,000. The 300,000 shares were also valued at the market price on the date of issuance and were recorded as a stock subscription receivable of $294,000 because such shares will either be paid for or returned in the future.

                        Due to the uncertainty of future cash flows and the fact that the products have not been approved by the FDA, the Company determined that the likelihood of recovery of its investment was remote and recorded an impairment expense for the investment of $879,000.



--------------------------------------------------------------------------------
                                                                            F-17

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


4.   Detail of
     Certain
     Balance
     Sheet
     Accounts

Receivables:
      Trade receivables                                   $       1,286,000
      Other                                                           5,000
      Allowance for doubtful accounts                              (347,000)
                                                          -----------------

                                                          $         944,000
                                                          -----------------
Inventories:
      Finished goods                                      $       1,937,000
      Raw materials                                               2,838,000
      Reserve for obsolescence                                   (2,126,000)
                                                          -----------------

                                                          $       2,649,000
                                                          -----------------
 Accrued liabilities:
      Warranty and return allowance                       $         586,000
      Customer deposits                                              88,000
      Payroll and employee benefits                                 175,000
      Royalties                                                     182,000
      Consulting and other                                          155,000
      Deferred revenue                                              228,000
                                                          -----------------

                                                          $       1,414,000
                                                          -----------------


 5.   Intangible        Intangible  assets  consist of the following at December
      Assets            31, 2002:

                          Goodwill                            $         799,000
                          Product and technology rights                 769,000
                          Engineering and design costs                  482,000
                          Patents                                       173,000
                                                              ------------------

                                                                      2,223,000

                          Accumulated amortization                   (1,313,000)
                                                              ------------------

                          Net intangible assets               $         910,000
                                                              ------------------

                        Amortization expense for the years ended December 31, 2002 and 2001 was $248,000 and $341,000, respectively.

--------------------------------------------------------------------------------
                                                                            F-18

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


5.   Intangible         The  following  table  reflects a comparison of net loss
     Assets             and net loss per share  for each of the two years  ended
     Continued          December 31,  adjusted to give effect to the adoption of
                        SFAS 142:

                                                2002            2001
                                         ----------------------------------

 Reported net loss applicable to common
   shareholders                           $  (11,155,000)   $   (13,044,000)
 Add-back goodwill amortization,
   net of taxes                                        -             80,000
                                         ----------------------------------

 Adjusted net loss applicable to common
   Shareholders                           $  (11,155,000)   $   (12,964,000)
                                         ----------------------------------

 Reported loss per share-basic and
 diluted                                  $         (.63)   $          (.98)
 Add-back goodwill amortization                        -                  -
                                         ----------------------------------

 Adjusted loss per share-basic and
 diluted                                  $         (.63)   $          (.98)
                                         ----------------------------------

                        The changes in the carrying amount of goodwill during the year ended December 31, 2002 are as follows:


                        Balance as of December 31, 2001      $      803,000
                        Goodwill acquired during the year         2,047,000
                        Adjustments to goodwill                  (2,051,000)
                                                             --------------

                        Balance as of December 31, 2002      $      799,000
                                                             --------------

6.   Property and      Property and equipment consists of the following:
     Equipment
                       Office equipment                      $      750,000
                       Computer equipment                           657,000
                       Automobile                                    52,000
                       Furniture and fixtures                       264,000
                       Leasehold improvements                       166,000
                                                             --------------

                                                                  1,889,000

                       Accumulated depreciation
                         and amortization                        (1,394,000)
                                                            ---------------

                                                            $       495,000
                                                            ---------------

--------------------------------------------------------------------------------
                                                                            F-19

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Equity Line        The  Company  currently  has a  private  equity  line of
     of Credit          credit agreement with Triton West Group, Inc., (Triton),
                        which  allows the  Company to sell $20 million of common
                        stock over a three year  period  beginning  in  December
                        2000 to Triton by  tendering  put  notices  to  purchase
                        shares.  The put  notices may be tendered by the Company
                        at the Company's  discretion,  subject to certain NASDAQ
                        trading  restrictions.  Upon the put  notice  Triton  is
                        obligated  to  purchase  shares  at 88%  of  the  lowest
                        closing  bid  price  on  the  trading  day   immediately
                        following a five day period commencing two days prior to put notice and ending two days after such put notice date. The total amount per put is determined based on the stock closing bid price and the 30 trading day volume, with a maximum put amount of $2 million.

                        The Company sold approximately 329,000 shares of common stock for approximately $673,000 during 2001 under the equity line of credit with Triton West Group, Inc. in five different transactions dating from February 16, 2001 to June 21, 2001. There were no sales of common stock through this agreement during 2002.

8.   Lease              During the years ended  December 31, 2002 and 2001,  the
     Obligations        Company leased certain  equipment  under  noncancellable
                        capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:

                        Computer and other equipment       $         291,000

                        Less accumulated amortization               (121,000)
                                                           ------------------

                                                           $         170,000
                                                           ------------------

                        Amortization expense on assets under capital leases during the years ended December 31, 2002 and 2001 was $46,000 and $54,000, respectively.

--------------------------------------------------------------------------------
                                                                            F-20

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


8.   Lease              Capital lease obligations have imputed interest rates of
     Obligations        approximately  15% to 22%.  The  leases  are  secured by
     Continued          equipment.  Future minimum payments on the capital lease
                        obligations are as follows:

          2003                                              $         61,000
          2004                                                        45,000
          2005                                                        38,000
          2006                                                        14,000
                                                            -----------------

                                                                     158,000

 Less amount representing interest                                   (34,000)
                                                            -----------------

 Present value of future minimum lease payments                      124,000

 Less current portion                                                (44,000)
                                                            -----------------

 Long-term portion                                          $         80,000
                                                            -----------------

                        The Company leases office and warehouse space under an operating lease agreement. Future minimum rental payments under the noncancellable operating lease as of December 31, 2002 are approximately as follows:

                        Year Ending December 31,                  Amount
                         -----------------------            ------------------

                                2003                        $          42,000
                                2004                                    6,000
                                                            ------------------


          Total future minimum rental payments              $          48,000
                                                            ------------------

                        In January 2003, the lease for the Company's office and warehouse space was renewed. This renewal will result in additional minimum lease payments of $121,000 in 2003, $155,000 in 2004, and $159,000 in 2005.

                        Rent expense related to noncancelable operating leases was approximately $437,000 and $435,000 for the years ended December 31, 2002 and 2001, respectively.

--------------------------------------------------------------------------------
                                                                            F-21

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


9.   Income             The provision for income taxes is different than amounts
     Taxes              which  would  be  provided  by  applying  the  statutory
                        federal income tax rate to loss before provision for income taxes for the following reasons:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                                              2002             2001
                                         -----------------------------------

 Federal income tax benefit at
   statutory rate                        $      4,127,000 $       3,753,000
 Expiration of research and
   development tax credit
   carryforwards                                  (25,000)         (181,000)
 Amortization of goodwill                               -           (30,000)
 Other                                            (32,000)          (28,000)
 Change in valuation allowance                 (4,070,000)       (3,514,000)
                                         -----------------------------------

                                         $              - $               -
                                         -----------------------------------

                        Deferred tax assets (liabilities) are comprised of the following:

 Net operating loss carryforward                           $     15,282,000
 Depreciation, amortization, and impairment                         783,000
 Allowance and reserves                                           1,159,000
 Impairment of investment in IBS                                    325,000
 Research and development tax credit
   carryforwards                                                     34,000
                                                           -----------------

                                                                 17,583,000

 Valuation allowance                                           (17,583,000)
                                                           -----------------

                                                           $              -
                                                           -----------------

                        A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.

--------------------------------------------------------------------------------
                                                                            F-22

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


9.   Income             At December 31, 2002, the Company had net operating loss
     Taxes              carryforwards of approximately  $41,000,000 and research
     Continued          and    development   tax   credit    carryforwards    of
                        approximately $34,000. These carryforwards are available to offset future taxable income and expire in 2003 through 2020. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.


10.  Capital            The Company has  established a series of preferred stock
     Stock              with a total of  5,000,000  authorized  shares and a par
                        value of $.001, and one series of common stock with a par value of $.001 and a total of 40,000,000 authorized shares.

                        Series A Preferred Stock
                        On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Total liquidation preference at December 31, 2002 was $6,000.


--------------------------------------------------------------------------------
                                                                            F-23

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series A Preferred Stock - Continued
     Stock              3.    The  shares are  convertible  at the option of the
     Continued                holder at any time into common shares, based on an
                              initial  conversion  rate of one share of Series A
                              Preferred Stock for 1.2 common shares.

                        4.    The holders of the shares have no voting rights.

                        5. The Company may, at its option, redeem all of the then outstanding shares of the Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.

                        Series B Preferred Stock
                        On May 9, 1994, the Company established a series of non-voting preferred shares designated as 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the rights of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends. Total liquidation preference at December 31, 2002 was $36,000.


--------------------------------------------------------------------------------
                                                                            F-24

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

10.  Capital            Series B Preferred Stock - Continued
     Stock              3.    The  shares are  convertible  at the option of the
     Continued                holder at any time into common shares, based on an
                              initial  conversion  rate of one share of Series B
                              Preferred Stock for 1.2 common shares.

                        4.    The holders of the shares have no voting rights.

                        5. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.

                        Series C Preferred Stock
                        In January 1998, the Company authorized the issuance of a total of 30,000 shares of Series C Preferred Stock, $.001 par value, $100 stated value. The Series C
                        Preferred   Stock   have  the   following   rights   and
                        privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

                        4.    The holders of the shares have no voting rights.

--------------------------------------------------------------------------------
                                                                            F-25

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series D Preferred Stock
     Stock              In  January  1999,  the  Company's  Board  of  Directors
     Continued          authorized  the issuance of a total of 1,140,000  shares
                        of  Series D  Preferred  Stock  $.001 par  value,  $1.75
                        stated value. The Series D Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 10% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series D Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $3,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into one share of Common Stock at an initial conversion price, subject to adjustment. The Series D Preferred Stock shall be converted into one share of the Common Stock subject to adjustment (a) on January 1, 2002 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series D Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series D Preferred Stock is at least $3.50 per share. The Company in 1999 recorded $872,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.

                        4.    The holders of the shares have no voting rights.


--------------------------------------------------------------------------------
                                                                            F-26

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series E Preferred Stock
     Stock              In May 2001,  the Company  authorized  the issuance of a
     Continued          total of 50,000 shares of Series E Preferred Stock $.001
                        par value,  $100  stated  value.  The Series E Preferred
                        Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series E Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $150,000.

                        3. Each share is convertible, at the option of the holder at any time until January 1, 2005, into approximately 53.33 shares of Common Stock at an initial conversion price, subject to adjustment for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.875 per share of common stock. The Series E Preferred Stock shall be converted into Common Stock subject to adjustment (a) on January 1, 2005 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series E Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series E Preferred Stock is at least $3.50 per share. The Company in 2001 recorded $1,482,000 as a beneficial conversion feature related to the differences in the conversion price of the preferred stock to common stock.


--------------------------------------------------------------------------------
                                                                            F-27

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series E Preferred Stock - Continued
     Stock              4.   The holders of the shares have no voting rights.
     Continued
                        5.    The   holders  of  the  shares  also  were  issued
                              warrants to purchase shares of common stock equal to 1,000 warrants for every 200 shares purchased at an exercise price of $4.00 per share. Each warrant is exercisable until May 23, 2006.

                        Series F Preferred Stock
                        In August 2001, the Company authorized the issuance of a total of 50,000 shares of Series F Preferred Stock $.001 par value, $100 stated value. The Series F Preferred Stock has the following rights and privileges:

                        1. The holders of the shares are entitled to dividends at the rate of 8% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

                        2. Upon the liquidation of the Company, the holders of the Series F Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment. Total liquidation preference at December 31, 2002 was $627,000.


--------------------------------------------------------------------------------
                                                                            F-28

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Capital            Series F Preferred Stock - Continued
     Stock              3.    Each  share is  convertible,  at the option of the
     Continued                holder at any time until  January  1,  2005,  into
                              approximately  53.33  shares of Common Stock at an
                              initial  conversion  price,  subject to adjustment
                              for stock  splits,  stock  dividends  and  certain
                              combination  or  recapitalization  of  the  common
                              stock,  equal to $1.875 per share of common stock.
                              The Series F Preferred  Stock  shall be  converted
                              into Common  Stock  subject to  adjustment  (a) on
                              January 1, 2005 or (b) upon 30 days written notice
                              by the Company to the  holders of the  Shares,  at
                              any time after (i) the 30-day  anniversary  of the
                              registration  statement  on which  the  shares  of
                              Common  Stock  issuable  upon  conversion  of  the
                              Series F Preferred  Stock were registered and (ii)
                              the average  closing price of the Common Stock for
                              the 20-day period immediately prior to the date on
                              which notice of redemption is given by the Company
                              to the holders of the Series F Preferred  Stock is
                              at least  $3.50 per  share.  The  Company  in 2001
                              recorded  $1,105,000  as a  beneficial  conversion
                              feature   related  to  the   differences   in  the
                              conversion price of the preferred stock to common stock.

                        4.    The holders of the shares have no voting rights.

--------------------------------------------------------------------------------
                                                                            F-29

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

10.  Capital            The following table summarizes  preferred stock activity
     Stock              during the years ended December 31, 2002 and 2001:
     Continued

                             Series A          Series B          Series C         Series D           Series E           Series F
                          Shares    Amount   Shares   Amount   Shares  Amount  Shares   Amount  Shares     Amount    Shares   Amount
                          ----------------------------------------------------------------------------------------------------------
Balance at January 1,
2001                         5,957  $    -    8,986  $     -       -   $  -     52,500   $    -        -  $      -       -  $     -

Issuance of Series E
preferred stock for cash         -       -        -        -       -      -          -        -   46,219         -       -        -

Issuance of Series F
preferred stock for cash         -       -        -        -       -      -          -        -        -         -  52,472        -

Conversion of preferred
stock                         (210)      -   (6,250)       -       -      -    (42,500)       -  (26,919)        -  (5,113)       -
                          ----------------------------------------------------------------------------------------------------------

Balance at December 31,
2001                         5,747       -    8,986        -       -      -     10,000        -   19,300         -  47,359        -

Conversion of preferred
stock                         (120)      -        -        -       -      -     (5,000)       -  (17,800)        - (41,087)       -
                          ----------------------------------------------------------------------------------------------------------

Balance at December 31,
2002                         5,627  $    -    8,986  $     -       -   $  -      5,000   $    -    1,500  $      -   6,272  $     -
                          ----------------------------------------------------------------------------------------------------------

Authorized                 500,000       -  500,000        -  30,000      -  1,140,000        -   50,000         -  50,000        -
                          ----------------------------------------------------------------------------------------------------------

Liquidation preference           -  $6,000            36,000           $  -              $9,000           $150,000          $627,200
                          ----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                            F-30

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


11.  Stock Option       The Company has a Stock  Option Plan (the Option  Plan),
     Plan and           which  reserves  shares of the Company's  authorized but
     Warrants           unissued common stock for the granting of stock options.
                        Amendments to the Option Plan increased the number of shares of common stock reserved for issuance thereunder to an aggregate of 2,700,000 shares.

                        The Option Plan provides for the grant of incentive stock options and non-qualified stock options to employees and directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

                        During 2002, in connection with the Innovative Optics acquisition (see note 3), the Company granted warrants to purchase 250,000 shares of common stock at an exercise price of $5.00 per share. These warrants were nonforfeitable, vested and fully exercisable at the time of grant. The exercise prices of these options were not issued at a discount to the then market price of the common stock. The options and warrants were valued according to the Black-Scholes pricing model. As a result of these warrants, the Company included approximately $295,000 in the purchase price relating to the acquisition of the assets from Innovative Optics, Inc.

                        In addition, the Company granted the following options and warrants to non-employees during the year ended December 31, 2001:

                        o Warrants to purchase 100,000 shares of common stock at an exercise price of $4.00 per share, warrants to purchase 35,000 shares of common stock at an exercise price of $2.00 per share, and warrants to purchase 100,000 shares of common stock at $3.00 per share in return for consulting services. As a result of these warrants granted the Company recorded approximately $342,000 of general and administrative expense based on a Black-Scholes valuation.

--------------------------------------------------------------------------------
                                                                            F-31

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

11.  Stock Option       o     Warrants to purchase 50,000 shares of common stock
     Plan and                 at an  exercise  price of  $4.00  that  vested  in
     Warrants                 November  2001 were issued to a  consultant  as an
     Continued                extension of the consulting agreement. The Company
                              recognized $133,000 of general and administrative expense in connection with these warrants based on a Black-Scholes valuation.

                        o In connection with the Series E Preferred Stock offering, the Company issued warrants to purchase in aggregate 231,095 shares of common stock at an exercise price of $4.00 per share.

                        A schedule of the options and warrants is as follows:

                                                                Exercise
                                        Number of              Price Per
                               ----------------------------
                                  Options      Warrants          Share
                               -----------------------------------------------

 Outstanding at
    January 1, 2001                1,613,254     1,798,927  $   2.30 -  12.98
      Granted                      2,820,000       516,095      2.00 -   4.00
      Exercised                            -             -                  -
      Expired                       (236,626)            -      4.87 -   5.00
      Forfeited                     (289,852)            -      2.75 -   5.00
                               -----------------------------------------------
 Outstanding at
   December 31, 2001               3,906,776     2,315,022      2.00 -  12.98
      Granted                         70,000       250,000      2.00 -   5.00
      Exercised                            -             -                  -
      Expired                       (115,479)            -               5.00
      Forfeited                   (1,374,762)            -      2.31 -   6.00
                               -----------------------------------------------
 Outstanding at
   December 31, 2002               2,486,535     2,565,022  $    2.00 - 12.98
                               -----------------------------------------------

--------------------------------------------------------------------------------
                                                                            F-32

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



11.  Stock Option       The following table summarizes  information  about stock
     Plan and           options and warrants outstanding at December 31, 2002:
     Warrants
     Continued
                            Outstanding                      Exercisable
               -------------------------------------   -----------------------
                              Weighted
                              Average
                             Remaining    Weighted                  Weighted
    Range of                 Contractual   Average                    Average
    Exercise       Number        Life      Exercise        Number    Exercise
     Prices     Outstanding    (Years)      Price       Exercisable    Price
 ----------------------------------------------------   -----------------------

 $  2.00 - 5.00    3,438,649         4.12 $     3.16       3,091,098 $    3.68
    6.00 - 8.13    1,587,025          .73       6.07       1,512,025      7.27
          12.98       25,883          N/A      12.98          25,883     12.98
 ----------------------------------------------------   -----------------------

 $  2.30 -12.98    5,051,557         3.05 $     4.34       4,629,006 $    4.90
 ----------------------------------------------------   -----------------------


12. Related Party       Thomas F. Motter, former Chairman of the Board and Chief
     Transactions       Executive  Officer  of the  Company,  leased  his former
                        residence  to the  Company  for $2,500  per  month.  The
                        primary use of the residential  property was for housing
                        accommodations   for  the  Company's   employees  living
                        outside of Utah while they were working at the Company's
                        corporate  headquarters  in Salt Lake City.  The Company
                        obtained an  appraisal  from an  independent  appraiser,
                        which  has  concluded  that the  monthly  rate of $2,500
                        represents   the  fair   market  rate  for  leasing  the
                        residential property. The Company paid $14,000 in rent during 2002. This agreement was terminated on January
                        31, 2003.

                        The Company entered into a consulting agreement with a former executive officer of the Company for a period of six months commencing in September 2002. The agreement was renewable for additional six-month terms. The Company did not renew the contract upon its expiration. The Company paid $15,000 under this agreement during 2002 and had an accrual of $5,000 as of December 31, 2002.

--------------------------------------------------------------------------------
                                                                            F-33

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


12.  Related Party      A law  firm,  of  which  the  chairman  of the  board of
     Transactions       directors of the Company is a shareholder,  has rendered
     Continued          legal  services to the  Company.  The Company  paid this
                        firm $175,000 and $159,000, for the years ended December
                        31,  2002 and 2001,  respectively.  As of  December  31,
                        2002, the Company owed this firm $50,000, which is included in accounts payable.


13.  Supplemental       o  During the year ended  December 31,  2002 the Company
     Cash Flow             acquired certain  assets of  Innovative  Optics, Inc.
     Information           in  a   purchase  transaction   (see  note  3).   The
                           transaction required  the  payment of  $100,000 and a
                           potential  issuance  of  1,272,000  shares  of common
                           stock. In  connection  with   this  acquisition,  the
                           Company recorded the following:



                           Inventory                           $        225,000
                           Property, and equipment                       35,000
                           Intangibles:
                             Patents, rights, trade name                530,000
                             Goodwill                                 1,419,000
                           Equity:
                             Common stock issued                     (1,814,000)
                             Warrants issued                           (295,000)
                                                               -----------------

                           Net cash paid                       $        100,000
                                                               -----------------

--------------------------------------------------------------------------------
                                                                            F-34

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


13.  Supplemental       o     During 2002, the Company  acquired  2,663,254,  or
     Cash Flow                19.9%, of the outstanding  shares of International
     Information              Bioimmune  Systems,  Inc.  (IBS) and  warrants  to
     Continued                purchase  1,200,000  shares of common stock of IBS
                              at $2.50  per  share  for a period  of two  years,
                              through  the  exchange  and  issuance  of  736,945
                              shares of Paradigm common stock, the lending of 300,000 shares of Paradigm common stock to IBS, and the payment of certain expenses of IBS through the issuance of an aggregate of 94,000 shares of Paradigm common stock to IBS and its counsel.

                        o During the year ended December 31, 2001, the Company acquired $235,000 of property and equipment in exchange for capital lease agreements.

                        Actual amounts paid for interest and income taxes are as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                                               2002             2001
                                         -----------------------------------

                        Interest         $         46,000 $          41,000
                                         -----------------------------------

                        Income taxes     $              - $               -
                                         -----------------------------------

--------------------------------------------------------------------------------
                                                                            F-35

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



14.  Export Sales       Total sales  include  export  sales by major  geographic
                        area as follows:

                                                    Years Ended
                                                    December 31,
                                         -----------------------------------
                         Geographic Area       2002              2001
                                         -----------------------------------

                         Far East        $       1,171,000 $      1,416,000
                         South America             308,000          301,000
                         Middle East               337,000          287,000
                         Europe                    505,000        1,323,000
                         Canada                    121,000          200,000
                         Mexico                     61,000           31,000
                                         -----------------------------------

                                         $       2,503,000 $      3,558,000
                                         -----------------------------------


15.  Savings Plan       In  November  1996,  the  Company  established  a 401(k)
                        Retirement  Savings Plan for the Company's  officers and
                        employees. The Plan provisions include eligibility after
                        six months of service,  a three year  vesting  provision
                        and 100% matching  contribution  by the Company up to 3%
                        of a participant's compensation.  During the years ended
                        December  31,  2002 and 2001,  the  Company  contributed
                        approximately   $59,000   and   $68,000   to  the  Plan,
                        respectively.


16.  Commitments        Consulting Agreements
     and                During  the year ended  December  31,  1999 the  Company
     Contingencies      entered a consulting  agreement with a former officer of
                        the Company, which expires in 2004 and requires annual payments of $25,000 through 2003 and a payment of $12,500 in 2004.

                        During the year ended December 31, 2000, in connection with the acquisition of OBF, the Company entered a consulting agreement with the former owner of OBF, which requires monthly payments of $6,000 through June 2003.

--------------------------------------------------------------------------------
                                                                            F-36

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation
     and                An action was brought  against the Company in March 2000
     Contingencies      by  George  Wiseman,  a former  employee,  in the  Third
     Continued          District  Court of Salt Lake County,  State of Utah. The
                        complaint  alleges  that the  Company  owes Mr.  Wiseman
                        6,370 shares of its common stock plus costs, attorney's fees and a wage penalty (equal to 1,960 additional shares of Paradigm common stock) pursuant to Utah law.
                        The Company believes the complaint is without merit and intends to vigorously defend against the action.

                        An action was brought against the Company in September 2000 by PhotoMed International, Inc. and Daniel M. Eichenbaum in the Third District Court of Salt Lake County, State of Utah. The action involves an amount of royalties that are allegedly due and owing to PhotoMed International, Inc. and Dr. Eichenbaum with respect to the sales of certain equipment plus attorney's fees. Discovery has taken place and the Company has paid royalties of $15,000 to bring all required payments up to date through June 30, 2001. However, the legal action has not been dismissed as a result of the payments. The Company is in the process of working with Photomed International and Dr. Eichenbaum to ensure that the calculations have been correctly made on the royalties paid as well as the proper method of calculation for the future. It is anticipated that once the parties can agree on the correct calculations on the royalties, the legal action will be dismissed. The Company believes that any additional royalty payment that may be required as settlement of the action will not have a material impact on the financial statements.

                        An Action has been brought against the Company by Merrill Corporation that alleges that the Company owes the plaintiff approximately $20,000 together with interest thereon at the rate of 10% per annum from August 30, 1999, plus costs and attorney's fee. The complaint alleges a breach of contract relative to printing services. The Company has filed an answer to the complaint and discovery is proceeding. The Company believes that the complaint against the Company is without merit and intends to vigorously defend against the action.

--------------------------------------------------------------------------------
                                                                            F-37

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation - Continued
     and                The Company  received demand letters dated September 14,
     Contingencies      2000  and  October  17,  2000  from  Mentor  Corporation
     Continued          ("Mentor")  claiming that the Company failed to register
                        485,751  shares of common  stock  issued to Mentor under
                        the Asset  Purchase  Agreement  dated  October 15, 1999,
                        among the Company, Mentor, Mentor Ophthalmics,  Inc. and
                        Mentor  Medical,   Inc.  The  Asset  Purchase  Agreement
                        related   to  the   Company's   purchase   of   Mentor's
                        phacoemulsification product line in consideration for the issuance by the Company to Mentor of 485,751 shares of its common stock, valued at the sum of $1,500,000 at the time of closing.

                        On July 2, 2001, the Company entered into a settlement agreement with Mentor Corporation in which the Company agreed to pay 350,000 shares of common stock to the Mentor Corporation in exchange for release of all claims against the Company in connection with the registration of certain shares of the Company's common stock previously issued. This settlement resulted in a litigation settlement expense of $812,000 based on the market price of the Company's common stock on the date of settlement.

                        The Company received a demand letter dated December 9, 2002 from counsel for Dan Blacklock, dba Danlin Corp. The letter demands payment in the amount of $65,000 for manufacturing and supplying parts for our microkeratome blades. The Company's records show that it received approximately $35,000 in parts from the Danlin Corp., but that the additional amounts that the Danlin Corp claims are owed, were from parts that were received but rejected because they had never been ordered.

                        The Company received demand letters dated September 29, 2002 and December 10, 2002 from counsel for CitiCorp, Vendor Finance, Inc. and its successor-in-interest, The Copy Man dba TCM Business. The letters demand payment of $50,000 plus interest for the leasing of two copy machines that were delivered to the Salt Lake City facilities on or about April of 2000. The majority of the amounts alleged to be owed are from the remaining payments on the leases. The Company disputes the amounts allegedly owed, asserting that the copy machines, which were returned to the leasing company, did not work properly.


--------------------------------------------------------------------------------
                                                                            F-38

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Litigation - Continued
     and                The Company  received a demand letter dated December 30,
     Contingencies      2002 from counsel for Thomas F. Motter,  former Chairman
     Continued          and Chief  Executive  Officer.  Mr. Motter claims in the
                        letter  that he was  entitled to certain  stock  options
                        that had not been issued to him in a timely  manner.  By
                        the  time  the  options  were  actually  issued  to him,
                        however,  they had expired.  Mr. Motter contends that if
                        the options had been issued in a timely manner, he would
                        have  exercised  them in a manner  that would have given
                        him  a  substantial   benefit.   Mr.   Motter   requests
                        restitution  for the loss of the financial  opportunity.
                        Mr. Motter also claims that he was defrauded by the Company by not being given an extended employment agreement when he terminated the change of control agreement that he had entered into with the Company.

                        Mr. Motter is further claiming payment for accrued vacation time during the 13 years he had been employed, asserting that he only had a total of four weeks of vacation during that period. Finally, Mr. Motter is threatening a shareholder derivative action against the Company because of the board of directors' alleged failure to conduct an investigation into conversations that took place in a chat room on Yahoo. Mr. Motter asserts that certain individuals participating in the conversations were officers or directors of the Company whose interests were in conflict with the interests of the shareholders. The Company believes that Mr. Motter's claims and assertions are without merit and intend to vigorously defend against any legal action that Mr. Motter may bring against the Company.

                        The Company received a demand letter dated January 6, 2003 from counsel for Westcore STIPG, LLC, the landlord with regard to the lease on the former facilities in San Diego, California. The letter demands payment of $11,000 plus interest, attorney's fees and costs for the repairs and restoration work on the San Diego facilities, after a deduction of a $6,000 security deposit. The Company rejects these claims, contending that the security deposit was adequate to pay for any repairs or restoration expenses on the premises.

                        An action was brought by Dr. John Charles Casebeer against the Company in the Montana Second Judicial District Court, Silver Bow County, state of Montana. The complaint alleges that Dr. Casebeer entered into a personal services contract with the Company memorialized by a letter dated April 20, 2002, with it being alleged that Dr. Casebeer fully performed his obligations. Dr. Casebeer asserts that he is entitled to $43,750 per quarter for consultant time and as an incentive to be granted each quarter $5,000 in options issued at the fair market value. An additional purported incentive was $50,000 in shares of stock being issued at the time a formalized contract was to be signed by the parties. In the letter it is provided that at its election, the Company may pay the consideration in the form of stock or cash and that stock would be issued within 30 days of the close of the quarter. Prior to the litigation, the Company issued 43,684 shares to Dr. Casebeer. The referenced letter provides that termination may be made by either party upon giving 90 days written notice. Notice was given by the Company in early November 2002. The Company recently filed its answer in defense of the action. Issues include whether or not Dr. Casebeer fully performed as asserted.

                        The Company may become or is subject to other investigations, claims or lawsuits ensuing out of conduct of its business, including those related to environmental safety and health, product liability, commercial transactions etc. The Company is currently not aware of any other such items, which it believes could have a material adverse effect on the financial statements.

--------------------------------------------------------------------------------
                                                                            F-39

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Commitments        Royalty Agreements
     and                The Company has a royalty  agreement  with the president
     Contingencies      of OBF.  The  agreement  provides for the payment of 10%
     Continued          royalty  of the net  sales  related  to the  Blood  Flow
                        Analyzer. The agreement terminates in 2020. The Company did not make any royalty payments during 2002 under this agreement and $147,000 were accrued at the end of the year.

                        The Company has an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement terminates on July 7, 2003. Through December 31, 2002, no significant royalties have been paid under this agreement.

                        The Company has an agreement with a Canadian corporation that provides for the payment of royalties related to the sales of UBM (Ultrasonic Bio-Microscopy). The agreement outlines payments of 150 Canadian Dollars for each licensed product sold for a period of 12 years that ends in September of 2002. At December 31, 2002, the Company had accrued approximately $7,000 in royalties.

                        The Company has a royalty agreement with another company that developed a promotional CD for the Company. Through the promotion of the CD, the Company hopes to increase sales in the Autoperimiter and assist doctors currently using the unit with the interpretation of visual fields. The royalty base with be 50% each until the Company's share equals the production costs related to development of the disk. Thereafter, the developer will receive 70% and the Company will receive 30% of the royalty base. Royalties paid during the year relating to this agreement were not significant.


17.  Fair Value         The  Company's  financial  instruments  consist of cash,
     of Financial       receivables,  payables,  and notes payable. The carrying
     Instruments        amount of cash,  receivables  and payables  approximates
                        fair  value  because of the  short-term  nature of these
                        items.   The  carrying   amount  of  the  notes  payable
                        approximates fair value as the individual borrowings bear interest at market interest rates.

--------------------------------------------------------------------------------
                                                                            F-40

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


18.  Recent             Recent Accounting Pronouncements
     Accounting         In June 2001,  the FASB issued  Statement  of  Financial
     Pronounce-         Accounting  Standards  No.  143,  "Accounting  for Asset
     ments              Retirement   Obligations".   This  Statement   addresses
                        financial   accounting  and  reporting  for  obligations
                        associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This
                        Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. This
                        Statement addresses financial accounting and reporting for the disposal of long-lived assets. The Company is currently assessing the impact of this statement.

                        In April 2002, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB
                        Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of Accounting Principles Board Opinion No. 30 before they can be classified as extraordinary in the income statement. As a result, companies that use debt extinguishment as part of their risk management cannot classify the gain or loss from that extinguishment as extraordinary. The statement also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Company does not expect Adoption of SFAS No. 145 did have a material impact on financial position or future operations.

                        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This standard, which is effective for exit or disposal activities initiated after December 31, 2002, provides new guidance on the recognition, measurement and reporting of costs associated with these activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date the company commits to an exit or disposal plan. The adoption of SFAS No. 146 by the Company is not expected to have a material impact on the Company's financial position or future operations.


--------------------------------------------------------------------------------
                                                                            F-41

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



18.  Recent             Recent Accounting Pronouncements - Continued
     Accounting         In  December   2002,   the  FASB  issued  SFAS  No.  148
     Pronounce-         "Accounting for Stock-Based Compensation--Transition and
     ments              Disclosure--an  amendment  of FASB  Statement  No. 123,"
     Continued          which is  effective  for all fiscal  years  ending after
                        December  15, 2002.  SFAS No. 148  provides  alternative
                        methods of transition for a voluntary change to the fair
                        value  based  method  of  accounting   for   stock-based
                        employee compensation under SFAS No. 123 from the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25. SFAS 148 also changes the disclosure requirements of SFAS 123, requiring a more prominent disclosure of the pro-forma effect of the fair value based method of accounting for stock-based compensation. The adoption of SFAS No. 148 by the Company did not have a material impact on the Company's financial position or future operations.

                        In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN No. 46), which addresses consolidation by business enterprises of variable interest entities. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not expect to identify any variable interest entities that must be consolidated. In the event a variable interest entity is identified, the Company does not expect the requirements of FIN No. 46 to have a material impact on its financial condition or results of operations.

--------------------------------------------------------------------------------
                                                                            F-42

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


18.  Recent             Recent Accounting Pronouncements - Continued
     Accounting         In November 2002, the FASB issued Interpretation No. 45,
     Pronounce-         Guarantor's  Accounting and Disclosure  Requirements for
     ments              Guarantees,    Including    Indirect    Guarantees    of
     Continued          Indebtedness of Others (FIN No. 45). FIN No. 45 requires
                        certain guarantees to be recorded at fair value, which is different from current practice to record a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5, Accounting for Contingencies. FIN No. 45 also requires the Company to make significant new disclosures about guarantees. The disclosure requirements of FIN No. 45 are effective for the Company in the first quarter of fiscal year 2003. FIN No. 45's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to the date of the initial application of FIN No. 45 will not be revised or restated to reflect the provisions of FIN No 45. The
                        Company does not expect the adoption of FIN No. 45 to have a material impact on its consolidated financial position, results of operations or cash flows.



--------------------------------------------------------------------------------
                                                                            F-43

No dealer,  salesman or any other person
has been authorized to give  information
or to  make  any  representations  other
than those contained in this Prospectus,
and, if given or made, such  information      8,000,000 Shares of Common Stock
or  representations  must not be  relied
upon as having been  authorized by us or
the  Underwriter.  This  Prospectus does
not  constitute  an  offer  to sell or a      PARADIGM MEDICAL INDUSTRIES, INC.
solicitation  of any offer to buy any of
the securities  offered hereby by anyone            -----------------
in any  jurisdiction in which such offer
or  solicitation is not authorized or in                PROSPECTUS
which the  person  making  such offer or
solicitation  is not  qualified to do so            -----------------
or to anyone to whom it is  unlawful  to
make such offer or solicitation. Neither
the delivery of this  Prospectus nor any
sale  made  hereunder  shall,  under any              July __, 2003
circumstances, create any implication that there has been no change in our affairs since the date hereof.



        ---------------------
         TABLE OF CONTENTS

                                   Page

Prospectus Summary......................
Risk Factors  ..........................
Use of Proceeds.........................
Dividend Policy.........................
Capitalization..........................
Market for Common Equity and
 Related Shareholder Matters............
Selected Financial Data.................
Management's Discussion and
 Analysis of Plan of Operation..........
Business ...............................
Management .............................
Security Ownership of Certain
 Beneficial Owners and Management ......
Certain Transactions....................
Description of Securities...............
Plan of Distribution....................
Experts.................................
Legal Matters...........................
Available Information...................

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of our Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation

Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to our Bylaws, our Certificate of Incorporation or the Delaware General Corporation Law.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):


        Filing fee -- Securities and Exchange Commission...........    $    368
        Printing and engraving expenses............................       2,500
        Legal fees and disbursements...............................      30,000
        Accounting fees and disbursements..........................       5,000
        Blue Sky fees and expenses (including legal fees)..........       5,000
        Transfer agent and registrar fees and expenses.............       1,500
        Miscellaneous..............................................       1,632
                                                                       --------
        Total expenses.............................................    $ 46,000

Item 26.  Recent Sales of Unregistered Securities

         The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. Each of the following transactions was exempt from under the Securities Act of 1933 by virtue of the provisions of Section 4(2) of the 1933 Act or, in the case of the exercise of warrants, the shares were registered pursuant to a registration statement in effect at the time of the warrant exercise.

I.       Common Stock

         On July 14, 2000, the Company issued 75,758 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $300,000, or a purchase price of $3.96 per share.

         On July 20, 2000, the Company issued 12,350 shares of common stock to John W. Hemmer for a cash investment in the amount of $61,750 pursuant to the exercise of warrants at an exercise price of $5.00 per share.

         On July 24, 2000, the Company issued 300 shares of common stock to Gabriel Plaut for a cash investment in the amount of $807 pursuant to the exercise of warrants at an exercise price of $2.69 per share.

         On August 30, 2000, the Company sold a total of 500,000 shares of common stock to 34 accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $3.625 per share. The Company received $1,812,500 in cash as a result of the private placement transaction and paid $133,125 in commissions and expenses.

         On August 31, 2000, the Company issued 85,175 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $308,759, or at a purchase price of $3.625 per share.

         On September 6, 2000, the Company issued 5,384 shares of common stock to Randall A. Mackey for services as a director of the Company from July 10, 1996 to September 3, 1998.

         On September 6, 2000, the Company issued 200,000 shares of common stock to two accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $3.625 per share. The Company received $725,000 in cash as a result of the private placement transaction and paid $65,250 in commissions and expenses.

         On September 9, 2000, the Company issued 19,000 shares of common stock to the Estate of Albert J. Barbara for a cash investment in the amount of $57,000 pursuant to the exercise of warrants at an exercise price of $3.00 per share.

         On September 25, 2000, the Company issued 1,115 shares of common stock to Christopher Brothers pursuant to the cashless exercise of warrants.

         On October 18, 2000, the Company issued 83,000 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $260,205, or at a purchase price of $3.14 per share.

         On November 28, 2000, the Company issued 1,870 shares of common stock to Michael P. Fenten pursuant to the cashless exercise of warrants.

         On February 20, 2001, the Company issued 150,000 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $300,000, or at a purchase price of $2.00 per share.

         On March 14, 2001, the Company issued 49,716 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $87,500, or at a purchase price of $1.76 per share.

         On May 22, 2001, the Company issued 40,440 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $100,000, or at a purchase price of $2.47 per share.

         On May 30, 2001, the Company issued 37,381 shares of Common stock to Triton West Group, Inc. for a cash investment in the amount of $100,000, or at a purchase price of $1.95 per share.

         On June 26, 2001, the Company issued 51,188 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $100,000, or at a purchase price of $1.95 per share.

         On August 22, 2001, the Company issued 350,000 shares of common stock to Mentor Corporation pursuant to a settlement agreement dated July 2, 2001 regarding the settlement of a dispute between the Company and Mentor Corporation.

         On January 31, 2002, the Company issued 1,272,825 shares of common stock to Innovative Optics, Inc. as consideration pursuant to the completion of a transaction involving the purchase of all of the assets of Innovative Optics, Inc.

         On January 31, 2002, the Company issued 50,000 shares of common stock to Dr. Scott S. Bair as consideration pursuant to the completion of a transaction involving the purchase of all the assets of Innovative Optics, Inc.

         On June 19, 2002, the Company issued 17,007 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement.

         On July 9, 2002, the Company issued 35,000 shares of common stock to Michael W. Stelzer pursuant to the Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on January 21, 2000.

         On July 29, 2002, the Company issued 26,677 shares of common stock to John Charles Casebeer, M.D. for services rendered to the Company under a consulting agreement.

         On July 30, 2002, the Company issued 50,000 shares of common stock to each of Peter Kristensen and F. Briton McConkie for services rendered to the Company under a Major Account Facilitator Contract.

         On August 2, 2002, the Company issued 48,000 shares of common stock to Dr. Michael B. Lindberg for services rendered to the Company under a consulting agreement.

         On September 26, 2002, the Company issued a total of 736,945 shares of its on stock to 34 shareholders of International Bio- Immune Systems, Inc. ("IBS") in connection with a transaction with IBS to acquire 19.9% of the outstanding shares of IBS common stock through the exchange and issuance of the 736,945 shares of its common stock for 2,663,254 shares of common stock of IBS. In addition, as part of the transaction, the Company lent 300,000 shares of its common stock to IBS and, as consideration for the payment of certain expenses of IBS in the transaction, issued 44,000 shares of its common stock to IBS and 50,000 shares of its common stock to Joseph S. Anile, II.

         On September 30, 2002, the Company issued 40,000 shares of common stock to Michael W. Stelzer pursuant to a Severance Agreement and General Release, which the Company entered into with Mr. Stelzer on September 27, 2002.

         On January 22, 2003, the Company issued a total of 2,524,000 shares of common stock to six accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $.25 per share. The Company received a total of $631,000 in cash in the private placement transaction and paid $69,410 in commissions and expenses. In addition, the

                                      III-4

Company issued warrants to purchase 157,750 shares of common stock at an exercise price of $.25 per share for commissions and expenses. The accredited investors also received warrants to purchase a total of 631,000 shares of common stock at an exercise price of $.25 per share.

         On March 26, 2003, the Company issued 695,991 shares of common stock to Triton West Group, Inc. for a cash investment in the amount of $85,746, or at a purchase price of $.12 per share.

         On June 13, 2003, the Company issued 50,000 shares of common stock to Frank G. Mauro for a cash investment of $12,500 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,888 shares of common stock to Delbert G. Reichardt for a cash investment in the amount of $1,972 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 13, 2003, the Company issued 7,887 shares of common stock to John H. Banzhaf for a cash investment in the amount of $1,971.25 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 26, 2003, the Company issued 51,000 shares of common stock to Paul L. Archambeau, M.D. for a cash investment in the amount of $12,750 pursuant to the exercise of warrants at an exercise price of $.25 per share.

         On June 30, 2003, the Company completed the sale of 845,267 shares of common stock to 15 accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $.375 per shares. The Company received a total of $316,975 in cash in the private placement transaction and issued 84,527 shares of common stock in commissions and expenses. The accredited investors also received warrants to purchase 422,634 shares of common stock at an exercise price of $.75 per shares.

II.   Series E Preferred Stock

         During the period from May 31, 2001 to August 20, 2001, the Company sold a total of 46,219 shares of Series E convertible preferred Stock (the "Series E preferred stock") to 44 accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $100.00 per share. The Company received $4,621,900 in cash as a result of the private placement transaction and paid $369,752 in commissions and expenses. The Series E preferred stock is convertible into shares of common stock at a conversion price of $1.875 per share of common stock. The accredited investors also received warrants to purchase a total of 231,095 shares of common stock at an exercise price of $4.00 per share.

III. Series F Preferred

         During the period from August 20, 2002 to November 21, 2001, the Company sold a total of 48,597.20 shares of Series F convertible preferred stock (the "Series F preferred stock") to 58 accredited investors through a private placement under Regulation D promulgated under the Securities Act of 1933 at a price of $100.00 per share. The Company received $4,859,720 in cash as a result of the private placement transaction and paid $388,788 in commissions and expenses. The Series F Preferred Stock is convertible into shares of common stock at a conversion price equal to $1.875 per share of common stock. The accredited investors also received warrants to purchase a total of 242,986 shares of common stock at an exercise price of $4.00 per share.

Item 27. Exhibits

    (a) Exhibits
        --------

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

    Exhibit
      No.                           Document Description
    -------                         --------------------

      2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
      3.1     Certificate of Incorporation(1)
      3.2     Amended Certificate of Incorporation(11)
      3.3     Bylaws(1)
      4.1 Warrant Agency Agreement with Continental Stock Transfer & Trust Company(3)
      4.2     Specimen Common Stock Certificate (2)

      4.3     Specimen Class A Warrant Certificate(2)
      4.4     Form of Class A Warrant Agreement(2)
      4.5     Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
      4.6 Warrant to Purchase Common Stock with Note Holders re bridge financing (1)
      4.7     Warrant to Purchase Common Stock with Mackey Price & Williams (1)
      4.8     Specimen Series C Convertible Preferred Stock Certificate(4)
      4.9 Certificate of the Designations, Powers, Preferences and Rights of the Series Convertible Preferred Stock(4)
      4.10    Specimen Series D Convertible Preferred Stock Certificate (6)
      4.11 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (6)
      4.12    Warrant to Purchase Common Stock with Cyndel & Co. (6)
      4.13    Warrant Agreement with KSH Investment Group, Inc. (6)
      4.14    Warrant to Purchase  Common Stock with R.F.  Lafferty & Co.,  Inc.
              (6)
      4.15    Warrant to Purchase Common Stock with Dr. Michael B. Limberg (6)
      4.16    Warrant to Purchase Common Stock with John W. Hemmer (7)
      4.17    Stock Purchase Warrant with Triton West Group, Inc.(9)
      4.18    Warrant  to  Purchase  Common  Stock  with KSH  Investment  Group,
              Inc.(9)
      4.19 Warrants to Purchase Common Stock with Consulting for Strategic Growth, Ltd.(9)
      5.1     Opinion of Mackey Price & Williams
      10.1    Exclusive Patent License Agreement with Photomed(1)
      10.2    Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
      10.3    Lease with Eden Roc (4)
      10.4    1995 Stock Option Plan and forms of Stock  Option Grant  Agreement
              (1)
      10.5    Employment Agreement with Thomas F. Motter (5)
      10.6    Employment Agreement with Mark R. Miehle (8)
      10.7    Employment Agreement with John W. Hemmer (8)
      10.8 Private Equity Line of Credit Agreement with Triton West Group, Inc. (8)
      10.9    Agreement with KSH Investment Group, Inc. (8)
      10.10   Renewed Consulting Agreement with Dr. Michael B. Limberg (9)
      10.11 Asset Purchase Agreement with Innovative Optics, Inc. and Barton Dietrich Investments, L.P.(10)
      10.12 Escrow Agreement with Innovative Optics, Inc., Barton Dietrich Investments, L.P. and Mackey Price & Williams(10)
      10.13   Assignment  and  Assumption   Agreement  with  Innovative  Optics,
              Inc.(10)
      10.14   General  Assignment  and  Bill of  Sale  with  Innovative  Optics,
              Inc.(10)
      10.15   Non-Competition  and  Confidentiality   Agreement  with  Mario  F.
              Barton(10)
      10.16   Termination of Employment Agreement with Mark R. Miehle(12)
      10.17   Consulting Agreement with Mark R. Miehle(12)
      10.18   Employment Agreement with Jeffrey F. Poore
      23.1    Consent of Mackey Price & Williams (Included in Exhibit 5.1)
      23.2    Consent of Tanner & Co.
    -----------------
      (1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
      (2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
      (3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
      (4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
      (5) Incorporated by reference from Quarter Report on Form 10-QSB, as filed on November 12, 1998.
      (6) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
      (7) Incorporated by reference from Report on Form 10-QSB, as filed on August 16, 2000.
      (8) Incorporated by reference from Report on Form 10-QSB, as filed on March 15, 2001.
      (9) Incorporated by reference from Report on Form 10-QSB, as filed on August 14, 2001.
      (10) Incorporated by reference from Current Report on Form 8-K, as filed on March 5, 2002.
      (11) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-3, as filed on March 20, 2002.
      (12) Incorporated by reference from Report on Form 10-QSB, as filed on November 18, 2002.

    (b) Reports on Form 8-K
        -------------------

         Current Report on Form 8-K, as filed on April 29, 2003.

Item 28.  Undertakings

         The undersigned registrant hereby undertakes (a) subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section; (b) to provide the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in the names as required by the underwriters to permit prompt delivery to each purchaser; (c) if any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, to file a post-effective amendment setting forth the terms of such offering; and (d) to deregister, by means of a post- effective amendment, any securities covered by this registration statement that remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

         The undersigned registrant also undertakes that it will file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, this 3rd day of July 2003.

                                            PARADIGM MEDICAL INDUSTRIES, INC.



                                            By: /s/ Jeffrey R. Poore
                                            -------------------------
                                            Jeffrey R. Poore
                                            Its: President and Chief Executive
                                            Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey F. Poore as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         Signature                          Title                         Date

/s/ Jeffrey R. Poore        President and Chief Executive Officer   July 3, 2003
-----------------------     (Principal Executive Officer)
Jeffrey F. Poore



 /s/ Randall A. Mackey      Chairman of the Board and Secretary     July 3, 2003
-----------------------
Randall A. Mackey



 /s/ David M. Silver        Director                                July 3, 2003
-----------------------
David M. Silver



 /s/ Keith D. Ignotz        Director                                July 3, 2003
-----------------------
Keith D. Ignotz



 /s/ Gregory Hill           Vice President of Finance, Treasurer    July 3, 2003
-----------------------     and Chief Financial Officer (Principal
Gregory Hill                Financial and Accounting Officer)